As filed on February 1, 2000                                  File No. 333-95927
================================================================================

                                 United States
                      Securities and Exchange Commission
                            Washington, D.C. 20549

                       PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-1

            Registration Statement Under the Securities Act of 1933

                        Ocean West Holding Corporation
            (Exact name of registrant as specified in its charter)

         Delaware                       6162                  applied for
  (State of Incorporation)       (Primary Standard           (IRS Employer
                             Industrial Classification      Identification
                                     Code Number)               Number)

                   ________________________________________

                        15991 Redhill Avenue, Suite 110
                           Tustin, California 92780
                                (714) 247-4220
                       (Address and telephone number of
                   Registrant's principal executive offices)

                   Daryl Meddings, Executive Vice President
                        Ocean West Holding Corporation
                        15991 Redhill Avenue, Suite 110
                           Tustin, California 92780
                                (714) 247-4220
           (Name, address and telephone number of agent for service)

                        Copy to: Lynn H. Wangerin, Esq.
                           Ogden Newell & Welch PLLC
                              1700 Citizens Plaza
                            500 W. Jefferson Street
                          Louisville, Kentucky 40202
                 (502) 582-1601 / (502) 581-9564  (facsimile)
                   ________________________________________

   Approximate date of commencement of proposed distribution to public: As soon as practicable after the registration statement becomes effective.

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                        Calculation of Registration Fee

----------------------------------------------------------------------------------------------
 Title of each class   Amount to be  Proposed maximum    Proposed maximum        Amount of
 of securities to be    registered    offering price    aggregate offering   registration fee
     registered                         per unit             price
----------------------------------------------------------------------------------------------
Common Shares (1)         2,434,652             $0.10           $  243,465             $   64
Common Shares (2)         3,000,000             $2.00           $6,000,000             $1,584
Common Stock
  Purchase Warrants       3,000,000             $  (3)          $       (3)            $   (3)
          Total Fee                                                                    $1,648
                       Amount paid with initial filing                                 $2,178
----------------------------------------------------------------------------------------------

   (1) These securities include 300,000 shares which were issued to Monogenesis Corporation at a price of $0.01 per share in contemplation of distribution of 249,900 of such shares by Monogenesis. They will be distributed to holders of shares of Monogenesis Corporation as a dividend at a rate of 100 shares for each share held. The remaining shares are to be offered for sale at market price from time to time and are currently held by former shareholders of Ocean West Enterprises, Inc. and Monogenesis (the 50,100 shares not distributed to its shareholders). There is no current offering price for these shares. The fee calculation is based upon the book value of Ocean West Enterprises, Inc., the wholly owned subsidiary of Ocean West Holding Corporation, as of September 30, 1999.

   (2) These are the Common Shares which will be issued in the event the Common Stock Purchase Warrants are exercised. The maximum offering price is based upon the exercise price of the warrants.

   (3) The warrants were issued to Monogenesis Corporation at a price of $0.001 each and will be distributed to holders of shares of Monogenesis Corporation as a dividend at a rate of 1,100 warrants for each share held. The warrants are registered in the same registration statement as the Common Shares underlying the warrants and, therefore, no separate registration fee is required pursuant to Rule 457(i).

================================================================================

                        Ocean West Holding Corporation

                             Cross Reference Sheet

                                                                                                    Page
Item Number - Part I, Form S-1                            Location                                 Number
------------------------------                            --------                                 ------
1.        Forepart of the Registration Statement and      Same                                        1
          Outside Front Cover Page of Prospectus

2.        Inside Front and Outside Back Cover             Same                                      2, *
          Pages of Prospectus

3.        Summary Information, Risk Factors and           Summary; Risk Factors                     4, 8
          Ratio of Earnings to Fixed Charges

4.        Use of Proceeds                                 Use of Proceeds                            20

5.        Determination of Offering Price                 Risk Factors - The exercise                17
                                                          price of the warrants is not
                                                          based on market prices

6.        Dilution                                        Not applicable

7.        Selling Security Holders                        Risk Factors - Future sale             17, 18, 46
                                                          of shares by substantial
                                                          shareholders may
                                                          adversely affect the price
                                                          of shares; Plan of
                                                          Distribution; Principal and
                                                          Selling Shareholders

8.        Plan of Distribution                            Plan of Distribution                       18

9.        Description of Securities to Be Registered      Securities                                 49

10.       Interests of Named Experts and Counsel          Not applicable

11.       Information With Respect to the Registrant

          (a) Description of business                     Business                                   23

          (b) Description of property                     Business - Properties                      34

          (c) Legal proceedings                           Legal Proceedings                          35

* Immediately after financial statements.

                                                                                                    Page
Item Number - Part I, Form S-1                            Location                                 Number
------------------------------                            --------                                 ------
          (d) Market price of and dividends on the        Risk Factors - No payment              16, 17, 49,
              registrant's common stock and related       of dividends on Common                     53
              stockholder matters                         Shares is expected in the
                                                          near future and Future sale
                                                          of shares by substantial
                                                          shareholders may adversely
                                                          affect the price of shares;
                                                          Securities; Dividends

          (e) Financial statements                        Financial Statements                       57

          (f) Selected financial data                     Summary - Selected                          6
                                                          Financial Data

          (g) Supplementary financial information         Not applicable

          (h) Management's discussion and                 Management's Discussion                    36
              analysis of financial condition and         and Analysis of Financial
              results of operations                       Condition and Results of
                                                          Operations

          (i) Changes in and disagreements with           Experts                                    55
              accountants on accounting and
              financial disclosure

          (j) Quantitative and qualitive disclosures      Not applicable
              about market risk

          (k) Directors and executive officers            Management                                 43

          (l) Executive compensation                      Management - Executive                     45
                                                          Compensation

          (m) Security ownership of certain               Principal and Selling                      46
              beneficial owners and management            Shareholders

          (n) Certain relationships and related           Management - Certain                       46
              transactions                                Relationships and Related
                                                          Transactions

12.       Disclosure of Commission Position on            Liability and                              53
          Indemnification for Securities Act              Indemnification of
          Liabilities                                     Directors and Officers

Prospectus
----------
                Ocean West Holding Corporation [corporate logo]

                        15991 Redhill Avenue, Suite 110
                            Tustin, California 92780
                                 (800) 500-6232

                            5,434,652 Common Shares
                    3,000,000 Common Stock Purchase Warrants


     Ocean West Holding Corporation is registering 249,900 Common Shares and 2,748,900 Common Stock Purchase Warrants which will be distributed by Monogenesis Corporation to its shareholders, 100 shares and 1,100 warrants for each share of stock held by its shareholders. Ocean West will not receive any proceeds from the distribution, but will receive $6,000 from Monogenesis, $0.01 for each share and $0.001 for each warrant, to purchase the shares and warrants. No public market currently exists for the shares or the warrants.

     Each warrant entitles the holder to purchase one Common Share for $2.00 for 10 months. Ocean West is registering the 3,000,000 shares which may be issued upon exercise of the warrants. Ocean West will only receive funds for warrants which are exercised. It is uncertain whether or not any warrants will be exercised.

     Ocean West is also registering 2,184,752 shares on behalf of shareholders and Monogenesis for sale from time to time. Ocean West will not receive any proceeds from the sale of shares by selling shareholders.

     Ocean West is controlled by two shareholders, Marshall Stewart and Daryl Meddings. Together they own 100% of the issued and outstanding Class B Common Shares and elect 75% of the directors. They also own 72% of the Common Shares and control all other votes.

--------------------------------------------------------------------------------
     INVESTING IN THE COMMON SHARES OR WARRANTS INVOLVES RISKS WHICH ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 8 OF THIS PROSPECTUS.
--------------------------------------------------------------------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                            Monogenesis Corporation

             The date of this prospectus is ________________, 2000.

     The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery. In this prospectus, "Ocean West" refers to Ocean West Holding Corporation, a Delaware corporation and Ocean West Enterprises refers to Ocean West Enterprises, Inc. a California corporation which also does business under the name Ocean West Funding. The "Company," "we," "us," and "our" refer to both Ocean West and Ocean West Enterprises.

                               TABLE OF CONTENTS

                                                                                                 PAGE
                                                                                                 ----
SUMMARY.........................................................................................    4
    Plan of Distribution........................................................................    4
    The Company.................................................................................    4
    Losses from Operations......................................................................    5
    Formation of Ocean West.....................................................................    6
    Selected Financial Data.....................................................................    6

RISK FACTORS....................................................................................    8

PLAN OF DISTRIBUTION............................................................................   18

USE OF PROCEEDS.................................................................................   20

CAPITALIZATION..................................................................................   21

BUSINESS........................................................................................   23
    General.....................................................................................   23
    Wholesale Division..........................................................................   27
    Product Types...............................................................................   28
    Quality Control.............................................................................   29
    Sale of Loans...............................................................................   31
    Mortgage Loan Servicing Rights..............................................................   32
    Competition.................................................................................   32
    Mortgage Loan Funding and Financing Arrangements............................................   33
    Employees...................................................................................   33
    Properties..................................................................................   34
    Regulation..................................................................................   34
    Legal Proceedings...........................................................................   35

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
    FINANCIAL CONDITION AND RESULTS OF OPERATIONS...............................................   36
    Overview....................................................................................   36
    Results of Operations.......................................................................   37

    Liquidity and Capital Resources.............................................................   40
    Interest Rate Risks.........................................................................   42
    Year 2000 Issues............................................................................   42

MANAGEMENT......................................................................................   43
    Executive Officers and Directors of Ocean West and Ocean West Enterprises...................   43
    Executive Compensation......................................................................   44
    Compensation Committee Interlocks and Insider Participation in Compensation Decisions.......   45
    Certain Relationships and Related Transactions..............................................   45

PRINCIPAL  AND SELLING SHAREHOLDERS.............................................................   46
    Management and 5% or Greater Shareholders...................................................   46
    Other Selling Shareholders..................................................................   47

SECURITIES......................................................................................   49
    Common Shares...............................................................................   49
    Class B Common Shares.......................................................................   50
    Class D Common Shares.......................................................................   51
    Preferred Shares............................................................................   51
    Common Stock Purchase Warrants..............................................................   52
    Transfer Agent, Registrar and Warrant Agent.................................................   53

DIVIDENDS.......................................................................................   53

LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS.........................................   53
    Limitations on Liability....................................................................   53
    Indemnification.............................................................................   54

AVAILABLE INFORMATION...........................................................................   55

LEGAL MATTERS...................................................................................   55

EXPERTS.........................................................................................   55

FINANCIAL STATEMENTS............................................................................   57

                                     SUMMARY
                                     -------

     This is a summary of information contained elsewhere in the prospectus and may not contain all of the information that is important to you. Before making any investment decision, you should read the entire prospectus including the risk factors section and the financial statements and related notes.

Plan of Distribution
--------------------

     Ocean West Holding Corporation was formed to hold the stock of Ocean West Enterprises, Inc. Monogenesis Corporation purchased 300,000 Common Shares and 3,000,000 Common Stock Purchase Warrants from Ocean West. Monogenesis is a closed-end investment company which is distributing 249,900 of the shares and 2,748,900 of the warrants to its shareholders of record on ______________, 2000. The shares underlying the warrants are also being registered. The transaction is intended to create a public company with a substantial shareholder base without having to sell shares in a traditional initial public offering. There will be no immediate trading market and there is no assurance a trading market will ever develop.

     Ocean West is also registering 2,184,752 Common Shares held by its shareholders for resale from time to time. These shares include the 50,100 shares purchased by Monogenesis but not distributed to its shareholders and 88,800 shares which Monogenesis received upon the exercise of warrants issued to Monogenesis as part of its compensation. Monogenesis paid $7,104 to exercise the warrants. The difference between the price paid by Monogenesis for the securities and the value of the 138,900 shares and the 251,100 warrants held by Monogenesis constitutes its compensation for effecting the distribution.

     Shares to be distributed by Monogenesis....     249,900, 100 for each share
                                                             of Monogenesis held

     Warrants to be distributed by Monogenesis.. 2,748,900, 1,100 for each share of Monogenesis held

     Warrant exercise...........................   $2.00 per share for 10 months

     Selling shareholder shares.................                       2,184,752

The Company
-----------

     Ocean West Enterprises was formed in 1988 as a real estate finance company engaged in the mortgage banking business. We also do business under the name Ocean West Funding. We primarily package, fund and sell on a whole loan basis conventional, government and non-conforming residential mortgage loans secured by one-to-four family residences. For purposes of this prospectus, "non-conforming loans" are loans made to borrowers who are unable or unwilling to obtain mortgage financing from conventional mortgage sources whether for reasons of credit impairment, income qualifications, or credit history or a desire to receive funding on an expedited basis. Currently, most of the loans which we sell are originated by a network of independent loan brokers. During the most recent fiscal year, approximately 72% of our loans were originated by brokers. The remaining 28% were originated through our retail branches. We also sell more than 99% of the mortgage servicing rights on the loans we originate.

     We primarily make loans to:

     .    purchase existing residences
     .    construct new residences
     .    refinance existing mortgages
     .    consolidate other debt
     .    finance home improvements, education or similar needs

Our core borrower base is individuals who purchase homes using government financing. Substantially all, 98%, of loans originated by us are secured by a first priority mortgage. The remainder typically are in a second position.

     We currently have two divisions:

     . a wholesale division which has relationships with approximately 1,000 approved independent loan brokers and which historically has accounted for substantially all of our total loan originations

     . a retail branch division aimed at expanding our loan originations across the nation

We are also in the process of developing new retail divisions to market loans directly to builders and real estate agents.

Losses from Operations
----------------------

     For the year ended March 31, 2000, we funded approximately $262,604,000 in loans compared to approximately $300,645,000 in the year ended March 31, 1999 and $258,514,000 in the year ended March 31, 1998. Over that same three-year period, we had total revenues, before cost of loans and originations, from operations of $15,910,464 in fiscal year 2000, $17,927,542 in fiscal year 1999 and $14,851,547 in fiscal year 1998. Operating expenses exceeded operating revenues in all three years generating $1,110,324 in operating losses for fiscal year 2000, $87,773 in operating losses for fiscal year 1999 and a $825,392 in operating losses for fiscal year 1998. During the first three months of the current fiscal year, we had total revenues, before costs of loans and originations, of $5,340,287 compared to $4,784,640 for the first three months of fiscal year 2000. Operating expenses were $5,159,996 for the first three months of fiscal year 2001 and $4,979,256 for the same period of fiscal year 2000 resulting in income from operations of $180,291 for the first three months of the current year and an operating loss of $194,173 for the same period of fiscal year 2000. Overall since our inception and through June 30, 2000, we have accumulated losses of $1,945,592. We anticipate additional losses in the foreseeable future.

     Most of the loans that we make and sell, approximately 61% in total dollar value for the 2000 fiscal year, 71% in fiscal year 1999 and 63% in fiscal year 1998, are insured by the U.S. Department of Housing and Urban Development, more commonly known as HUD. However, we have been unable to continuously maintain the net worth HUD requires of its certified lenders. Up to this point, each time HUD has commented on the deficiency and given us a time table to correct it, we have been able to raise additional capital. To the extent that continuing losses reduce our net worth, we will continue to need to obtain additional equity investments and our status as a HUD-approved lender will be jeopardized. We may or may not be able to raise additional equity.

Formation of Ocean West
-----------------------

     Ocean West is a Delaware corporation which was formed to hold the issued and outstanding shares of Ocean West Enterprises. All of the shareholders of Ocean West Enterprises exchanged their shares of Ocean West Enterprises for shares of the holding company, Ocean West. Other than Monogenesis and the shareholders of Monogenesis receiving shares in the distribution, Ocean West has the same shareholders as Ocean West Enterprises.

Selected Financial Data
-----------------------

     The selected financial data is that of Ocean West Enterprises. The pro forma figures of net income per share and stockholders' equity per share reflect the capitalization of Ocean West.

--------------------------------------------------------------------------------
Statement of Earnings Data (1):
--------------------------------------------------------------------------------

                                                                       Three Months Ended June 30,
                                                                      (Amounts in thousands except
                                                                           per share amounts)
                                                                  ------------------------------------
                                                                       2000               1999
                                                                       ----                ------
Net revenues                                                           $  2,139           $    927
General & administrative expenses                                         1,959              1,122
                                                                       --------           --------
Income (loss) from operations                                               180               (195)
Other expense                                                                (3)                (1)
                                                                       --------           --------
Net income (loss)                                                      $    177           $   (196)
                                                                       ========           ========
Basic and diluted net income (loss) available to common                $   0.03
 shareholders per proforma common share (2)                            ========

                                                                 Years Ended March 31,
                                                              (Amounts in thousands except
                                                                   per share amounts)
                                                        ----------------------------------------------
                                                          2000      1999      1998      1997     1996
                                                        -------    ------    ------    ------   ------
Revenues:
   Revenue -- origination and sale of loans, net        $ 3,855    $4,642    $3,188    $2,392   $1,969
   Servicing fees, net                                       --         6        22       166       86
   Gain -- origination of mortgage servicing rights          21        17        49       225       --
   Gain -- sale of mortgage servicing rights                 --        --       155       281       34
                                                        -------    ------    ------    ------   ------

   Net revenues                                           3,876     4,665     3,414     3,064    2,089

Total operating expenses                                  4,986     4,753     4,239     2,785    1,899
                                                        -------    ------    ------    ------   ------

(Loss) income from operations                            (1,110)      (88)     (825)      279      190
Other income                                                184       188        17        --       --
                                                        -------    ------    ------    ------   ------
(Loss) income before taxes                                 (926)      100      (808)      279      190
(Benefit) provision for income taxes                        243      (242)        1       142     (102)
                                                        -------    ------    ------    ------   ------
(Loss) income before extraordinary item                  (1,169)      342      (809)      137      292
Extraordinary item - forgiveness of debt                     17        --        --        --       --
                                                        -------    ------    ------    ------   ------
Net (loss) income                                       $(1,152)   $  342    $ (809)   $  137   $  292
                                                        =======    ======    ======    ======   ======
Basic and diluted net (loss) income available to        $ (0.18)
 common shareholders per proforma common share(2)       =======

    ----------------------------------------------------------------------------
     Balance Sheet Data (1):
    ----------------------------------------------------------------------------

                                                                       June 30,
                                                             (Amounts in thousands except
                                                                  per share amounts)
                                                             ----------------------------
                                                                         2000
                                                                         ----
Total assets                                                            $18,548
Total long-term obligations, net (3)                                    $   472
Total redeemable preferred stock and stockholders' equity               $   146
Stockholders' equity per proforma common share (2)                      $ (0.07)

                                                        March 31,
                                              (Amounts in thousands except
                                                   per share amounts)
                                     ------------------------------------------------
                                       2000       1999      1998      1997      1996
                                     -------    -------   -------   -------   -------
Total assets                         $23,303    $21,522   $19,169   $10,925   $15,949

Total long-term obligations, net     $   438    $   421   $   877   $   395   $   310

Total redeemable preferred           $  (209)   $   827   $   239   $ 1,007   $   593
 stock and stockholders' equity

Stockholders' equity per             $ (0.12)
 proforma common share (2)

________________________________________________________________________________

(1) The statement of earnings data for the years ended March 31, 2000, 1999 and 1998 and the balance sheet data at March 31, 2000 and 1999 were derived from the audited financial statements of Ocean West Enterprises which are included in their entirety in the "Financial Statements" section.
     Financial information for the three months ended June 30, 2000 and 1999 was derived from unaudited financial statements prepared by management which are also included in their entirety in the Financial Statements section.

(2) Pro forma basic and diluted net income (loss) available to common shareholders per common share is calculated by dividing net income applicable to all of Ocean West's common shareholders by the pro forma shares which are outstanding on the date of this prospectus (6,521,120 shares) on the applicable dates. Stockholders' equity per pro forma common share is calculated by dividing stockholders' equity by pro forma common shares. The per share figures have been rounded to the nearest cent and do not include shares which may be issued upon exercise of the warrants registered as part of this registration statement.

(3) Total long-term obligations include the long-term portion of capital lease obligations.

                                  RISK FACTORS
                                  ------------

     This prospectus contains forward-looking statements that address, among other things, general business strategy and expected trends, acquisition and growth strategy, use of proceeds, effects of interest rate and legislation changes, and possible future actions. The statements may be found specifically in the sections entitled "Summary," "Risk Factors," "Use of Proceeds," "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and in this prospectus generally. Actual results could differ materially from those anticipated in forward-looking statements for various reasons, including risks discussed in the "Risk Factors" section and elsewhere in this prospectus.

     The securities described in this prospectus involve a high degree of risk. Prior to purchasing shares or warrants, you should consider the possible risks of the business described below.

     We have lost in excess of $1,946,000 since inception.  We incurred a
     ----------------------------------------------------
substantial net loss in fiscal year 2000 and have incurred net operating losses in two of the last three fiscal years. We may continue to incur losses or even if we do not have a loss, we may not have sufficient earnings to meet HUD net worth requirements or achieve profitability. As of June 30, 2000, we had accumulated losses of approximately $1,946,000. For our fiscal year ending March 31, 2000, we had a net loss of $1,152,028. We had a net loss of $808,767 during the 1998 fiscal year. Although we had net income of $341,635 in fiscal year 1999, we had a net operating loss of $87,773 in that year and a decrease in net income from $291,932 for fiscal year 1996 to $136,985 for fiscal year 1997. For the first three months of fiscal 2001, we had pre-tax net income of $177,135 compared to pre-tax loss of $196,163 for the first three months of fiscal 2000.

     General economic conditions may adversely affect our business.  Economic
     -------------------------------------------------------------
conditions affect the overall level of activity in the mortgage business. The decision to buy, sell or refinance a residence is affected by such economic conditions as the overall growth or decline of the economy, the level of consumer confidence, real estate values, interest rates and investment returns expected by the financial community. These conditions can affect the number and size of mortgage loans of the types we typically originate and make these mortgage loans less attractive to borrowers or to investors in the mortgages.
In addition, a decline in real estate values will have an adverse effect on the loan-to-value ratios for the related mortgage loans, weakening the collateral coverage and resulting in greater exposure in the event of a default. This greater exposure to default could make it more difficult for us to obtain interim financing for mortgage loans we originate or purchase or decrease the availability of purchasers of such mortgage loans.

     We are likely to originate and sell fewer mortgage loans if interest rates
     --------------------------------------------------------------------------
rise.  In periods of rising interest rates like we are currently experiencing,
----
historically the demand for mortgage loans has declined which could result in lower revenues for us. The refinancing segment of the mortgage business is usually the first segment affected. The reason is that as interest rates rise, the costs of refinancing outweigh any interest rate saving eliminating those who are refinancing solely to reduce their interest rate. Typically, refinance loans make up approximately 24% in total dollar volume of our loans. Rising interest rates also affect the purchase segment of the mortgage business. As interest rates increase, payment amounts increase decreasing the number of potential borrowers who feel they can afford the payments and who qualify for the mortgages.

     Interest rate fluctuations can affect the profitability of our mortgage
     -----------------------------------------------------------------------
loans.  Changes in interest rates can affect the volume, net interest income and
-----
sale of mortgage loans originated and purchased by us. When we purchase or originate a loan, we usually have a commitment from a third party to purchase that loan. Generally, we fund the loan using borrowings from our lines of credit which are limited to specific uses and are known as warehouse lines of credit. The warehouse line of credit is repaid upon the sale of the warehoused loans. Before we sell the mortgage loan, we are entitled to receive interest income on the loan from the borrower and we simultaneously pay interest expense to the institution providing the warehouse line of credit. The interest rate we receive during this period and the interest rate we pay are usually different. The profitability of the loan is affected by this difference and fluctuations in interest rates before the mortgage loan is sold. Although we generally have a commitment to sell the mortgage loan before we commit to fund the mortgage loan, there are situations in which we bear a risk of changes in interest rates prior to the mortgage loan being sold. In particular, if interest rates increase during the time before we sell an uncommitted mortgage loan but after we have funded the mortgage loan, we could be required to sell the principal of the mortgage loan for less than we funded, thereby decreasing the mortgage loan's profitability or incurring a loss on the mortgage loan's sale.

     Payments for mortgage loan servicing rights may be less in times of stable
     --------------------------------------------------------------------------
or declining interest rates.  The prices we receive upon the sale of mortgage
---------------------------
loans and servicing rights depend upon a number of factors, including the general supply of and demand for mortgage servicing rights, as well as prepayment and delinquency rates on the portfolios of mortgage servicing rights being sold. Interest rate changes can also affect the profitability of the sale of mortgage loan servicing rights to a third party. Purchasers of mortgage loan servicing rights analyze a variety of factors to determine the purchase price they are willing to pay, including the prepayment sensitivity of servicing rights. Because of the increased likelihood of prepayment of loans in periods of declining interest rates, the price of mortgage loan servicing rights related to higher rate mortgage loans may be less than in times of stable or increasing interest rates, which could adversely affect our operations and financial condition.

     We do not have significant servicing rights income to offset some of the
     ------------------------------------------------------------------------
effect of an economic downturn.  Mortgage companies often offset some of the
------------------------------
effects of an economic downturn caused by high interest rates through fees received for servicing mortgages. Currently, mortgage servicers receive a minimum of one quarter of one percent of the outstanding mortgage loan balance per annum for services rendered and consequently have a continuing revenue stream during periods when the volume of new originations slows. However, we sell the servicing rights on more than 99% of the mortgage loans we originate or purchase. Because we are not servicing a large portfolio of mortgage loans, we must rely upon the generation or purchase of mortgage loans for revenues. This makes us more vulnerable to changes in the economic cycle and general economic health in the geographic area or areas in which we operate.

     We depend on wholesale brokers that are not under our control to generate
     -------------------------------------------------------------------------
loans.  If we are not successful in maintaining or expanding our broker network,
-----
our loan volume and therefore our revenues could decline significantly. During the year ended March 31, 2000, approximately 72% of the mortgage loans closed or purchased by us based on total dollar value were originated by wholesale brokers. Our retail division originated the remainder of our loans. None of these brokers are contractually obligated to do business with us and, in fact, the brokers also have relationships with our competitors who actively compete with us in efforts to expand broker relationships. In addition, we typically receive 15% to 20% of our loan volume in dollars through one broker, First Capital Mortgage. For our 2000 fiscal year, 14% in total dollar value of loans made were derived through First Capital Mortgage. First Capital is not obligated to provide us with loans. Their loss as a provider could have a material adverse effect on our business.

     We must depend on brokers to be accurate in their representations regarding
     ---------------------------------------------------------------------------
compliance and loan quality and may incur losses if representations are
-----------------------------------------------------------------------
inaccurate.  In addition to depending on brokers to generate mortgage loans, we
----------
depend on brokers to be accurate in their representations and warranties regarding compliance with regulations and the quality of the loans to be funded. During 1997, we suffered losses due to broker fraud primarily with respect to two loans. Primarily due to the misrepresentations made by brokers on two loans, the values of each of the properties securing the loans were overstated by approximately $100,000. In addition, the assets and employment status of each of the two borrowers appear to have been misrepresented. We estimate that these misrepresentations cost us approximately $400,000. In order to address this situation, we restructured our pre-funding quality control procedures. Shortly after the change in procedures, our loan volume generated through brokers decreased causing additional losses.

     If we are unable to maintain adequate funding sources, our ability to
     ---------------------------------------------------------------------
originate and fund loans will be impaired. Our ability to originate and purchase
-----------------------------------------
mortgage loans depends to a large extent upon our ability to secure financing upon acceptable terms to fund and hold the mortgage loans until sold. We currently fund all but a few of the mortgage loans we purchase and originate through credit facilities with commercial banks and financial institutions collateralized by loan purchase agreements. On rare occasions, we fund loans out of cash flow without using our credit facilities. These agreements are generally terminable at will by either party and must be renewed each year. Our borrowings are in turn repaid with proceeds received when mortgage loans are sold. We currently primarily rely on First Collateral Services to provide our primary credit facilities for our loan originations and purchases. We also have a credit faculty with Provident Bank. Any failure to renew or obtain adequate funding under our financing facilities or other financing arrangements, or any substantial reduction in the size of or increase in the cost of such facilities, could have a material adverse effect on our business, results of operations and financial condition. To the extent we are not successful in maintaining or replacing existing financing, we may have to curtail our mortgage loan origination and purchase activities, which could have a material adverse effect on our operations and financial condition.

     We are not in compliance with restrictive covenants imposed by our primary
     --------------------------------------------------------------------------
lender and the lender could demand repayment at any time.  At March 31, 2000, we
--------------------------------------------------------
had drawn $4,292,446 in excess of the amount allowable on one of our lines of credit. In addition, substantially all of the restrictive covenants on such line were not satisfied. On August 14, 2000, we received a letter from the lender waiving the violations for the period ending on March 31, 2000. Currently, we are out of compliance with such covenants. We may not be able to get waivers for these or future violations. The lender can demand full repayment of the overdrawn amount on the entire outstanding balance at any time so long as we are not in compliance with restrictive covenants in the credit facility and the lender has not waived compliance. We would not have the funds available to satisfy such a demand. The lender could seize the mortgage loans which are collateral for the line of credit and proceed against our assets and the guarantors of the line of credit. We anticipate that we will be in compliance with the loan documents relating to the line of credit by December of 2000. However, this assumes that loan production continues to remain at least at current levels.

     We depend on programs that purchase and guarantee loans.  Generally, the
     -------------------------------------------------------
institutional investors that purchase mortgage loans that we originate generate funds by selling mortgage-backed securities. This funding mechanism is largely dependent upon the continuation of programs administered by national government-sponsored mortgage entities, such as Freddie Mac, Fannie Mae and Ginnie Mae, which provide the context for, and facilitate the issuance of, such securities. Although we are not aware of any proposed changes in these programs, the discontinuation of, or a significant reduction in, the operations of such programs could have a material adverse effect on our operations. In addition, the mortgage loan products eligible for these programs may be changed from time to time by the sponsor. Changes could affect the profitability of specific types of mortgage loan products by changing the administrative costs of purchasing or originating the mortgage loans or other aspects of the programs.

     Our competitors in the mortgage banking industry are often larger making it
     ---------------------------------------------------------------------------
more difficult for us to compete successfully. We face strong competition in
---------------------------------------------
originating, purchasing and selling mortgage loans and related mortgage servicing rights. Our competition is principally from savings and loans associations, other mortgage companies, commercial banks and, to a lesser degree, credit unions and insurance companies, depending upon the type of mortgage loan product offered. We compete with these entities by striving to provide timely service to mortgage brokers and borrowers and develop competitive products. Many of these institutions have greater financial resources than we do and maintain a significant number of branch offices in the areas in which we conduct operations. Increased competition for mortgage loans from other lenders may result in a decrease in the volume of mortgage loans that we are able to originate and purchase. If we are unable to compete effectively, our operations and financial condition could be materially and adversely affected.

     Real property with environmental problems securing our loans may cause us
     -------------------------------------------------------------------------
to incur liability.  In the course of our business, we sometimes acquire
------------------
residential real estate which served as collateral for loans that are in default. It is possible that hazardous substances or waste, contaminants or pollutants could be present on such properties and not discovered until after we have taken possession. In such event, we might be required to remove such substances from the affected properties at our expense. The cost of such removal could substantially exceed the value of the affected properties or the loans secured by such properties. There can be no assurance that we would have adequate remedies against the prior owners or other responsible parties, or that we would not find it difficult or impossible to sell the affected real properties either prior to or following such removal. These costs could have a material adverse effect on our operations and financial condition.

     Most of our assets are pledged to secure debt leaving few if any assets
     -----------------------------------------------------------------------
that might be distributed to shareholders in liquidation.  Due to our financing
--------------------------------------------------------
needs, with the occasional exception of loans funded by us, all of our mortgage assets will be used to secure purchase agreements, bank borrowings or other credit arrangements for at least the near future. We hope to be able to fund more loans ourselves at some point in the future, but may never be able to do so on a significant scale. At most times, our debt under the line of credit is approximately equal to the value of our mortgage loan assets. Therefore, such mortgage assets would not be distributed to stockholders in the event of liquidation, except to the extent that the market value of the assets exceeds amounts due our creditors. The market value of the mortgage assets will fluctuate as a result of market factors such as interest rates and prepayment rates as well as the supply of, and demand for, such mortgage assets. In the event of the bankruptcy of a counter-party with whom we have an agreement, we might experience difficulty recovering our pledged mortgage assets, which may adversely affect our operations and financial condition.

     We could be required to sell mortgage assets under adverse market
     -----------------------------------------------------------------
conditions.  If we are not able to renew or replace credit facilities as they
----------
come up for renewal, we could be required to sell mortgage assets under adverse market conditions and, as a result, could incur permanent capital losses. A sharp rise in interest rates or increasing market concern about the value or liquidity of mortgage assets in which we have a significant investment will reduce the market value of the mortgage assets, which would likely cause lenders to require additional collateral. A number of such factors in combination may cause difficulties for us including a possible liquidation of a major portion of our mortgage assets at disadvantageous prices with consequent losses, which would have a material adverse effect on our financial status and could render us insolvent. Additionally, although we intend generally to sell our mortgage assets within ninety days or less of generation or purchase because such assets will be pledged under financing agreements, our ability to sell mortgage assets to obtain cash will be greatly limited. Our inability to sell such assets could have a material adverse effect on our operations and financial condition.

     We may need additional equity financing, which may or may not be available,
     ---------------------------------------------------------------------------
to expand our business and to reduce our interest costs.  Our primary operating
-------------------------------------------------------
cash requirement is the funding or payment of interest expense incurred on borrowings. We also must fund general operating and administrative expenses and from time to time capital expenditures. We currently fund these cash requirements primarily through our lines of credit and the sale of loans. Management's plan is to decrease our reliance on the lines of credit and increase the volume of loan sales. Our ability to implement this business strategy will depend upon our ability to increase stockholders' equity thereby establishing a reserve which may be used to fund loans. There can be no assurance that we will be able to raise additional equity on favorable terms. We cannot presently estimate the amount and timing of additional equity financing requirements because such requirements are tied to, among other things, our growth. If we were unable to raise such additional capital, our results of operations and financial condition could be adversely affected.

     Defaults in mortgage loans or characteristics of property securing the
     ----------------------------------------------------------------------
mortgages may adversely affect our ability to sustain the volume of mortgages.
-----------------------------------------------------------------------------
We fund mortgage loans by drawing on our line of credit, then as soon as possible and typically within fifteen days, sell the loan in the secondary market. We use the proceeds of the sale of a loan to repay the amount borrowed to fund that loan. Thus, the composition of mortgage loans we hold changes from day to day. There are also loans that for one reason or another we do not sell, but hold. This is rare, but does happen from time to time. During the time we hold any mortgage loans, we are be subject to increased credit risks, including risks of borrower defaults and bankruptcies and special hazard losses that are not covered by standard hazard insurance, such as those occurring from earthquakes or floods. In the event of a default on any mortgage loan we hold, we will bear the risk of loss of principal to the extent that the value of the secured property and any payments from an insurer or guarantor are less than the amount owed on the mortgage loan and the costs of realizing on the collateral. Any loans in default will also cease to be eligible collateral for our borrowings, which means we will have to finance the loan out of other funds until it is ultimately liquidated. Although we intend to establish reserves in amounts we believe are adequate to cover these risks, there can be no assurance that any such reserves will be sufficient to offset losses on mortgage loans in the future. Even assuming that properties securing mortgage loans we hold provide adequate security for such mortgage loans, there will likely be delays, which could be substantial, in prosecuting foreclosures. State and local statutes and rules may delay or prevent foreclosure on, or sale of, the mortgaged property and may limit revenues in which case proceeds we receive may not be sufficient to repay all amounts due on the related mortgage loan. Some properties that collateralize our mortgage loans may have unique characteristics or may be subject to seasonal factors that could materially prolong the time period required to resell the property.

     Real estate is illiquid and its value is dependent on conditions beyond our
     ---------------------------------------------------------------------------
control.  The fair market value of the real property underlying any mortgage we
-------
acquire may decrease. The value is largely dependent on factors beyond our control and may be affected by adverse changes in national or local economic conditions. The value may also be affected by the need to comply with environmental laws or the ongoing need for capital improvements, particularly in older structures. National disasters could result in unusual loss as could adverse changes in zoning laws and other factors which are beyond our control.

     We are liable for representations and warranties made to purchasers and
     -----------------------------------------------------------------------
insurers.  In the ordinary course of business, we make representations and
--------
warranties to the purchasers and insurers of mortgage loans and the related mortgage servicing rights regarding compliance with laws, regulations and program standards. In broker generated loans, we generally receive similar representations and warranties from the brokers from whom we purchase the loans. If any of these representations and warranties are inaccurate, we may be required to repurchase the corresponding mortgage loans and/or may be liable for damages. For the last two years, we have been required to repurchase one loan each year. Prior to that, we typically were required to repurchase two to three loans each year. These loans averaged approximately $165,000. In some cases, a portion of the costs of a repurchase are covered by our errors and omissions insurance. Some or all of the costs are also often recovered upon the sale of the collateral for the loan or by ultimate repayment. There can be no assurances that we will not experience greater losses in the future.

     We are not in compliance with all of HUD's regulations which means that HUD
     ---------------------------------------------------------------------------
could prevent us from originating HUD insured loans which made up 61% of our
----------------------------------------------------------------------------
loan volume in fiscal year 2000.  Federal, state and local authorities regulate
-------------------------------
and examine the origination, processing, underwriting, selling and servicing of mortgage loans. The United States Department of Housing and Urban Development, commonly known as HUD, has approved us as a mortgagee in HUD programs. HUD insured loans comprised 61%, 71% and 63% of total loans we originated based on total dollar value during the years ended March 31, 2000, 1999 and 1998, respectively. In addition, we are an approved seller/servicer of mortgage loans for Fannie Mae. Among other consequences, the failure to comply with HUD or Fannie Mae regulations could prevent us from reselling our mortgage loans or restrict our ability to service mortgage loans should we choose to do so. Such failure could also result in demands for indemnification or mortgage loan repurchase, rights of recission for mortgage loans, class action lawsuits and administrative enforcement actions, any of which could have a material adverse effect on our operations and financial condition. We failed to maintain the minimum adjusted net worth required by HUD in fiscal years 1998, 1999 and 2000. We filed a capital restoration plan and had satisfied the net worth requirement by September 15, 1998, but were again out of compliance in fiscal years 1999 and 2000 and since the end of fiscal year 2000. We expect to be required to submit a capital restoration plan. HUD has the ability to take away certification at any time. If we lost our HUD approval, our ability to originate mortgages would be reduced significantly.

     Mortgage loans are subject to significant government regulation.  Federal,
     ---------------------------------------------------------------
state and local governmental authorities also regulate our activities as a lender. The Truth in Lending Act, and Regulation Z promulgated thereunder, mandate that mortgage lenders meet requirements designed to provide consumers with uniform, understandable information on the terms and conditions of mortgage loans and credit transactions. The Equal Credit Opportunity Act prohibits creditors from discriminating against applicants on the basis of race, color, sex, age or marital status, among other restrictions and requirements. In instances in which the applicant is denied credit, or the rate or charge for a mortgage loan increases as a result of information obtained from a consumer credit agency, the Fair Credit Reporting Act of 1970 requires the lender to supply the applicant with a name and address of the reporting agency. The Real Estate Settlement Procedures Act and the Debt Collection Practices Act require us to file an annual report with HUD.

     We currently hold licenses or exception certificates in the following states: Alaska, Arkansas, California, Colorado, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maryland, Michigan, Missouri, Montana, Nevada, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, South Carolina, Tennessee, Utah, Washington, and Wisconsin. We are subject to the laws of all of these states which include licensing requirements as well as limitations on interest rates. We believe that we are in substantial compliance with the laws of all states in which we do business.

     There can be no assurance that we will maintain compliance with these requirements in the future without additional expenses, or that more restrictive local, state or federal laws, rules and regulations will not be adopted or that existing laws and regulations will not be interpreted in a more restrictive manner, which would make compliance more difficult and more expensive for us.

     Our business is concentrated in the Southern California area.  Based on
     ------------------------------------------------------------
total dollar values, 75% to 85% of our mortgage loan originations and purchases are typically secured by property in the Southern California area. Although we are working to diversify our holdings, there is no assurance that we will be successful in entering any other markets. Even if we do expand to new markets, there is no assurance that we will be able to generate revenues exceeding the costs associated with activities in the new markets or that the business activity in those new markets will match that achieved in the Southern California area. Whether or not we enter into new geographic markets, our results of operations and financial condition will be significantly affected by general trends in the economy and the real estate market in the Southern California area for the foreseeable future.

     We are dependent on the services of key personnel.  Our business is
     -------------------------------------------------
substantially dependent on the efforts of Marshall Stewart, our President, and Daryl Meddings, our Chief Financial Officer. We have entered into employment agreements with both of them which are described in the "Management" section of this prospectus. However, under the employment agreements either of them may terminate employment on thirty days notice. Loss of either of their services could have a material adverse effect on our operations.

     Marshall Stewart and Daryl Meddings control the company.  Ocean West has
     -------------------------------------------------------
four classes of stock authorized in its Certificate of Incorporation and currently has three classes of voting stock which are issued and outstanding. Although each holder of Common Shares, Class B Common Shares and currently outstanding Preferred Shares is entitled to one vote for each share of stock held, the holders of Class B Common Shares are entitled to elect 75% of the members of the board of directors of Ocean West which is presently two members out of three. Holders of Common Shares and currently outstanding Preferred Shares, together with holders of Class D Common Shares and any additional series of voting Preferred Shares which are created, are only entitled to elect 25% of the members of the board of directors, presently one member. Thus, holders of Class B Common Shares will control the board of directors and, therefore, Ocean West. Mark Stewart and Daryl Meddings, the founders of Ocean West Enterprises, together own 100% of the issued and outstanding Class B Common Shares and will, therefore, control votes by holders of Class B Common Shares. In addition, they own 72% of the issued and outstanding Common Shares and will therefore also elect the remaining director so long as they hold more than 50% of the number of issued and outstanding Common Shares. On all matters other than the election of directors, Mark Stewart and Daryl Meddings together control 70% of the issued and outstanding shares of voting stock of Ocean West and therefore will control the company.

     No payment of dividends on Common Shares is expected in the near future.
     -----------------------------------------------------------------------
Ocean West is newly formed and has not paid dividends. Presently, the only significant source of earnings out of which to pay dividends is dividends from its subsidiary, Ocean West Enterprises. Ocean West Enterprises has not historically paid dividends to its common shareholders; although it has paid dividends on outstanding preferred stock. Ocean West will be required to pay dividends on the Preferred Shares which will total $116,055 annually assuming no changes in outstanding preferred stock. Ocean West has no present plans to institute a policy of declaring dividends on other than Preferred Shares. In the foreseeable future, our capital requirements will likely consume all operating profits and other available cash. There is no guarantee that Ocean West Enterprises, and therefore Ocean West, will pay dividends in the future or will pay dividends in excess of those owed on the Preferred Shares.

     We have issued and may issue additional Preferred Shares which have
     -------------------------------------------------------------------
preferences over Common Shares.  Ocean West's Certificate of Incorporation
------------------------------
authorizes the issuance of Preferred Shares with designations, rights and preferences as determined from time to time by its Board of Directors. Currently, Ocean West has 4,929 Preferred Shares of six series outstanding. The Board of Directors is empowered, without shareholder approval, to issue additional series of Preferred Shares with dividends, liquidation, conversion, voting or other rights that could adversely affect the rights of the holders of Common Shares. The voting rights of any Preferred Shares, however, are limited by the Certificate of Incorporation and cannot exceed the voting rights of any Common Shares. The issuance of preferred shares can be used as a method of discouraging, delaying or preventing a change of control of Ocean West.

     The exercise price of the warrants is not based on market prices.  The
     ----------------------------------------------------------------
exercise price of the warrants was determined by management based upon management's assessment of business potential and earnings prospects. It reflects management's opinion relating to the future and may not be indicative of future market prices of the warrants or the underlying shares, revenues or profitability.

     Future sales of shares by substantial shareholders may adversely affect the
     ---------------------------------------------------------------------------
price of shares. Assuming the exercise of all warrants, 5,434,652 shares are
---------------
registered and available for public sale. The remaining outstanding shares, including the 205,872 Class B Common Shares which may be converted to Common Shares, numbering 4,086,468 are "restricted securities" as defined in Rule 144 promulgated under the Securities Act of 1933. The restricted shares constitute approximately 43% of the issued and outstanding common shares including shares which would be issued upon the exercise of the warrants and conversion of the Class B Common Shares. Sales of securities by affiliates of Ocean West may also be subject to Rule 144 resale limitations. Rule 144 provides a safe harbor from registration requirements for some sales of restricted securities or securities held by affiliates. Currently, all of the restricted Common Shares are held by Mark Stewart, Daryl Meddings and Agape Foundation Trust. In general, under Rule 144, if adequate public information on Ocean West is available, beginning ninety days after the date of this prospectus, a person who has satisfied a one year holding period may sell, during any three month period, up to the greater of 1% of the then outstanding Common Shares or the average weekly trading volume during the four calendar weeks prior to such sale. Sales under Rule 144 are also subject to restrictions relating to manner of sale and notice. Sales of restricted securities by a person who is not an affiliate of Ocean West under the Securities Act and who has satisfied a two year holding period may be made without regard to volume limitations, notice or other requirements of Rule 144. Management is unable to predict the effect that sales made pursuant to Rule 144 or other exemptions under the 1933 Act may have on the prevailing market price of the registered Common Shares, or when such sales may begin under Rule 144.

                              PLAN OF DISTRIBUTION
                              --------------------

     Ocean West issued 300,000 Common Shares and 3,000,000 Common Stock Purchase Warrants to Monogenesis, a closed-end registered investment company, and Monogenesis distributed 249,900 of those shares and 2,748,900 of those warrants to its shareholders as of the date of this prospectus. The Monogenesis shareholders received 100 Common Shares and 1,100 warrants for each share of stock of Monogenesis held on ______________, 2000. Monogenesis is distributing the shares and warrants on behalf of Ocean West to make it a public company with a substantial shareholder base without having to sell shares in a traditional initial public offering. Monogenesis will retain the 50,100 shares and 251,100 warrants which were not distributed as well as the 88,800 shares acquired upon exercise of warrants as compensation for distributing the shares and warrants to its shareholders. It expects to sell the shares periodically which sales may be made under Rule 144 and may also exercise or sell the warrants.

     Monogenesis purchased the 300,000 shares at a price of $0.01 each and the warrants, most of which are being distributed to its shareholders, at a price of $0.001 each. It also exercised warrants it received from Ocean West Enterprises and purchased 88,800 shares for $7,104. In addition, Monogenesis agreed to distribute shares and warrants to its shareholders approximately 1,200 of which are considered institutional shareholders and include employee benefit plans and trust funds. The price was determined by Monogenesis and management of Ocean West Enterprises. Ocean West recorded $259,056 in expense and in additional paid in capital based on the estimated fair value of the 388,800 Common Shares and 251,100 warrants issued to Monogenesis less the price Monogenesis paid for the shares and warrants. The estimated fair value used to calculate the expense is based on an appraisal of the value of Ocean West Enterprises by certified public accountants. Monogenesis will retain the shares and warrants not distributed as compensation for effecting the distribution. The following table describes the compensation received by Monogenesis:

                                              Less Purchase      Total
   Undistributed Shares         Estimated     Price Paid by    Estimated
     From Ocean West              Value         Monogenesis      Value
     ---------------              -----         -----------      -----
138,900 Common Shares (1)      $  97,230         $  10,104     $  87,126
251,100 Warrants (2)           $       0         $   3,000        (3,000)
   Total Compensation                                          $  84,126

________________________________________________________________________________

(1) The estimated value of $0.70 per Common Share is based on a business appraisal by a firm of certified public accountants.

(2) The warrants have an estimated value of zero based on the Black-Scholes pricing model under Statement of Financial Accounting Standards No. 123.

     Monogenesis will own approximately 2% of the outstanding Common Shares of
Ocean West after the distribution.   We have agreed to pay the expenses of
registering the shares and warrants issued to Monogenesis which expenses include legal, accounting, consulting, transfer agent and filing fees and are estimated to be $__________. Through the distribution of the shares and warrants by Monogenesis and the periodic sale of shares by shareholders we hope to create a public trading market in our Common Shares. We hope that a public market for the shares will facilitate access to public markets and equity capital for future acquisitions and working capital and provide liquidity for employee stock incentive programs and existing shareholders.

     Since Monogenesis is purchasing shares and warrants with the intent to distribute them, it is deemed an underwriter under the 1933 Act. An underwriter is a person who purchases securities from an issuer with a view to the distribution of such securities. Monogenesis is not a broker-dealer and has not participated in any traditional underwritings. It is registered as a closed-end investment company under the Investment Company Act of 1940 and was formed to provide a mechanism for companies to become reporting companies under the 1934 Act in transactions similar to the distribution described in this prospectus. Monogenesis completed one such distribution in 1992 and two in 1997. Ocean West and it shareholders have agreed to indemnify Monogenesis against any liability arising out of a breech of any representation, warranty or covenant made by Ocean West Enterprises or its shareholders in the agreement with Monogenesis.

     Shareholders of Monogenesis that receive shares and warrants will receive such securities as a dividend. No holder of Monogenesis stock will be required to pay any cash or other consideration for the shares or the warrants received in the distribution or surrender or exchange Monogenesis stock in order to receive shares or warrants. Holders of the warrants will be required to pay the exercise price to exercise the warrants.

     Shareholders, including the recipients of Common Shares distributed by Monogenesis, will be able to sell their shares and warrants which are registered, at any time, although the sale of securities by affiliates is limited and will generally be subject to Rule 144. Monogenesis does not believe that any person who receives shares or warrants in the distribution will be an affiliate. It is expected that registered shares or warrants will be sold through the selling efforts of brokers or dealers. There is no agreement with any specific brokers or dealers relating to the shares or the warrants nor has any plan of distribution or sale of the shares or warrants been developed, other than the distribution to Monogenesis shareholders described in this section.

     Shareholders of Ocean West holding registered shares may sell them:

     .    to purchasers directly
     . in ordinary brokerage transactions and transactions in which the broker solicits purchasers
     . through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from such shareholders or from the purchasers of the securities for whom they may act as agent

     . by the pledge of the shares or warrants as security for any loan or obligation, including pledges to brokers or dealers who may effect distribution of the shares or warrants or interests in such securities
     . to purchasers by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus
     . in a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate a transaction
     . through an exchange distribution in accordance with the rules of the exchange or in transactions in the over-the-counter market
     .    pursuant to Rule 144

Such sales may be made at then prevailing prices and terms which may be related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate.

     Shareholders that sell their shares or their successors in interest, and any underwriters, brokers, dealers or agents that participate in the distribution of the shares and warrants held by such shareholders, may be deemed "underwriters" within the meaning of the 1933 Act, and any profit on the sale of securities by them and any discounts, concessions or commissions received by any of them may be deemed to be underwriting commissions or discounts under the 1933 Act. We have agreed to pay all expenses incident to the registration of shareholders' shares and warrants other than underwriting discounts or commissions, brokerage fees and the fees and expenses of counsel to such shareholders, if any. We will not receive any proceeds from the sale of shares or warrants by the shareholders. In the event of a material change in the information disclosed in this prospectus, the shareholders will not be able to effect transactions in the shares and warrants pursuant to this prospectus until a post-effective amendment to the registration statement is filed with, and declared effective by, the SEC.

     Ocean West became subject to the reporting requirements of the 1934 Act on the date of this prospectus. The first report will be due _______________,
2000.   We intend to apply for quotation of the shares and warrants on the OTC
Bulletin Board.

                                 USE OF PROCEEDS
                                 ---------------

     The cash proceeds of $6,000 derived from the sale of the shares and warrants to Monogenesis will be used to pay the expenses of registering shares and warrants or as working capital. We will not receive any proceeds from the sale of shares or warrants by the selling shareholders.

     If all of the warrants are exercised, we expect to use the $6,000,000 proceeds as follows:

                   Use                       Amount
                   ---                       ------
          Pay down warehouse
           line of credit                  $1,000,000
          Redeem outstanding Preferred
           Shares                           1,683,000
          Fund loan production              2,500,000
          Working capital                     817,000
                                          -----------
               Total                       $6,000,000
                                          ===========

If we receive less than $6,000,000 and more than a de minimus amount, any proceeds will first be used to pay down the warehouse line of credit, then to redeem outstanding Preferred Shares. Use of the proceeds is subject to change based upon our financial position and other factors which might be applicable at the time the proceeds are received.

                                 CAPITALIZATION
                                 --------------

     The capitalization of Ocean West Enterprises (prior to acquisition by Ocean
West) and the pro forma capitalization of Ocean West (giving effect to the acquisition of shares of Ocean West Enterprises) as of June 30, 2000 are as follows:

--------------------------------------------------------------------------------
Capitalization of Ocean West Enterprises Prior to Acquisition:
--------------------------------------------------------------------------------

     Stockholders' Equity and Redeemable Preferred Stock:


     Redeemable Preferred Stock
       Series D; no par value; 1,500 shares issued and outstanding        $     600,000

     Common stock no par value; 100,000 shares authorized;
       30,000 shares issued and outstanding                                     408,348

     Preferred Stock; no par value; 50,000 shares authorized:
       Series C, 1,000 shares issued and outstanding                            100,000
       Series E, 1,200 shares issued and outstanding                            300,000
       Series F, 1,250 shares issued and outstanding                            125,000
       Series G, 2,000 shares issued and outstanding                            200,000
       Series I, 550 shares issued and outstanding                               55,000
       Series K, 1,000 shares issued and outstanding                            120,000
       Series L, 183 shares issued and outstanding                              183,000

     Accumulated deficit                                                    (1,945,592)
                                                                          ------------

       Total stockholders' equity and redeemable preferred stock          $    145,756
                                                                          ============

--------------------------------------------------------------------------------
Pro Forma Capitalization of Ocean West Assuming Acquisition of Shares of Ocean West Enterprises (1):
--------------------------------------------------------------------------------

     Stockholders' Equity:

       Common Shares
          par value - $0.01 per share; 30,000,000 shares authorized;
          6,315,248 shares issued and outstanding (2)                        $    63,152

       Class B Common Shares
          par value - $0.01 per share; convertible; 5,000,000 shares
          authorized; 205,872 shares issued and outstanding                        2,059

       Class D Common Shares
          par value - $0.01 per share; convertible; 600,000 shares
          authorized; no shares issued and outstanding                               -0-

       Preferred Shares
          par value - $0.01 per share; 10,000,000 shares authorized;
          Series C, 1,000 shares issued and outstanding                          100,000
          Series E, 680 shares issued and outstanding                            170,000
          Series F, 1,050 shares issued and outstanding                          105,000
          Series G, 2,000 shares issued and outstanding                          200,000
          Series I, 125 shares issued and outstanding                             12,500
          Series L, 74 shares issued and outstanding                              74,000

     Additional paid-in capital                                                1,636,797
     Accumulated deficit                                                      (2,204,648)
                                                                             -----------

       Total stockholders' equity                                            $   158,860
                                                                             ===========

________________________________________________________________________________

(1) Pro forma balance sheets assuming acquisition of Ocean West Enterprises by Ocean West and showing pro forma adjustments are included in their entirety in the Financial Statements section of this prospectus.

(2) The number of issued and outstanding Common Shares of Ocean West includes 5,926,448 shares held by the former shareholders of Ocean West Enterprises and the 388,800 Common Shares issued to Monogenesis for $10,104. This number does not include the 3,000,000 Common Shares which may be issued upon the exercise of the warrants.

                                    BUSINESS
                                    --------

General
-------

     Ocean West Enterprises, which also does business under the name Ocean West Funding, is a real estate finance company principally engaged in mortgage banking. We originate, package, fund and sell on a whole loan basis conventional, government and non-conforming residential mortgage loans secured by one-to-four family residences. We consider "non-conforming" loans to be loans made to borrowers who are unable to obtain mortgage financing from conventional mortgage sources whether for reasons of credit impairment, income qualifications or credit history or have a desire or need to receive funding on an expedited basis. We primarily make loans to purchase existing or new residential properties, refinance existing mortgages, consolidate other debt or finance home improvements, education or similar items. We do not currently make any commercial loans.

     Ocean West Enterprises originates and funds loans with the goal of selling the loans into the secondary market as quickly as possible for a profit. In most cases, the loans are funded through advances from a credit facility which advances are repaid upon sale of the loans. The interest we receive from the borrowers prior to sales of the loans is in most cases equal to the interest we pay on our line of credit. The secondary market is any investor willing to purchase these types of loans; however, we sell loans almost exclusively to institutional investors, such as financial institutions. Typically, the institutional investors will specialize in purchasing a specific type of loan and will require that the loan documentation contain specified provisions and the loans meet specified parameters.

     The only loans that we do not sell are loans which for one reason or another are not immediately salable into the secondary market. Usually, these are loans that do not fit a purchaser's guidelines. This happens in the case of less than 1% of the loans we fund. Typically, we will hold the loans for a period of time, usually less than a year, and then sell them in the secondary market. It is easier to sell these loans after a payment history has been established.

     Ocean West Enterprises was formed in 1988. From the beginning, we have been primarily engaged in the origination and sale of residential real estate mortgages. Almost all of our originations were derived through independent mortgage brokers until 1998 when we established a retail telemarketing division to market loans directly to homeowners. With interest rate increases and the resultant decline in the refinancing market, we closed the telemarketing division in the first quarter of fiscal 2000. However, we continue to market loans directly to homeowners through a retail division and through branch offices. Our current expansion plans are centered on new geographic markets and marketing directly to builders and real estate agents.

     The mortgage loans we originate generally range in size from $80,000 to $2,000,000 with most loans being in the $100,000 to $180,000 range. The following table illustrates the breakdown by size of loans originated during the last three fiscal years:

                                           Year ended March 31,
                               2000               1999                 1998
                               ----               ----                 ----
                         Number              Number               Number
                        of Loans   Percent  of Loans   Percent   of Loans  Percent
                        --------   -------  --------   -------   --------  -------
Less than $100,000         634       32%        827       35%        832       38%
Between $100,000 and       949       49%      1,292       55%      1,161       53%
  $180,000
More than $180,000         375       19%        245       10%        195        9%
                       -------     ----     -------     ----     -------      ---
     Total               1,958      100%      2,364      100%      2,188      100%
                       =======     ====     =======     ====     =======      ===

     Substantially all loans we originate are secured by a first priority real estate mortgage with the remainder secured by less than a first priority mortgage. Typically less than 2% of the principal balance of loans are secured by second priority mortgages. Our core borrower base is individuals who purchase homes using government financing. Our non-conforming borrower base is individuals who do not qualify for traditional "A" credit because their credit history, income or some other factor does not conform to standard agency lending criteria.

     We are an approved mortgage lender for HUD programs under which eligible loans are insured. HUD insured loans comprised 61% of the total loans in dollar value we originated during our most recent fiscal year and 71% and 63% during the two previous fiscal years. In order to maintain HUD certification, we must, among other things, maintain a minimum adjusted net worth which we failed to maintain in our last three fiscal years 2000, 1999 and 1998. We raised additional capital recently and are working to remedy the situation. We expect to be required to submit a capital restoration plan. To date, HUD has not terminated our right to make loans under the program, but could begin the procedure at any time. Our loss of the right to make loans under the HUD program would have a material adverse effect on our business. Termination of the right to make HUD insured loans would not affect the insured status of loans previously made or our right to apply for, and be granted, a new certification if we later meet the criteria.

Business Strategy
-----------------

     We have had an operating loss in three of the last five years. However, for the first quarter of fiscal 2001, we had net income before taxes of $177,135 compared to a net loss of $196,163 for the same period of the previous year.

     Management believes that the primary strengths of Ocean West Enterprises are the following:

     . Our management has over forty years of combined experience in the lending industry. Marshall Stewart, Daryl Meddings and Thomas Melsheimer have worked together since 1989.

     . Our management's experience in the mortgage lending industry means that these individuals have worked with many of the mortgage brokers that originate loans for us for a number of years enhancing efficiency and trust in the working relationship.

     . We have worked to foster, and believe that we have established, a reputation for a service oriented sales culture emphasizing quick and efficient responses to customer needs and market demands. One recent feature implemented to further this goal is the use of automated underwriting and laptop computers to provide "point of sale" loan approvals.

     . We have also worked to establish an operating philosophy among our employees requiring adherence to consistent and prudent underwriting guidelines for loans we make designed to produce mortgage products which are desirable to the secondary market.

     . We have been able to remain a low cost originator of loans by controlling expenses despite the fact that we have suffered losses in many years. The losses have been primarily due to expansion costs or misrepresentations which were made on a few loans. We revised our quality control procedures to reduce the risks of misrepresentations in the future.

     Our operating strategy is based on the following key elements:

     Whole Loan Sales for Cash: We sell almost all of our originated mortgage loans monthly for cash, historically at a premium over the principal balance of the mortgage loans.

     Continuing Growth of Wholesale Production: We believe that we can continue to grow wholesale production of loans by increasing penetration in existing markets and by selectively expanding into new geographic markets.

     Expansion of Product Offerings: We use relationships with mortgage loan brokers and real estate professionals which we have developed over the last six years to obtain the information necessary to quickly and efficiently tailor existing products or introduce new products to satisfy broker and consumer product needs. As part of this expansion, we have set up a wholesale web site and begun to use the internet to solicit new retail borrowers.

     Servicing: Currently, we sell more than 99% of the servicing rights to loans we originate.

     Warehouse Facility: Our management intends to continue to work to lower our costs of originating loans by attempting to negotiate more favorable credit facilities.

     Management's current plan is to work to expand the business into other markets. We believe also that a presence in other markets may help lessen the effect of any downturn in the Southern California market which is where 75% to 85% of our current loans are generated. We can only expand into states in which we have licenses or exemption certificates, although we may also make occasional loans in states which do not require a license for certain types, such as cash out refinancings involving a first priority mortgage or a certain number of loans made in a given period. For example, several states do not require a license if no more than three loans are made in that state during a twelve month period.

     In furthering the expansion, we currently hold license or exemption certificates in twenty-eight states although we have not had significant loan activity in all of those. Currently, in addition to California, during our last fiscal year we made ten or more loans in Hawaii, Indiana, Michigan, Missouri, Nevada, Oregon, Tennessee, Texas and Washington. We also made occasional loans in sixteen additional states. We believe we are in substantial compliance with the laws of all states in which we do business.

Divisions
---------

     Ocean West Enterprises currently has two divisions -- a wholesale division and a retail division. In wholesale transactions, we typically do not have any contact with the borrower at application while in retail funding, we have contact with the borrower from the beginning of the application process. Our wholesale division has relationships with approximately 1,000 approved independent loan brokers and has historically accounted for substantially all of our loan originations. Our retail branch division was created to expand our loan originations across the nation. Several years ago, we created a retail telemarketing division to market loans directly to homeowners. As the interest rate increased and the refinancing market decreased, we determined that this division was no longer profitable and closed the division in the first quarter of fiscal 2000.

     During fiscal year 2000, 72% in total dollar value of loans we made were originated by wholesale brokers with approximately 17% in total dollar value of our loans originated by one broker, First Capital Mortgage. The remaining 28% in dollar value of the loans were originated through our retail division branch offices through direct contact with borrowers. We are also working to develop a retail division to market loans directly to builders and real estate agents.

     The following table sets forth the volume of mortgage loans originated through the Wholesale Division versus the Retail Division (which numbers include loans generated through the Telemarketing Division before it was closed):

                                        Year ended March 31,
                       2000                     1999                   1998
                       ----                     ----                   ----
                 Volume     Percent      Volume     Percent      Volume     Percent
              ------------  -------   ------------  -------   ------------  -------
Wholesale     $219,997,953       84%  $218,987,397       73%  $221,947,299       86%
Retail          42,606,223       16%    81,657,518       27%    36,566,531       14%
              ------------  -------   ------------  -------   ------------  -------
  Total       $262,604,176      100%  $300,644,915      100%  $258,513,830      100%
              ============  =======   ============  =======   ============  =======

Wholesale Division
------------------

     Historically, our primary source of mortgage loans has been our Wholesale Division which maintains relationships with approximately 1,000 independent mortgage brokers. The mortgage loan brokers act as intermediaries in arranging mortgage loans. We typically receive loans from 128 brokers in a year with approximately $3 million to $4 million per month, or 10% to 20% of our loans based on the dollar value, originated through First Capital Mortgage.

     We typically enter into a mortgage broker agreement with each independent mortgage broker requiring the broker to meet licensing and other criteria. Basically, we establish a non-exclusive relationship with the mortgage brokers who generally also act for other mortgage loan companies as well. The mortgage broker, from time-to-time and at its option, will submit completed mortgage loan application packages from the general public to us for funding consideration and then will facilitate the closing of mortgage loan applications that we approve for funding. The broker's role is to identify applicants, assist in completing loan application forms, gather necessary information and documents and serve as our liaison with the borrower throughout the lending process.

     We review and underwrite the applications submitted by brokers, approve or deny the applications and set the interest rate and other terms of the loans. Upon acceptance by the borrower and satisfaction of all of the lending conditions, we fund the loan. Because brokers conduct their own marketing and use their own employees to obtain loan applications and maintain contact with borrowers, originating loans through brokers allows us to increase loan volume without incurring marketing, labor and other overhead costs associated with retail originations. We have no obligation to pay a mortgage broker any sums owed to the mortgage broker by a borrower or to pay a mortgage broker any sum with respect to any mortgage loan application package which is not closed and funded.

     Generally, mortgage brokers submit loan applications to an account executive in one of our sales offices. The loan is logged-in as required by the Real Estate Settlement Procedures Act, underwritten and, in most cases, conditionally approved or denied within forty-eight hours of receipt. We attempt to respond to each application as quickly as possible, since mortgage brokers generally submit individual loan files to several perspective lenders simultaneously and the lender with the quickest response has a better chance of obtaining the loan. If the application meets our underwriting criteria, we will issue a "conditional approval" to the broker with a list of specific conditions to be met and additional documents to be supplied prior to funding the loan. Some examples of additional documents which may be required are credit verifications and independent third party appraisals. In most cases, we fund loans within fifteen days of the approval of the loan application.

     We require that all independent brokers submitting loans to us be registered or licensed in the jurisdiction in which they operate and be approved by us in advance. We annually audit all brokers that submit loans to us in order to confirm possession of current licenses or registrations and to update the broker's financial statements and employees' names and addresses. We believe that an important element in developing, maintaining and expanding our relationships with independent mortgage loan brokers is to provide a high level of product knowledge and customer service to the brokers.

Product Types
-------------

     Ocean West Enterprises offers a broad range of mortgage loan products to provide flexibility to mortgage loan brokers and retail divisions. These products vary in loan-to-value ratio and income requirements as well as other factors.

     The following is a list of our primary standard products:

     .    FHA/VA - Thirty-year fully amortizing adjustable or fixed rate program
          ------
          -- adjustable rate program indexed to the one-year treasury featuring a cap of annual interest rate increases of 1% and a life cap on increases of 5%.

     .    95% LTV (loan-to-value) First Mortgage Loan -- Thirty-year fully
          -------------------------------------------
          amortized adjustable or fixed rate program that meets guidelines provided by purchasers of loans.

     .    Conforming Mortgage Products -- Adjustable and fixed rate loan
          ----------------------------
          programs that meet the guidelines for purchase by government-sponsored entities, such as FNMA and FHLMC which guarantee mortgage backed securities, and by permanent investors in mortgage backed securities secured by or representing ownership in such mortgage loans.

     .    Second Mortgage Program -- Fixed rate amortizing and fixed rate with a
          -----------------------
          balloon payment programs that are limited to borrowers identified as A+ through B credit, risks, with a maximum combined loan-to-value ratio equal to 100%. Borrowers are given a credit grade through two basic methods. One is through an underwriter that knows and understands the end investors' credit requirements and grades the borrowers accordingly. The other is through automated underwriting systems used by many investors including Fannie Mae and Freddie Mac. In the automated system, the borrower's credit information is entered into a computer-driven underwriting system which analyzes the data and runs a credit report.

     .    JUMBO Loans -- Adjustable and fixed rate loan program for loans that
          -----------
          exceed the loan limits set by the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Association (Freddie Mac). These loans are sold to investors in the secondary market that specialize in these types of loans and are structured to meet the guidelines provided by specific investors.

For non-conforming loans, we typically offer fixed-rate first mortgage loans which are amortized over a fifteen- or thirty-year period as well as loans with a balloon payment in fifteen years and payable during the fifteen year period under a thirty-year amortization schedule.

     The following table sets out loan originations by product type for the last three fiscal years:

                                                         Year ended March 31,
                                          2000                     1999                      1998
                                          ----                     ----                      ----
                                  Volume       Percent     Volume        Percent     Volume        Percent
                                  ------       -------     ------        -------     ------        -------
                               (in thousands)           (in thousands)            (in thousands)
                               -------------            -------------             -------------
Loan Types:
-----------
FHA/VA-Government                 $159,894        61%       $213,967        71%       $162,804        63%
Conforming - Conventional           76,881        29%         62,585        21%         58,503        23%
Jumbo Loans                         24,684         9%         21,311         7%         31,254        12%
Second Mortgages                     1,145         1%          2,782         1%          5,953         2%
                                  --------       ---        --------      ----        --------       ---
   Total                          $262,604       100%       $300,645       100%       $258,514       100%
                                  ========                  ========                  ========
Loan Products:
--------------
15/30 Year Fixed - All Loan
 Types                            $230,254        88%       $289,538        96%       $187,002        72%
Adjustable - All Loan Types         33,350        12%         11,107         4%         71,512        28%
                                  --------       ---        --------      ----        --------       ---
   Total                          $262,604       100%       $300,645       100%       $258,514       100%
                                  ========                  ========                  ========

Quality Control
---------------

     Ocean West Enterprises has implemented a loan quality control process to help enforce sound lending practices and compliance with our policies and procedures as well the compliance requirements of agencies such as HUD, Fannie Mae and the requirements of other purchasers of mortgages. Prior to funding a loan, we perform a "pre-funding quality control audit" in which our staff re-verifies the borrower's credit history and employment, using automated services as well as verbal verifications. In addition, properties which will potentially secure the mortgage loans are appraised by an independent appraiser. All appraisals must be conducted by a qualified licensed independent appraiser and the appraisal must conform to the Uniform Standards of Professional

Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation. Our personnel also review every appraisal to confirm the adequacy of the property as collateral prior to funding.

     In addition, our quality assurance department audits a percentage of all loans which are funded. The department reviews the documentation, including appraisals and recertifications, for compliance with established underwriting guidelines and lending procedures. The department also reexamines the funding documents for accuracy, completeness and adherence to corporate, state and federal requirements. As part of the audit process, any deficiencies discovered are reported to senior management to determine trends and any need for additional training of personnel.

Underwriting
------------

     Ocean West Enterprises has established underwriting criteria under which mortgage loans are originated. The loans originated under these underwriting guidelines generally also satisfy the underwriting standards used by the Federal Housing Association, the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation. The underwriting guidelines are intended to aid in evaluating the credit history of the potential borrower, the capacity of the borrower to repay the mortgage loan, the value of the real property which will secure the loan and the adequacy of such property as collateral for the proposed loan. The loan terms, including interest rate and maximum loan-to-value ratio, are determined based upon the underwriter's review of the loan application and related data and the application of the underwriting guidelines.

     We employ only experienced underwriters. Our Underwriting Manager must approve the hiring of all underwriters, including those who will be located in a regional or branch office. Our underwriters must have had either substantial underwriting experience or substantial experience with us in other aspects of the mortgage finance industry before becoming part of the underwriting department. All underwriters are required to participate in ongoing training, including regular supervisory critiques of each underwriter's work. We believe that our underwriting personnel have the ability to analyze the specific characteristics of each loan application and make appropriate credit judgments.

     The underwriting guidelines include three levels of documentation requirements for applicants which are referred to as the "Full Documentation," "Lite Documentation" and "Stated Income Documentation" programs. The level of documentation required for a specific loan is dictated by the purchasers in the secondary market. Under all three programs, we review:

     .    the applicant's source of income;
     . calculate the amount of income from sources listed on the loan application or other documentation;
     .    review the credit history of the applicant;
     . calculate the debt service-to-income ratio to determine the applicant's ability to repay the loan;

     .    review the type and use of the property being financed; and
     .    review the property.

In determining the ability of the applicant to repay the loan, our underwriters use: (a) a qualifying rate that is equal to the stated interest rate on fixed-rate loans, (b) the initial interest rate on loans which provide for three years of fixed interest rate and payments before the initial interest rate adjustment, or (c) 2% above the initial interest rate on other adjustable-rate loans. The underwriting guidelines require that mortgage loans be underwritten following a standard procedure which complies with applicable federal and state laws and regulations and requires our underwriters to be satisfied of the value of the property to be mortgaged based upon a review of the appraisal. In general, the maximum principal amount of loans originated under our conventional program is $650,000; however, management may approve and make larger loans on a case-by-case basis. Larger loans also require approval by the intended purchaser of the loan.

     Under the Full Documentation program, applicants are generally required to submit two written forms of verification of stable income for at least twelve months. Under the Lite Documentation program, the applicant submits twenty-four months of bank statements. Under the Stated Income Documentation program, an application may be accepted based upon the monthly income stated on the mortgage loan application if other criteria are met. All of the programs require a telephone verification of the employment of salaried employees. In the case of purchase money loans, under the Full Documentation program guidelines and, on all purchase loans where the loan-to-value ratio is greater than 80%, we also verify source of funds to be deposited by the applicant into escrow.

     Management evaluates the underwriting guidelines on an ongoing basis and periodically modifies them to reflect current assessments of various issues relating to underwriting analysis. In addition, as new loan products are developed, we adopt underwriting guidelines which are appropriate for the new products. Conventional mortgage loans and second mortgage loans, including 125% loan-to-value loans, are underwritten to the standards of the intended purchasers of the loans and use information, including credit scores, which we do not generally consider under our standard underwriting guidelines.

Sale of Loans
-------------

     Ocean West Enterprises generally sells substantially all of the loans originated. The dollar amount of loans held for sale varies from day to day, but on March 31, 2000 was approximately $6,500,000. Once we have funded a loan through a credit facility, the next objective is to sell the loan as quickly as possible which typically happens in ten to fifteen business days. A reconciliation package is prepared for accounting. The file then moves on to the shipping department where it is copied and stacked to specific investor guidelines. After we receive the final HUD or other closing statement, usually two to three days after funding, the file is sent to the appropriate investor and revenue is recognized. We typically make general representations and warranties to purchasers of the mortgages relating to borrower disclosures, closing procedures, credit documentation, follow-up documentation and accuracy of representations. In many cases, purchasers of the mortgages will require language in the documentation mandating that we return all or a portion of the premium and any premium paid for servicing rights for loans that are paid off early, typically prior to the end of the first year. In most cases, we are only liable for premium recapture if the loan is being prepaid as a result of a refinancing with us or one of our affiliates.

     Most of our loans are purchased by the following institutional investors:
Chase Manhattan Mortgage, Citmorgage, Inc., Headlands Mortgage Corporation, Green Point Mortgage, Indy Mae, G.E. Capital Corporation, Interfirst Mortgage, Fleet Mortgage, Firstar Bank N.A., First Union Mortgage Corporation, Saxon Mortgage and Washington Mutual. The purchaser for a particular loan is chosen by our secondary marketing department. Commitments to purchase loans are made on a loan by loan basis. We are not required to provide a certain number of loans to any purchaser.

Mortgage Loan Servicing Rights
------------------------------

     Ocean West Enterprises currently sells the servicing rights on the loans it funds to the purchaser of the loan. At the time the loan is sold, the purchaser of the loan typically pays us a premium for the release of the servicing rights. The premium is paid for the right to collect the servicing fees for the period the loan remains on the investor's books. A typical spread for an "A" grade loan is 1/4 of 1% annually. In the past, we occasionally retained servicing rights, but no longer do so regularly. However, we are not currently set up to service loans in-house and contract with Dovenmuehle Mortgage, Inc. to subservice such loans. The subservicer is responsible for accepting and posting all payments, maintaining escrow accounts and reporting to the end investors, such as Fannie Mae, Indy Mae, etc. For this service, we typically pay the subservicer a monthly fee averaging $6 to $7 per loan. Currently, the subservicer is servicing seventy-six loans with approximately $7,400,000 in total principal balance. The amounts paid to the subservicer will decline as the loans are paid off.

Competition
-----------

     The mortgage banking business is highly competitive and there are many participants. The market for mortgage loans is influenced by interest rate levels as well as other general economic and demographic factors. We compete with other wholesale and retail mortgage banking entities and financial institutions, many of which have substantially greater financial and other resources than we do. We also compete with mortgage brokers, including those that have agreements with us who usually represent and submit applications to more than one mortgage provider. Mortgage brokers compete on the basis of service, range of mortgage loan products and pricing. We currently depend primarily on mortgage brokers for loan originations. Competitors seek to establish relationships with the same mortgage brokers we do. The mortgage brokers are not obligated to continue to provide loans to us.

Mortgage Loan Funding and Financing Arrangements
------------------------------------------------

     Ocean West Enterprises funds mortgage loans primarily through warehouse facilities provided by First Collateral Services and Provident Bank. A warehouse facility or warehouse line of credit is a credit facility under which the borrower may borrow funds from time to time for a specific purpose, in this case, to fund mortgage loans. First Collateral provides us with up to $15,000,000, and Provident provides us with up to $5,000,000, for a total of $20,000,000 in warehouse line capabilities. Both facilities are secured by the mortgage loans financed through the line, related mortgage servicing agreements and the personal guarantees of the two primary shareholders.

     The warehouse line provided through First Collateral bears interest at the LIBOR rate plus 2.5% (9.125% on June 30, 2000) and expires on December 31, 2000. The lender has imposed restrictions on the types of loans and maximum amounts per individual loans which may be funded through the line. Borrowing pursuant to the line is limited to the lesser of the credit line and the value of the loans securing the line calculated as provided in the loan documents. The value of the loans for the purposes of calculating the borrowing limits is typically limited to 98% of the purchase price of the loan; we must fund the remaining 2% out of working capital. Interest is payable monthly and each advance is payable at the time of the loan sale. The outstanding balance under this warehouse line of credit was $20,019,054, including $748,787 which had been drawn, but had not been funded at March 31, 2000, $17,493,914 at March 31, 1999 and $16,792,260 at
March 31, 1998.

     The loan agreement governing the terms of the First Collateral line of credit contains various restrictive covenants relating to tangible net worth and various debt and other ratios. Payment of cash dividends or redemption of shares is also restricted to net income after the date of the applicable agreement computed on a cumulative basis. We had drawn approximately $5,000,000 on the line in excess of its limits as of March 31, 2000, including drawn but unfunded amounts, and are in violation of the restrictive covenants. The lender waived the covenant violations through March 31, 2000.

     Our second warehouse line of credit with Provident Bank bears interest at the prime rate as reflected in The Wall Street Journal plus 1.00% to 1.25%
                               -----------------------
depending upon the grade of the loan product financed and was between 10.5% and 10.635% on June 30, 2000. Interest is payable monthly and each advance must be repaid within 45 days. It expires on September 30, 2000, and we are currently in negotiations to renew the facility. On March 31, 2000, the outstanding balance under this line of credit was $1,374,545 and on March 31, 1999, it was $1,267,330. There was no outstanding balance on March 31, 1998.

Employees
---------

     Ocean West Enterprises has approximately 106 employees of which a little over one-half are primarily employed in sales. Approximately one-third of such employees hold clerical positions.

The remaining employees hold administrative positions and include Marshall Stewart, the Chief Executive Officer, and Daryl Meddings, the Chief Financial Officer.

Properties
----------

     Our headquarters are located at 15991 Redhill Avenue, #110 in Tustin, California. We lease approximately 13,160 square feet of office space under a lease the current term of which expires November 30, 2003. The two founding shareholders personally guaranteed the lease. Rent is currently $16,450 per month plus overrides and increases annually beginning December 1, 1999 to $18,555.64 for the last year of the term. We have the right to renew the lease for one additional sixty month term. During the renewal term, the rent will be adjusted to the then current market rate. We also have branch offices in Honolulu, Hawaii and Moreno Valley, California.

Regulation
----------

     The consumer finance industry is highly regulated, therefore Ocean West Enterprises is subject to extensive and complex rules and regulations of, and examinations by, various federal, state and local government authorities. These rules impose obligations and restrictions on our loan origination, credit activities and secured transactions. In addition, these rules limit the interest rates, finance charges and other fees that we may assess, mandate extensive disclosure to borrowers, prohibit discrimination, and impose multiple qualifications and licensing obligations. Failure to comply with these requirements may result in, among other things, loss of HUD approved status, demands by purchasers of mortgages for indemnification or mortgage loan repurchases, exercise of rights of recission of mortgage loans by borrowers, class action lawsuits by borrowers, administrative enforcement actions, and civil and criminal liability. We use our quality assurance program to monitor compliance and, based upon assessments of our compliance staff, believe that we are in compliance with applicable rules and regulations in all material respects.

     Our loan origination activities are subject to the laws and regulations in each state in which we conduct lending activities. For example, state usury laws limit the interest rates that we can charge on our loans. In connection with plans to expand on geographic reach, we have investigated licensing requirements in additional states. We currently hold licenses or exemption certificates in twenty-eight states. We do not have operations or significant loan activity in all of these states at this time. Our current operations and loan activity is primarily in California. However, we made ten or more loans in nine other states and occasional loans in sixteen more states.

     Our lending activities are also subject to various federal laws, including the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act and the Home Mortgage Disclosure Act. We are not currently making loans subject to the Homeownership and Equity Protection Act of 1994. More specifically, we are subject to disclosure requirements under the Truth-in-Lending Act and Regulation Z promulgated thereunder. The Truth-in-Lending Act is designed to provide consumers with uniform, understandable information relating to specified terms and conditions of loan and credit transactions and, by standardizing the form of information provided, facilitate comparisons among available credit options. The act also gives consumers the right to change their minds about a credit transaction by guaranteeing consumers a three-day right to cancel some credit transactions, such as loans of the type we originate. In addition, the Truth-in-Lending Act gives consumers the right to rescind the loan transaction if the lender fails to provide the required disclosures to the consumer.

     We are also required to comply with the Equal Credit Opportunity Act of 1994 and Regulation B promulgated thereunder, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act of 1975 and the Home Mortgage Disclosure Act of 1975. The Equal Credit Opportunity Act prohibits lenders from discriminating against an applicant for a loan on the basis of race, color, sex, age, religion, national origin or marital status. Regulation B prohibits lenders from requesting some types of information from loan applicants. The Fair Credit Reporting Act requires lenders to supply applicants with information relating to the denial of any loan application. Beginning with loans originated in 1997, the Home Mortgage Disclosure Act requires that we file annual reports with HUD for collection and reporting of statistical data in loan transactions. The Real Estate Settlement Procedures Act mandates disclosures concerning settlement fees and charges and mortgage servicing transfer practices. It also prohibits the payment or receipt of kickbacks or referral fees in connection with the performance of settlement services.

     Ocean West Enterprises is highly regulated by government entities. The laws and regulations under which we operate are subject to change at any time. In addition, new laws or regulations may be added at any time. There can be no assurance that any change or addition of laws will not make compliance more difficult or more extensive, restrict ability to originate, broker, purchase or sell loans, further limit the amount of commissions, interest or other charges which may be earned, or otherwise adversely affect our business or prospects.

Legal Proceedings
-----------------

     Ocean West Enterprises is involved in litigation relating to a loan which it sold; the land and house securing the loan was condemned because of a slide problem. A complaint for breach of contract relating to repurchase obligations was filed on May 20, 1999 in the Los Angeles, California Superior Court. The case was styled Homeside Lending, Inc. v. Ocean West Enterprises, Inc. et al.
                ------------------------------------------------------------
The case with the purchaser of the mortgage was settled for approximately $84,000 which amount includes costs and attorneys fees. We received a judgment for the same amount plus our costs and fees against the broker and the appraiser. We may or may not be able to collect the judgment. We are not aware of any pending or threatened claims which might materially affect our business.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                 ---------------------------------------------

Overview
---------

     Ocean West Enterprises is primarily engaged in the origination, packaging, funding and sale of mortgage loans secured by one-to-four family residences. Our income mainly consists of gains from sales of mortgage loans on the secondary market and to private investors. We also generate revenues through fees such as underwriting fees, processing fees and document drawing fees, in connection with the funding of a loan. During fiscal year 2000, approximately two-thirds of our revenues were derived from the sale of loans and approximately one-third were derived from fees charged in connection with loans originated. This breakdown is typical and has not changed significantly in recent years.

     For the most part, we fund loans through credit facilities. The amount drawn from a line of credit for a particular loan is repaid when that loan is sold to an investor. We receive funds from loan fees and origination and/or discount fees charged to the borrower. The fees collected at the time of funding are paid to us and recorded to the loan balance on the day of funding. When a loan is purchased by an investor, the remaining fees, including a fee for the release of the servicing rights, are paid, less any fees to investors and any further servicing obligations on that loan. Servicing release premiums range from 0% to 2.55% of loan principal depending on the type of loan, term and principal amount. Revenues from sales are recognized at the time of sale, net of the related loan balance and net fees paid on the sale.

     Currently, we fund loans primarily through a line of credit with First Collateral Services. The line of credit expires December 31, 2000. We are not in compliance with the restrictive covenants which were waived through March 31, 2000. We are currently in discussion with the lender to revise the restrictive covenants.

     We receive most of our revenues from the sale of loans to investors. Once a loan is sold, the amount advanced through the warehouse line of credit is repaid and the overage is deposited in our account. Frequently, we receive the borrower's first monthly payment if the investor buys the loan one payment down. Loan fees we charge are made up of underwriting, funding, administrative, document drawing and other miscellaneous fees depending on the type of loan funded which also provide revenue. Fees collected on loans range from $575 to $995 per loan. The amount of the fees generated on a particular loan vary based upon the type of loan.

     Occasionally, typically two to three times per year, Ocean West Enterprises is required to repurchase loans from investors. The repurchase price is equal to the amount of the original purchase price, plus interest and fees associated with the loan, less any payments made by the borrower. Our disposition of the loan upon repurchase depends upon the reason for the repurchase. In most cases, the repurchase occurs because the investor believes the loan does not fit into the investor's guidelines. Usually, in these cases, we are able to sell the loan to another investor as a

"seasoned" loan with a payment history in three to six months time. In the event of resale, there is little ultimate effect on our results of operations other than a delay in recognition of income and a loss potential of 10% to 15% of the loan balance based on our historical experience. If the loan is not resalable as is, we will work with the borrower to refinance the loan into a different loan program. On rare occasions, three times over the last five to six years, we were forced to hold the loan for a longer period of time.

Results of Operations
---------------------

     The uncertainty which potentially has the single largest effect on the results of operations of Ocean West Enterprises is interest rate trends. Trends in interest rates are not only important to the refinance business, but are also very important in the purchase market as well. As interest rates rise, more individuals are eliminated as potential borrowers. The reason for this is simple -as interest rates get higher, so do the mortgage payments. Higher payments mean fewer people have the ability to qualify for loans. Historically, a rising interest rate market is more difficult for mortgage bankers like us to deal with than for banks. The reason for this is that banks tend to have an advantage in an adjustable rate market, because banks have the ability to hold loans and, therefore, can be more creative in designing adjustable rate loans to fit the borrower's needs. Mortgage bankers are limited to loan products which can be sold in the secondary market or securitized. These programs have become more competitive in recent years, but banks still retain a competitive advantage.

     Inflation has an impact on us because it typically has an impact on interest rates. As the threat of inflation becomes more of a concern, interest rates tend to rise. This result is based upon the perception that the FED will revise short-term interest rates to keep inflation in check. This concern ultimately affects mortgage rates.

     During the last three fiscal years, we have had operating losses and in the year prior to those, had a significant decrease in operating income. Management attributes the decrease in income and increase in loss to the following:

     . broker fraud resulting in loss on two loans of approximately $250,000 which was recognized in fiscal year 1998

     . decrease in loan volume resulting from the adoption of stricter prefunding quality control measures

     . costs of operating the retail telemarketing division which was recently shut down

To counter the reduction in loan volume, we lowered some of our prices and volume levels increased. More favorable pricing was then reestablished and loan volumes are holding up. For the first three months of fiscal year 2001, we have operating income of $180,291.

Three Months Ended June 30, 2000 Compared to Three Months Ended June 30, 1999

     During the three month period ending June 30, 2000, Ocean West Enterprises made 755 loans with an aggregate dollar value of $96,331,822 compared to 492 loans with an aggregate dollar value of $69,592,211 for the same period of the previous fiscal year. Most of the loans originated and sold for the three month period ending June 30, 2000 were in principal amounts between $13,950 and $860,000 and for the three month period ending June 30, 1999, between $17,500 and $636,000.

     Net revenues from origination and sales of loans for the three month period ending June 30, 2000 increased 130% to $2.1 million from $0.9 million for the same period in the previous year. The increase in revenues resulted in $180,000 in income from operations.

     General and administrative expenses increased by 75% to $2.0 million from $1.1 million. The increase was attributable to increases in overhead due to the addition of several branch locations.

     Ocean West Enterprises had net income of $177,135 for the three month period ending June 30, 2000 as opposed to net loss of $196,163 for the same three month period of the previous year. The improvement was primarily due to an increase in dollar volume of loans and a decrease in the cost of originating such loans.

Year Ended March 31, 2000 compared to Year Ended March 31, 1999

     During fiscal year 2000, Ocean West Enterprises made 1,958 loans with an aggregate dollar value of approximately $262,604,176 compared to 2,364 loans with an aggregate dollar value of approximately $300,645,000 in fiscal year 1999. Most of the loans originated were in principal amounts between $100,000 and $180,000.

     Net revenues from origination and sale of loans decreased 15% from $4.6 million for fiscal year 1999 to $3.9 million for fiscal year 2000. This decrease resulted from the closing of the telemarketing division in the first quarter of fiscal year 2000. As the refinancing market declined, the costs of operating the division outweighed the benefits. The cost of closing the division was minimal, but eliminated approximately $100,000 in monthly expenses. Net servicing fees decreased 99% to $61 for fiscal year 2000 from $5,924 for fiscal year 1999 due to the prior sale of most of the servicing rights. Gain on origination of mortgaging servicing rights increased by 22% from $17,105 for fiscal year 1999 to $20,861 for fiscal year 2000.

     Total operating expenses increased 4% from $4.8 million for fiscal year 1999 to $5.0 million for fiscal year 2000. Salary, wages and payroll taxes decreased by 7% from $2.9 million for fiscal year 1999 to $2.7 million for fiscal year 2000 and other general and administrative expenses increased 29% to $2.2 million for fiscal year 2000 from $1.7 million for fiscal year 1999. Interest expense decreased 15% from $149,172 for fiscal year 1999 to $126,715 for fiscal year 2000. This decrease was a result of reductions in borrowings due to the payoff of capital leases.

     Ocean West Enterprises posted net income of $341,635 for fiscal year 1999 compared to a net loss of $1,152,028 for fiscal year 2000. We had a net operating loss of $1,110,324 in fiscal year 2000 which was slightly offset by interest and other income of $184,581 compared to a net operating loss of $87,773 for fiscal year 1999 offset by other income of $187,974. Approximately 32% of the difference in results between fiscal year 2000 and fiscal year 1999 are due to the effect of income taxes. For fiscal year 1999, we recognized a tax benefit of $241,434 which resulted from the elimination of the valuation allowance on income taxes as a result of the 1999 net income. In fiscal year 2000, we paid income taxes of $800 and recognized a 100% valuation allowance of $241,434 on the tax benefit recognized in fiscal year 1999. In fiscal year 2000, we recorded an extraordinary item which was gain on the forgiveness of debt of $17,429. There was no comparable item for fiscal year 1999.

Year Ended March 31, 1999 Compared to the Year Ended March 31, 1998

     During fiscal year 1999, Ocean West Enterprises made 2,364 loans with an aggregate dollar value of approximately $300,645,000 compared to 2,188 loans with an aggregate dollar value of approximately $285,514,000 in fiscal year 1998. Most of the loans originated in both years were in principal amounts between $100,000 and $180,000.

     Net revenue from origination and sale of loans increased 44% to $4.6 million for fiscal year 1999 from $3.2 million for fiscal year 1998. Net revenue increased 44% even though the total dollar value of loans increased only 5% due to the increase in the number of FHA streamline loans made which have a lower cost of sales. Net servicing fees decreased by 73% from $21,615 for fiscal year 1998 to $5,924 for fiscal year 1999. Gains on the origination of mortgage servicing rights also decreased by 65% from $49,283 for fiscal year 1998 to $17,105 for fiscal year 1999. Gains on sale of mortgage servicing rights decreased to $0 from $155,440 for fiscal year 1998. We sold off most of our servicing rights causing income relating to servicing rights to decrease significantly from fiscal year 1998 to fiscal year 1999.

     Total operating expenses increased by 14% to $4.8 million for fiscal year 1999 from $4.2 million for fiscal year 1998. This increase was due primarily to increases in salaries and wages and interest expense.

     Operating expenses increased 14% from $4.2 million for fiscal year 1998 to $4.8 million for fiscal year 1999. Most of the increase was the result of a 21% increase in salaries, wages and payroll taxes from $2.4 million in fiscal year 1998 to $2.9 million in fiscal year 1999 and a 145% increase in interest expense to $149,172 for fiscal year 1999 from $61,010 for fiscal year 1998. Other general and administrative expenses decreased 4%.

     Ocean West Enterprises posted net income of $341,635 for fiscal year 1999 compared to a net loss of $808,767 for fiscal year 1998. Approximately 21% of the reported increase in net income was due to a tax benefit of $241,434 in fiscal year 1999 with no corresponding benefit in fiscal 1998. The tax benefit resulted from the elimination of the valuation allowance on income taxes as a result of the 1999 net income. Income before the income tax benefit for fiscal year 1999 was $100,201 as opposed to a pre-tax loss of $807,967 for fiscal year 1998. This difference arose from two sources. Our loss from operations was reduced significantly from a loss of $825,392 for fiscal year 1998 to a loss of $87,773 for fiscal year 1999. In addition, we recognized a gain of $104,500 on the sale of a single family residence located in Anaheim Hills, California in fiscal year 1999 for which there was not a corresponding gain in fiscal year 1998 and had interest and other income of $83,474 in fiscal year 1999 versus $17,425 in fiscal year 1998.

Liquidity and Capital Resources
-------------------------------

     Liquidity is the ability of a company to generate funds to support asset growth, satisfy disbursement needs, maintain reserve requirements and otherwise operate on an ongoing basis. If our loan volume increases too rapidly, the increase could have a severe impact on liquidity. The warehouse facilities limit the amount which may be advanced on each loan funded. Therefore, we must use our cash to fund the additional dollars needed to close escrow. The cash is not recognized until the loan is sold. Thus, it is crucial that we monitor loan volume closely.

     Ocean West Enterprises funds operations through a combination of borrowings and issuance of preferred stock. From April 1, 1997 through June 30, 2000, we received proceeds of $335,000 from the issuance of 1,340 shares of Ocean West Enterprises common stock, $936,000 from the issuance of Ocean West Enterprises preferred stock, redeemed $253,000 of preferred stock and paid dividends on preferred stock of approximately $437,000. On the effective date of this registration statement, 2,254 shares of the outstanding preferred stock of Ocean West Enterprises were exchanged for 1,073,200 Common Shares of Ocean West.

     Our primary need for operating capital is to fund mortgage loans upon closing prior to their eventual delivery to purchasers in the secondary market. We typically fund these loans through our warehouse lines of credit. We have two separate credit facilities that will typically fund up to 98% of the price paid by the purchaser to a maximum of 100% of the note amount. The average time between funding a mortgage and the receipt of the proceeds from the sale of the mortgage was approximately fifteen days during fiscal 2000.

     As of July 31, 2000, the outstanding balance on the line of credit with First Collateral Services was $18,483,908. It bears interest at a rate equal to the LIBOR rate plus 2.5% and the rate on July 31, 2000 was 6.894%. There was no balance on the Provident Bank line of credit on that same date. It bears interest at a rate equal to the prime rate as reflected in The Wall Street
                                                           ---------------
Journal plus 1.00% to 1.25% depending upon the grade of the loan product
-------
financed and was between 10.5% and 10.75% on July 31, 2000.

     At the present time, our liquidity resources are minimal. We are not in compliance with the HUD net worth requirements. We are also not in compliance with substantially all of the restrictive covenants of the credit facility. In addition, the line has been drawn on in excess of the maximum amount provided for in the agreement.

     HUD has not rescinded our certifications nor have the lenders declared us in default. If either of those were to happen, we most likely would not be able to continue operations. We have recently raised additional capital of $335,000 and converted $241,000 in notes payable to preferred stock to help address the situation. At this time, management believes that we are able to fund current production levels; provided that we are able to maintain production levels sufficient to produce profits. Currently, we believe a loan volume level of at least $25,000,000 per month is necessary to do that.

     In the future, we hope to be able to increase capital and liquidity so that we can increase loan production. Management believes that, in the long-term, a development of a market in our stock should aid in increasing capital. Management intends to retain earnings for the foreseeable future to help increase liquidity. In the short term, management's goal is to maintain current production levels with no significant increases or decreases until our liquidity increases.

     Net cash used in operating activities for the fiscal year ended March 31, 2000 totaled $2.8 million. The primary use of this cash was an increase in mortgage loans held for sale and the net loss. For the three month period ended June 30, 2000, net cash provided by operating activities totaled $5.2 million which was primarily made up of a reduction in mortgages held for sale. As loans are purchased by investors, the amounts advanced for such loans through the warehouse line of credit are paid. At that time, the receivables are cleared and the cash deposited in our operating account.

     Net cash provided by investing activities during fiscal year 2000 was $210,452 which cash was primarily proceeds from the sale of property and equipment of $206,219 and to a lesser extent collections of notes receivable of $25,130 which was offset by $20,897 in purchases of office equipment. Net cash used in investing activities for the first three months of fiscal 2001 was $3,800.

     Net cash provided by financing activities for the 2000 fiscal year was $2.6 million which was provided primarily through borrowings under the warehouse line of credit ($2.6 million). Issuance of long-term debt ($331,237) and issuance of stock ($303,000) provided additional funds while funds were used to make payments on long-term debt and capital lease obligations ($527,072), and pay dividends on preferred stock ($163,350). Net cash used in financing activities for the three month period ending June 30, 2000 was $5.0 million consisting primarily of repayments under the warehouse lines of credit ($5.2 million) offset by $215,000 in proceeds from the issuance of common stock and $65,000 from the issuance of long-term debt. We also paid $13,382 on long-term debt, $20,215 on capital leases and $37,850 in preferred stock dividends.

     As of March 31, 2000, Ocean West Enterprises had net operating loss carryforwards for Federal income tax purposes of approximately $1,632,000 and, for state reporting purposes, of approximately $640,000, available to reduce future taxable income, portions of which expire on various dates through 2013. Management has recorded a valuation allowance for the related deferred tax asset as the asset may not be realized through future taxable income.

Interest Rate Risks
-------------------

     The primary market risks that we face are interest rate risks. Interest rate movements affect the interest expense on our warehouse lines of credit, the interest income earned on loans held for sale, the value of mortgages held for sale and the ultimate gain recognized on mortgage loans which are sold. In a high interest rate environment, borrower demands for mortgage loans, especially refinancing of existing mortgages, decline. Higher interest rates may also adversely affect the volume of mortgage loans. In a low interest rate market, typically one in which the interest rates have declined sufficiently to make refinancings for lower rates economical, we may incur prepayment penalties when significant number of loans we originate are refinanced early on the life of the loan to take advantage of lower interest rates.

     We protect against interest rate risks to the extent we can by pre-selling most loans to investors prior to funding, locking in rates and returns. The method of locking in rates and returns varies from investor to investor. Some investors will commit to rates by telephone while others require written commitments via facsimile or e-mail. The investor responds with a commitment or trade number upon confirmation. At that point, the rate and purchase price for that loan are guaranteed for a definite period of time. We have the option with most investors to lock in rates for either a "best efforts" or mandatory delivery. A mandatory delivery brings the best price, typically 1/4 of 1% higher, but requires us to deliver the loan within the committed time frame. If we do not meet the deadline, we may have to pay a penalty, usually ranging from $300 to $1,000. The lock period that we give to the broker/borrower is typically a minimum of five days before the loan package needs to be delivered to the investor. The loan must be in "fundable" form when it is delivered to the investor. This means that both the credit and the collateral packages must be complete. If this is not the case, which happens rarely, the investor may reprice the loan. In such event, if the market has deteriorated, we have some interest rate risk.

     We also monitor and work to match the interest rates we charge on our loans to the interest rates on the warehouse line of credit used to fund the loan. Since the time period that the financing for any one loan is outstanding is short, typically ten to fifteen business days, the risk of a negative interest rate gap continuing for an extended period time is lessened. Upon sale of the loan, the interest rate risk shifts to the investor. In the past, management has at times used hedging strategies to lessen the risks arising out of rising and falling interest rates, but is not currently using hedging strategies due to the complexities involved in hedging and personnel needed to properly manage it.

Year 2000 Issues
----------------

     Many currently installed computer systems and software products are coded to accept only two-digit entries to represent years. For example, the year "1998" would be represented by "98." After December 31, 1999, these systems and products needed to be able to accept four-digit entries to distinguish years. As a result, systems and products that do not accept four-digit year entries must be upgraded or replaced. We tested and updated our equipment at a cost of approximately $10,000.

As of the date of this prospectus, we have not experienced any material adverse effect on our operations or results of operations relating to Year 2000 issues associated with our systems or those of third parties with which we have significant business relations. However, although we believe there are no significant issues relating to Year 2000 compliance, there is no guarantee that we have identified all of the risks associated with this issue.

                                  MANAGEMENT
                                  ----------

Executive Officers and Directors of Ocean West and Ocean West Enterprises
-------------------------------------------------------------------------

Name                  Position with Ocean West(1)      Position with Ocean West Enterprises
----                  ---------------------------      ------------------------------------
Marshall L. Stewart   President, Chief Executive      President, Chief Executive Officer,
                      Officer, Director               Director

Daryl S. Meddings     Executive Vice President,       Executive Vice President, Chief
                      Chief Financial Officer,        Financial Officer, Secretary/
                      Secretary/Treasurer, Director   Treasurer, Director

Thomas G. Melsheimer                                  Vice President of Operations

Charles H. Finn, Jr.  Director

________________________________________________________________________________
(1)  All persons listed were appointed to such positions in 2000.

     Officers serve at the discretion of the Board of Directors. Directors hold office until the next annual meeting of shareholders and until their successors have been elected and accept office.

     Marshall J. Stewart, 43, has worked in the mortgage industry since 1982.
     -------------------
He was founder of Ocean West Enterprises and has been President, a director and an owner since 1988. Prior to founding Ocean West Enterprises, from 1986 to 1988, Mr. Stewart was a Vice President of Westport Savings Bank in Laguna Beach, California. His responsibilities included overseeing the mortgage banking department, secondary marketing and the Laguna Bank Savings branch. Prior to joining Westport Savings Bank, from 1984 to 1986, he was Production Manager of Irvine City Savings in Newport Beach, California and had the responsibilities of staffing and training the loan origination department and overseeing production, underwriting, funding, shipping and the sale of funded loans to institutional investors such as FNMA and FHLMC. Mr. Stewart received his B.A. in English with a minor in Business Administration from California State University in Fullerton, California in 1980.

     Daryl S. Meddings, 35, was also a founder of Ocean West Enterprises and has
     -----------------
been Executive Vice President, Chief Financial Officer, Secretary/Treasurer and a director and an owner since 1988. As Chief Financial Officer at Ocean West Enterprises, Mr. Meddings implemented and monitors accounting and financial reporting system. Other duties include budget planning, expense control, commercial banking relationships and oversight of quality control, loan servicing and loss mitigation. From late 1987 to 1988, Mr. Meddings was a production manager with Westport

Savings Bank in Laguna Beach, California. His duties included establishing both retail and wholesale production departments and recruiting, hiring and training mortgage origination personnel. Prior to that, he began his career in mortgage banking in 1986 as a loan officer at Pro Mortgage Services in Diamond Bay, California and worked his way up to top producer at Irvine City Savings in Irvine, California. Mr. Meddings received his B.S. in Finance, Real Estate and Insurance with a concentration in Real Estate from California Polytechnical State University-Pomona in 1987.

     Thomas G. Melsheimer, 41, has been with Ocean West Enterprises for the past
     --------------------
ten years. He is currently Vice President of Operations with the responsibility of supervising underwriting, funding, shipping and data input and has held that position since May of 1999. Prior to holding this position, Mr. Melsheimer has been Operations Manager, Underwriting Manager and Underwriter Processor with Ocean West Enterprises. Before joining Ocean West Enterprises, he held positions as senior loan processor and internal auditor with Coastal Funding Corporation in Irvine, California and as an auditor with Mission Hills Mortgage in Santa Ana, California. Mr. Melsheimer is currently working on his broker's license.

     Charles H. Finn, Jr., 45, was recently elected a director of Ocean West.
     --------------------
He is currently Vice President - Marketing in connection with the origination and sale of second trust deed loans with Linear Capital Inc. in Long Beach, California and has held such position since June of 1998. Prior to taking that position, he was Vice President at Clearview Capital / Argent Capital in Huntington Beach, California for a little over eight months and managed the sale of second trust deeds into the secondary market. For the seven months prior to that, he was Vice President at Classical Financial in Tustin, California and originated second trust deeds from correspondents nationwide. From 1994 to 1997, he was Senior Vice President at Pioneer Savings and Loan in Irvine, California and supervised the loan department. From 1989 to 1994, Mr. Finn was Senior Vice President of Renet Financial in Anaheim, California and managed the Mortgage Banking Division. Mr. Finn received his B.A. in Economics from U.C. Berkeley in 1976.

Executive Compensation
----------------------

     The following table sets forth the compensation of the President (the Chief Executive Officer) and the Executive Vice President (the Chief Financial Officer) paid by Ocean West Enterprises for the fiscal years ending March 31, 2000, 1999 and 1998. Ocean West has not paid any compensation.

                          Summary Compensation Table
                          --------------------------
                                                       Annual Compensation
                                                       -------------------
              Name and                                                Other Annual
         Principal Position          Year  Salary ($)  Bonus ($)  Compensation ($) (1)
         ------------------          ----  ----------  ---------  --------------------
Marshall L. Stewart, President,      2000    123,750          0                     0
 Chief Executive Officer             1999    171,250          0                     0
                                     1998    175,872          0                     0

              Name and                                                Other Annual
         Principal Position          Year  Salary ($)  Bonus ($)  Compensation ($) (1)
         ------------------          ----  ----------  ---------  --------------------
Daryl Meddings, Executive Vice       2000    123,750          0                     0
 President, Chief Financial Officer  1999    171,250          0                     0
                                     1998    181,000          0                     0

________________________________________________________________________________

     Ocean West Enterprises has entered into substantially identical employment agreements with the primary shareholders, Marshall Stewart, with initial duties as President, and Daryl Meddings, with initial duties as Executive Vice President and Chief Financial Officer. The term of each agreement is five years beginning on October 1, 1999. We may terminate the agreement for "just cause" or if we cease operations; the employees may terminate the agreement on thirty days notice. Each employee is entitled to a base annual salary of $300,000 with amounts not paid to be considered deferred compensation.

     In addition, Ocean West Enterprises has agreed to create an Officers Deferred Compensation Account for each of them. Each is entitled to receive an amount equal to 20% of net profit before taxes each year. The employee is entitled to such amounts annually or within thirty days of termination of employment.

Compensation Committee Interlocks and Insider Participation in Compensation
---------------------------------------------------------------------------

     For all years referenced in the Summary Compensation Table, the two shareholders of Ocean West Enterprises, Mark Stewart and Daryl Meddings, determined executive compensation. Ocean West has not paid any compensation to date and does not expect to pay any in the near future.

Certain Relationships and Related Transactions
----------------------------------------------

     Douglas M. Sharp, an agent of Agape Foundation Trust which benefits his children and which holds 9.9% of the Common Shares, purchased residential real estate from Ocean West Enterprises. The appraised value of the real estate was $420,000 and we received it as a result of a default on a loan in March of 1998. The property was purchased with a note with original principal amount of $375,000 which matures in April 2005 and bears interest at 7.5% per annum. Interest is payable monthly and principal at maturity of the note. Mr. Sharp defaulted on the note, Ocean West took the property back and has sold it for approximately $405,000.

     In November 1996, Ocean West Enterprises redeemed 1,500 shares of the Series B Preferred Stock for $400,000 in cash, $200,000 in promissory notes and a guaranteed two year consulting agreement under which Southern Cross Financial was entitled to receive consulting fees of $6,000 per month. A total of $144,000 in consulting fees were paid over the two year term of the agreement which ended in November 1998. The Series B Preferred Shares had a stated value and initial purchase price of $400 per share and entitled the holder to cumulative dividends at an annual rate of 2% of the stated value, payable on a monthly basis.

     In connection with the issuance of 1,500 shares of Series D Preferred Stock in 1997, Ocean West Enterprises entered into a consulting agreement with Auther Mickel and Ed Simmons of Cheyenne Properties, Inc., the purchaser of the shares. Cheyenne Properties owns 8% of the Common Shares. Under the agreement, Cheyenne Properties is entitled to consulting fees in the amount of $6,000 per month. The agreement expires upon the redemption of the shares. Consulting fees totaling $72,000 were paid under this agreement in fiscal 1998, 1999 and 2000.

                      PRINCIPAL AND SELLING SHAREHOLDERS
                      ----------------------------------

Management and 5% or Greater Shareholders
-----------------------------------------

     The following table sets forth information with respect to ownership of issued and outstanding stock and warrants of Ocean West by management and 5% or greater shareholders as of the date hereof:

                                                       Total Number of    Percent  Number of    Percent
                                                      Securities Owned      of     Registered    After
Name and Address              Title of Class            Beneficially     Class (1)    Shares    Sale (2)
----------------              --------------         ----------------  ---------  ----------   --------
Daryl Meddings (3)            Common Shares                2,380,316        37%     569,345      28.2%
21791 Via del Lago            Class B Common Shares          102,936        50%          (4)       (4)
Trabuco, CA

Marshall L. Stewart (5)       Common Shares                2,368,316      36.9%     566,345        28%
21372 Brookhurst St., #515    Class B Common Shares          102,936        50%          (4)       (4)
Huntington Beach, CA

Agape Foundation Trust        Common Shares                  631,368       9.9%     157,842       7.4%
607 S. Pathfinder Trail
Anaheim, CA

Cheyenne Properties, Inc.     Common Shares                  480,000         8%     480,000         0%
219 N.E. 100/th/ Avenue
Portland, OR

Monogenesis Corp. (6)         Common Shares                  390,000       5.9%     390,000         0%
88 Walker Creek Road          Common Stock                   251,100         *      251,100         0%
Walker, WV                    Purchase Warrants

Thomas G. Melsheimer (7)      Common Shares                   11,840         *       11,840         0%
5 Westchester Court
Coto DeCaza, CA

Total number of shares        Common Shares                4,748,632      72.8%   1,135,690      55.4%
owned by directors and        Class B Common Shares          205,872       100%          (4)       (4)
executive officers as a
group (8)

________________________________________________________________________________
* less than 1%

(1) The percentage calculation does not include Common Shares which may be issued upon the exercise of the warrants or any outstanding employee stock options, unless otherwise noted.

(2) This percent relates to the shares held by selling shareholders assuming all 2,184,752 shares registered on behalf of the selling shareholders are sold and no warrants are exercised.

(3) The number of Common Shares listed as beneficially owned by Mr. Meddings and the related percentages include the 102,936 Common Shares which Mr. Meddings would receive if he converted his Class B Common Shares to Common Shares.

(4) No Class B Common Shares will be registered or available for public sale by selling shareholders.

(5) The number of Common Shares listed as beneficially owned by Mr. Stewart and the related percentage include the 102,936 Common Shares which Mr. Stewart would receive if he converted his Class B Common Shares to Common
     Shares.

(6) The number of Common Shares listed as beneficially owned by Monogenesis Corporation and the related percentages include the 251,100 Common Shares which Monogenesis Corporation would receive if it exercised its warrants.

(7) The number of Common Shares listed as beneficially owned by Mr. Melsheimer is made up of 5,920 shares held by him as custodian for his daughter, Megan, and 5,920 shares held by him as custodian for his daughter, Madison.

(8) The number of Common Shares beneficially owned by officers and directors as a group and the related percentage include the 102,936 Common Shares which Mr. Meddings would receive if he converted his Class B Common Shares to Common Shares and the 102,936 Common Shares which Mr. Stewart would receive if he converted his Class B Common Shares to Common Shares.

Other Selling Shareholders
--------------------------

     The following table sets forth information with respect to ownership of Ocean West by selling shareholders who are not part of management and hold less than 5% of the issued and outstanding shares of any class as of the date hereof.

                                                  Total Number of     Percent    Number of    Percent
                                                  Securities Owned      of       Registered    After
Name and Address               Title of Class       Beneficially     Class (1)   Securities    Sale
----------------               --------------     ----------------   ---------   ----------   -------
Tracy A. Jochen                Common Shares               118,400       1.8%      118,400        0%
3272 Redrock Street
Las Vegas, NV

                                                  Total Number of     Percent    Number of    Percent
                                                  Securities Owned      of       Registered    After
Name and Address               Title of Class       Beneficially     Class (1)   Securities    Sale
----------------               --------------     ----------------   ---------   ----------   -------
Ronald C. and Judy M.          Common Shares                40,000         *        40,000        0%
 Meddings (2)                  Series E Preferred              680       100%            0      100%
8271 Simerdale Lane            Series F Preferred            1,050       100%            0      100%
LaPalma, CA

Kingsley and Nancy Cannon      Common Shares                29,920         *        29,920        0%
1193 Mountainside Trace
Kennesaw, GA

Kevin P. Burke                 Common Shares                14,800         *        14,800        0%
400 Crenshaw Blvd., #105
Torrance, CA

Jennifer Ericson               Common Shares                 10,000        *        10,000        0%
601 Vista Bonita               Series I Preferred               125      100%            0      100%
Newport Beach, CA              Series L Preferred                74      100%            0      100%

William H. and Denise A.       Common Shares                  8,880        *         8,880        0%
 Van Herpen
40 Via Tronido
Rancho Santa Margarita, CA

John S. Allgyer                Common Shares                  5,920        *         5,920        0%
13831 Grovesite Drive
Santa Ana, CA

Milton G. Brandolino           Common Shares                  5,920        *         5,920        0%
2150 Glendon Avenue
Los Angeles, CA

Robert Brandolino              Common Shares                  5,920        *         5,920        0%
1068 San Pueblo Circle
Costa Mesa, CA

Frederick J. Thomson           Common Shares                  5,920        *         5,920        0%
10861 Colima Road
Whitter, CA

Thomas Thomson                 Common Shares                  5,920        *         5,920        0%
1110 Candace Lane
La Habra, CA

Victoria Lee Coine-Arguello    Common Shares                  2,960        *         2,960        0%
604 E. Almond Avenue
Orange, CA

Roy Jenkins                    Common Shares                  2,960        *         2,960        0%
1224 Burnside Avenue
Los Angeles, CA

                                                  Total Number of     Percent    Number of    Percent
                                                  Securities Owned      of       Registered    After
Name and Address               Title of Class       Beneficially     Class (1)   Securities    Sale
----------------               --------------     ----------------   ---------   ----------   -------
Scott Herbert Robinson         Common Shares                 2,960        *           2,960        0%
14780 Beach Blvd.
La Mirada, CA

________________________________________________________________________________

* less than 1%

(1) The percentage calculation does not include any Common Shares which may be issued upon the exercise of the warrants or any outstanding options.

(2) Ronald C. and Judy M. Meddings are the parents of Daryl Meddings, the Chief Financial Officer of Ocean West.

                                  SECURITIES
                                  ----------

Common Shares
-------------

     Issued. Ocean West is authorized to issue 30,000,000 Common Shares, par
     ------
value $.01 per share, of which 6,315,248 shares were issued and outstanding on the date of this prospectus. There will be approximately 1,265 holders of the issued and outstanding Common Shares after the distribution. However, Mark Stewart and Daryl Meddings currently own 72% of the issued and outstanding Common Shares and together with their ownership of 100% of the Class B Common Shares control Ocean West. All Common Shares now outstanding are fully paid and nonassessable and do not have preemptive rights.

     Voting. The holders of Common Shares are generally entitled to one vote per
     ------
share on all entitled matters including the election of directors. However with respect to the election of directors, holders of Common Shares, Class D Common Shares and preferred shares with voting rights, vote as a separate class. Such holders elect only 25% of the members of the Board of Directors of Ocean West. Holders of Class B Common Shares are entitled to elect the remaining directors and control the board of directors. Except with respect to some exchange listed shares described in the statute, California law generally requires that corporations domiciled there allow holders of common shares to cumulate votes for the election of directors. Holders may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shares are normally entitled or distribute such votes on the same principle among as many candidates as the shareholder determines. However, no shareholder may cumulate votes unless a candidate has been nominated prior to voting and the shareholder has given notice at the meeting, prior to the voting, of the intention to cumulate votes. Under Ocean West's Bylaws, shareholders of Ocean West will only be entitled to cumulative voting rights as long as required under California law.

     Dividends.  The holders of Common Shares have a noncumulative $.05 per
     ---------
share annual dividend preference over non-stock dividends paid on Class B Common Shares if declared by the Board of Directors. In addition, holders of Class B Common Shares may not receive any dividends unless holders of Common Shares receive a dividend at least equal to the dividend paid to holders of Class B Common Shares. Stock dividends may only be paid to holders of Common Shares in Common Shares and only if the same number of Class B Common Shares will be paid with respect to each outstanding Class B Common Share. The payment of dividends are subject to the preferential dividend rights of the issued and outstanding Preferred Shares.

     Liquidation.  Common Shares have a liquidation preference equal to the par
     -----------
value of the shares, $0.01 per share. Otherwise, holders of Common Shares share ratably in all assets available for distribution with all other classes of common shares. Any distribution with respect to Common Shares will not be made until the stated value and any unpaid cumulative dividends of the issued and outstanding Preferred Shares is first distributed to holders of such shares and is also subject to any preferential rights of the holders of any other outstanding securities.

Class B Common Shares
----------------------

     Issued.  In addition to Common Shares, Ocean West is authorized to issue
     ------
5,000,000 Class B Common Shares, $.01 par value per share, of which 205,872 shares were issued and outstanding on the date of this prospectus. There are two holders of Class B Common Shares, Mark Stewart and Daryl Meddings. Holders of Class B Common Shares have preemptive rights, but only with respect to the issuance of Class B Common Shares. All Class B Common Shares now outstanding are fully paid and nonassessable.

     Voting.  Holders of Class B Common Shares have the right to one vote per
     ------
share on all matters on which they are entitled to vote. However with respect to the election of directors, the holders of Class B Common Shares elect 75% of the members of the Board of Directors. Holders of Class B Common Shares have the same cumulative voting rights as holders of Common Shares.

     Dividends.  Holders of Class B Common Shares are entitled to receive
     ---------
dividends if declared subject to dividend rights of holders of Preferred Shares and to a non-cumulative $.05 per share annual dividend preference on each Common Share. In addition, holders of Class B Common Shares may not receive any dividend unless holders of Common Shares receive a dividend at least equal to the dividend paid to holders of Class B Common Shares. Stock dividends may only be paid to holders of Class B Common Shares in Class B Common Shares and may only be paid in shares at all if the same number of Common Shares will be paid with respect to each outstanding Common Share.

     Liquidation.  Holders of Class B Common Shares are entitled to share
     -----------
ratably in all of the assets of Ocean West available for distribution to holders of all classes of its common shares upon liquidation, dissolution or winding up, subject to the preference of holders of Common Shares, the stated value and unpaid cumulative dividend of outstanding Preferred Shares and to any preferential rights of other shareholders.

     Additional Terms.  The Board of Directors must seek the approval of a
     ----------------
majority of the holders of Class B Common Shares to grant rights to subscribe for, purchase or issue additional Class B Common Shares. Each Class B Common Share may also be converted into one Common Share at any time at the option of the holder.

Class D Common Shares
----------------------

     General.  Class D Common Shares are a convertible security created in order
     -------
to secure highly motivated executive personnel for Ocean West and its subsidiaries and take the place of compensation stock options, although Ocean West remains authorized to issue stock options and intends to establish an equity incentive plan. There are 600,000 Class D Common Shares authorized at $.01 par value per share. Class D Common Shares are identical to Common Shares and have equal rights and privileges with Common Shares except as described below. Class D Common Shares are nontransferable. The Board of Directors may authorize the issuance of Class D Common Shares; provided that, any resolution issuing the shares contains a formula under which the shares may be converted to Common Shares. In no case may the Board of Directors set any conversion rights which could result in the issuance of more than ten Common Shares for each Class D Common Share. At the close of business on the fifth anniversary of the date of a resolution authorizing the issuance of any Class D Common Shares, any unconverted shares will be deemed to have been converted at the rate of one Common Share for each Class D Common Share. There are no issued and outstanding Class D Common Shares on the date of this prospectus.

Preferred Shares
-----------------

     General.  The Board of Directors has the authority to issue, in one or more
     -------
series, up to 10,000,000 Preferred Shares. Such shares will have the preferences, rights and limitations established by the Board of Directors, except that the voting rights, if any, of one Preferred Share may not exceed the voting rights of one Common Share. Six Series of Preferred Shares have been created with a total of 4,929 Preferred Shares issued and outstanding on the date of this prospectus. So long as any of the currently issued Preferred Shares are outstanding, Ocean West may not, without the approval of the holders of two-thirds of the outstanding shares of each series, amend the Certificate of Incorporation of Ocean West to: (a) alter or change any rights of, or adversely affect, the holders of a series; (b) increase the authorized number of shares of a series; or (c) transfer, lease or encumber all or substantially all of the assets of the company. The outstanding Preferred Shares have the same voting rights as the Common Shares (including cumulative voting rights).

     Preferred Shares - Series C.  There are 1,000 Series C Preferred Shares
     ---------------------------
which are outstanding held by one person. The shares are redeemable by Ocean West at any time for the investment amount ($100,000) plus an amount representing an annual rate of return of 12% on the investment less any amounts paid as dividends on the shares. The holder of the shares has a liquidation preference in the same amount.

     Preferred Shares - Series E.  Ocean West has 680 Series E Preferred Shares
     ---------------------------
held jointly in one account which are outstanding and which were received in exchange for shares sold for $250 per share. Each of the shares is entitled to cumulative annual dividends at the rate of 18% of the purchase price or $45 payable in equal monthly installments. The holders have a liquidation preference over holders of all shares except earlier series of Preferred Shares in an amount equal to the purchase price of the shares plus any unpaid dividends. Ocean West may redeem the shares at any time upon payment of the original purchase price plus any unpaid dividends. The holder must give Ocean West notice of any intent to transfer the shares and Ocean West has the right of first refusal to purchase at the lesser of the offered price and terms or the redemption price and terms.

     Preferred Shares - Series F, G, I and L.  Ocean West also has outstanding
     ---------------------------------------
1,050 Series F Preferred Shares, 2,000 Series G Preferred Shares, 125 Series I Preferred Shares and 74 Series L Preferred Shares. There is only one holder of each series. All of the listed series have the same terms as Series E except for the purchase price of the shares for which they were exchanged and dividend amounts which are as follows: Series F - purchase price $100 per share, cumulative annual dividend at the rate of 14% of the purchase price or $14; Series G - purchase price $100 per share, cumulative annual dividend at the rate of 24% of the purchase price or $24; Series I - purchase price $100 per share, annual cumulative dividend at the rate of 15% of the purchase price or $15; and Series L - purchase price $1,000 per share, cumulative annual dividend at the rate of 12% of the purchase price or $120.

Common Stock Purchase Warrants
-------------------------------

     Issued.  Ocean West has outstanding 3,000,000 Common Stock Purchase
     ------
Warrants, each warrant entitling the holder to purchase one Common Share. There are approximately 1,245 holders of the warrants. A holder of warrants will not have any rights or privileges of a shareholder prior to exercise of such warrants. Ocean West will keep available a sufficient number of authorized Common Shares to permit exercise of the warrants. The warrants were issued pursuant to a Warrant Agreement between Ocean West and Registrar and Transfer Company. All descriptions of the warrants are qualified in their entirety by reference to the Warrant Agreement which is included as an exhibit to the Registration Statement of which this prospectus is a part.

     Exercise.  The warrants may be exercised at any time during the 10 month
     --------
period beginning on the date of this prospectus at an exercise price of $2.00 per share, subject to adjustment. No fractional Common Shares will be issued in connection with the exercise of warrants. Ocean West has no right to call the warrants. If a holder of warrants fails to exercise the warrants prior to their expiration, the warrants will expire and the holder will have no further rights under the warrants. The exercise price of the warrants and the number of shares issuable upon exercise of the warrants will be subject to adjustment in the event of stock dividends, stock splits, combinations, reorganizations, subdivisions and reclassifications. No assurance can be given that the market price of Ocean West's Common Shares will exceed the exercise price at any time during the term of the warrants.

     Trading.  If a market for the warrants develops, the holder may sell the
     -------
warrants instead of exercising them. There can be no assurance that a market for the warrants will develop or continue. If Ocean West is unable to qualify the Common Shares underlying the warrants for sale (or the shares are exempt from qualification) under the securities laws of the states in which the various holders of the warrants then reside, holders of the warrants may have no choice but to let the warrants expire.

Transfer Agent, Registrar and Warrant Agent
--------------------------------------------

     The transfer agent and registrar for the Common Shares and the Warrant Agent is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016-3572.

                                   DIVIDENDS
                                   ---------

     Ocean West has not paid any dividends and must receive funds from its subsidiary, Ocean West Enterprises, in order to pay dividends. In addition, Ocean West Enterprises historically has only paid dividends on preferred shares. We agreed not to pay any dividends in excess of our net income in connection with our warehouse line of credit. There is no guarantee that Ocean West Enterprises, and therefore Ocean West, will pay dividends in the future and payment of dividends on Common Shares will not occur, if at all, until the dividend preferences of outstanding Preferred Shares are satisfied.

                       LIABILITY AND INDEMNIFICATION OF
                            DIRECTORS AND OFFICERS
                            ----------------------

     Officers and directors of Ocean West are covered by provisions of the Delaware General Corporation Law and the Certificate of Incorporation and Bylaws of Ocean West, which serve to limit, and, sometimes to indemnify them against, some of the liabilities which they may incur in such capacities.

Limitations on Liability
------------------------

     Both Delaware and California have enacted legislation which authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by the legislation, directors are accountable to corporations and their shareholders for monetary damages for conduct constituting negligence or gross negligence in the exercise of their duty of care. Although the statute does not change a directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission by including specified provisions in its Certificate of Incorporation.

     Ocean West's Certificate of Incorporation limits the liability of its directors to the corporation or its shareholders (in their capacity as directors, but not in their capacity as officers) to the fullest extent permitted by the legislation. Specifically, the directors of Ocean West will not be personally liable for monetary damages for breach of director's fiduciary duty as a director, except for liability:

     (a) for any breach of the director's duty of loyalty to Ocean West or its shareholders;

     (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing and culpable violation of law;

     (c) for acts or omissions that a director believes to be contrary to the best interests of Ocean West or its shareholders or that involve the absence of good faith on the part of the director;

     (d) for unlawful payments of dividends or making of a distribution or unlawful stock repurchases or redemptions;

     (e) for any transaction from which the director derived an improper personal benefit;

     (f) for acts or omissions that show a reckless disregard for the director's duty to Ocean West or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing his duties, of a risk of services injury to Ocean West or its shareholders; or

     (g) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to Ocean West or its shareholders.

Indemnification
----------------

     Ocean West's Certificate of Incorporation provides that Ocean West indemnify its directors or officers, its former directors or officers, or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses of the defense of any proceeding in which any of them is a party because they are or were directors or officers of Ocean West, or of such other corporation, to the fullest extent permitted under California or other law. There is no indemnification if such person is found to be liable for negligence or misconduct in the performance of duty or if the exclusion of personal liability of directors for monetary damage described above is not available.

     The indemnification and advancement of expenses under Ocean West's Bylaws are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may otherwise be entitled. It is our policy that indemnification of the persons specified in the Bylaws is to be made to the fullest extent permitted by law. The indemnification and advancement of expenses under Ocean West's Bylaws, unless otherwise provided when authorized or ratified, continues as to a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such person.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Ocean West pursuant to the foregoing provisions, Ocean West has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                             AVAILABLE INFORMATION
                             ---------------------

     Ocean West will furnish annual reports containing audited financial statements to shareholders. Additional unaudited reports may be provided to shareholders at such time as Ocean West may determine or as required by law. Ocean West also expects to be subject to the reporting requirements of the Securities Exchange Act of 1934.

     Ocean West has filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission in Washington, D.C. The prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement as filed including the exhibits thereto. The registration statement may be reviewed and copied at the Public Reference Room of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, Ocean West is an electronic filer. The SEC maintains an Internet site which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Statements made in
                                      -------------------
this prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document has been filed as an exhibit to the registration statement, reference is hereby made to such exhibit and each such statement is qualified in all respects by such reference.

                                 LEGAL MATTERS
                                 -------------

     Ocean West has been advised with respect to some legal aspects of the offering by Ogden Newell & Welch PLLC, 1700 Citizens Plaza, 500 West Jefferson, Louisville, Kentucky 40202-2874.

                                    EXPERTS
                                    -------

     The financial statements of Ocean West Enterprises as of March 31, 2000 and 1999 and each of the three years in the period ended March 31, 2000 included in this prospectus have been audited by Corbin & Wertz, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. Reference is made to said report which includes an explanatory paragraph regarding the uncertainty of the company's ability to process and fund HUD insured loans in the future.

     Corbin & Wertz resigned as auditors of Ocean West Enterprises on August 22, 2000; they have consented to the inclusion of their report in this prospectus. Their report dated June 14, 2000 contained an explanatory paragraph regarding the uncertainty of the company's ability to process and fund HUD-insured loans in the future. There were no disagreements with the accountants which were not resolved to the satisfaction of the accountants.

     The financial statements of Ocean West Holding Corporation as of September 30, 2000 and for the period from inception (April 15, 2000) to September 30, 2000 included in this prospectus have been audited by Link, Murrel & Company, independent public accountants as indicated in their report with respect thereto, and are included herein on reliance upon the authority of said firm as experts in giving said reports.

     The appraised value of the shares of stock of Ocean West on January 31, 2000 and assuming the acquisition of Ocean West Enterprises by Ocean West Holding Corporation included in this prospectus and elsewhere in the Registration Statement, have been included in reliance on the valuation prepared by Norman Jones Enlow & Co., Certified Public Accountants & Management Consultants, given on the authority of that firm as experts.

                             FINANCIAL STATEMENTS
                             --------------------
                               TABLE OF CONTENTS
                               -----------------


                         Ocean West Enterprises, Inc.
                   Three Months Ended June 30, 2000 and 1999
                   Years Ended March 31, 2000, 1999 and 1998

                        Ocean West Holding Corporation
     For the Period April 15, 2000 (inception) through September 30, 2000



Ocean West Enterprises, Inc.                                                   Page
---------------------------                                                    ----
Balance Sheet - June 30, 2000 (unaudited) .................................    F - 1
Statements of Operations - For the three months ended June 30, 2000
   and 1999 (unaudited) ...................................................    F - 3
Statements of Cash Flows - For the three months ended June 30, 2000
   and 1999 (unaudited) ...................................................    F - 4
Notes to Financial Statements (unaudited) .................................    F - 5

Independent Auditors' Report ..............................................    F - 6
Balance Sheets - March 31, 2000 and 1999 ..................................    F - 7
Statements of Operations - For the three years ended March 31, 2000 .......    F - 9
Statements of Stockholders' Equity (Deficit) - For the three years ended
   March 31, 2000 .........................................................    F - 10
Statements of Cash Flows - For the three years ended March 31, 2000 .......    F - 14
Notes to Financial Statements .............................................    F - 16


Ocean West Holding Corporation
------------------------------
Independent Auditors' Report ..............................................    F - 41
Balance Sheet - September 30, 2000 ........................................    F - 42
Notes to Financial Statement ..............................................    F - 43

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                                                       BALANCE SHEET (Unaudited)
--------------------------------------------------------------------------------

ASSETS                                                  June 30, 2000
                                                        -------------
Current assets:
 Cash and cash equivalents                                $   302,805
 Restricted cash                                               55,132
 Mortgage loans held for sale                              16,886,753
 Receivable from loans sold                                   160,714
 Current portion of notes receivable                              760
 Other current assets                                         326,851
                                                          -----------

     Total current assets                                  17,733,015
                                                          -----------

Property and equipment, net                                   402,140
                                                          -----------

Other assets:
 Originated mortgage servicing rights                          56,678
 Property held for sale                                        65,144
 Notes receivable, less current portion                       185,375
 Deposits                                                     105,855
                                                          -----------

     Total other assets                                       413,052
                                                          -----------

                                                          $18,548,207
                                                          ===========


Continued                             F-1

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                                           BALANCE SHEET (Unaudited) - CONTINUED
--------------------------------------------------------------------------------

LIABILITIES, REDEEMABLE PREFERRED STOCK
 AND STOCKHOLDERS' EQUITY                                June 30, 2000
                                                         -------------
Current liabilities:
 Accounts payable and accrued expenses                     $ 1,576,294
 Current maturities of long-term debt                          122,996
 Current portion of capital lease obligations                   77,029
 Borrowings under warehouse lines of credit                 16,153,167
 Income tax provision                                              800
                                                           -----------

     Total current liabilities                              17,930,286

Long-term debt, net of current portion                         389,676
Capital lease obligations, net of current portion               82,489
                                                           -----------

     Total liabilities                                      18,402,451
                                                           -----------

Redeemable preferred stock:
 Series D, no par value; 1,500 shares issued
  and outstanding                                              600,000
                                                           -----------


Stockholders' equity (deficit):
 Preferred stock, no par value; 50,000 shares authorized:
     Series C, 1,000 shares issued and outstanding             100,000
     Series E, 1,200 shares issued and outstanding             300,000
     Series F, 1,250 shares issued and outstanding             125,000
     Series G, 2,000 shares issued and outstanding             200,000
     Series I, 550 shares issued and outstanding                55,000
     Series K, 1,000 shares issued and outstanding             120,000
     Series L, 183 shares issued and outstanding               183,000
 Common stock, no par value; 100,000 shares
   authorized; 30,000 shares issued and outstanding            408,348
 Accumulated deficit                                        (1,945,592)
                                                           -----------

     Total stockholders' equity (deficit)                     (454,244)
                                                           -----------

                                                           $18,548,207
                                                           ===========

                 See accompanying notes to financial statements

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                                            STATEMENTS OF OPERATIONS (Unaudited)
--------------------------------------------------------------------------------

                                            For the Three Months Ended June 30,
                                            -----------------------------------
                                                    2000          1999
                                                  ----------   ----------
Net revenues                                      $2,139,123   $  928,048

General and administrative expenses                1,958,832    1,122,221
                                                  ----------   ----------

Net income (loss) from operations                    180,291     (194,173)

Other expense                                         (3,156)      (1,547)
                                                  ----------   ----------

Net income (loss)                                 $  177,135   $ (195,720)
                                                  ==========   ==========

Basic and diluted net loss available to common
 shareholders per common share                    $     5.65   $    (6.52)
                                                  ==========   ==========
Basic and diluted weighted average common
 shares outstanding                                   31,340       30,000
                                                  ==========   ==========

                 See accompanying notes to financial statements

                         OCEAN WEST ENTERPRISES, INC.
                            dba OCEAN WEST FUNDING

                     STATEMENTS OF CASH FLOWS (Unaudited)

------------------------------------------------------------------------------------------------------------
                                                                        For the Three Months Ended June 30,
                                                                    -----------------------------------
                                                                       2000                     1999
                                                                    -----------             -----------
Cash flows from operating activities:
 Net income (loss)                                                  $   177,135             $  (195,720)
 Adjustments to reconcile net income (loss) to net
  cash provided by operating activities:
   Depreciation and amortization                                         33,563                  29,561
   Gain on the origination of mortgage servicing rights                  19,437                       -
   Changes in operating assets and liabilities:
    Restricted cash                                                     (46,183)                 15,038
    Mortgage loans held for sale                                      4,985,719              (6,820,009)
    Receivable from loans sold                                           45,142              14,821,636
    Other current assets                                               (126,605)                179,190
    Accounts payable and accrued expenses                               100,094                 (59,437)
                                                                    -----------             -----------

 Net cash provided by operating activities                            5,188,302               7,970,259
                                                                    -----------             -----------

Cash flows from investing activities:
 Collection of notes receivable                                             200                     600
 Purchases of property and equipment                                     (4,000)                      -
                                                                    -----------             -----------

 Net cash (used in) provided by investing activities                     (3,800)                    600
                                                                    -----------             -----------

Cash flows from financing activities:
 Net repayments under warehouse lines of credit                      (5,240,432)             (8,145,934)
 Issuance of long-term debt                                              65,000                  40,000
 Principal repayments on long-term debt                                 (13,362)                 (4,503)
 Payments on capital lease obligations                                  (20,215)                (14,938)
 Proceeds from issuance of preferred stock                                    -                 241,000
 Issuance of common stock                                               215,000                       -
 Preferred stock dividends                                              (37,850)                (39,936)
                                                                    -----------             -----------

 Net cash used in financing activities                               (5,031,859)             (7,924,311)
                                                                    -----------             -----------

Net increase in cash and cash equivalents                               152,643                  46,548

Cash and cash equivalents at beginning of period                        150,162                 217,392
                                                                    -----------             -----------
Cash and cash equivalents at end of period                          $   302,805             $   263,940
                                                                    ===========             ===========

Supplemental disclosure of cash flow information --
 Cash paid during the period for:
  Interest                                                          $   350,194             $   257,193
  Income taxes                                                      $       800             $         -

                 See accompanying notes to financial statements

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                                       NOTES TO FINANCIAL STATEMENTS (Unaudited)

                               For the three months Ended June 30, 2000 and 1999
--------------------------------------------------------------------------------

NOTE 1 - MANAGEMENT'S REPRESENTATION
------------------------------------

The management of Ocean West Enterprises, Inc. (the "Company" or "OWE") without audit has prepared the financial statements included herein. Certain information and note disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of the management of the Company, all adjustments considered necessary for fair presentation of the financial statements have been included and were of a normal recurring nature, and the accompanying financial statements present fairly the financial position as of June 30, 2000, the results of operations for the three months ended June 30, 2000 and 1999, and cash flows for the three months ended June 30, 2000 and 1999.

It is suggested that these financial statements be read in conjunction with the OWE audited financial statements and notes for the period ending March 31, 2000. The interim results are not necessarily indicative of the results for a full year.

NOTE 2 - PREFERRED STOCK ISSUANCES
----------------------------------

During the period ended June 1999, the Company issued 241 shares of Series L preferred stock in exchange for $241,000.

During the period ended June 1999, the Company paid preferred stock dividends of $39,936 based on preferred stock agreements.

During the period ended June 2000, the Company issued 860 shares of common stock in exchange for $215,000.

During the period ended June 2000, the Company paid preferred stock dividends of $37,850 based on preferred stock agreements.

                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------



To the Board of Directors
Ocean West Enterprises, Inc.
dba Ocean West Funding


We have audited the financial statements of Ocean West Enterprises, Inc. dba Ocean West Funding (the "Company") as of March 31, 2000 and 1999, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the three-years in the period ended March 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ocean West Enterprises, Inc. dba Ocean West Funding as of March 31, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 2000 in conformity with generally accepted accounting principles.

As more thoroughly discussed in Note 1 to the accompanying financial statements, the Company did not maintain the minimum adjusted net worth required by the United States Department of Housing and Urban Development ("HUD"). The Company intends to file a capital restoration plan with HUD which will indicate that the Company subsequently satisfied this requirement on September 30, 2000. Should the Company not satisfy the net worth requirement at September 30, 2000, and/or HUD rejects the Company's capital restoration plan, HUD may suspend the Company's ability to process and fund HUD insured loans. Such an event could have a materially adverse effect on the Company's future financial position and results of operations.

                                         CORBIN & WERTZ

Irvine, California
June 14, 2000, except for Note 6
as to which the date is August 14, 2000

                                                   OCEAN WEST ENTERPRISES, INC.
                                                         dba OCEAN WEST FUNDING

                                                                 BALANCE SHEETS
-------------------------------------------------------------------------------
                                                              March 31,
                                                       ------------------------
                                                          2000         1999
                                                       ----------   -----------
ASSETS

Current assets:
 Cash and cash equivalents                             $   150,162  $   217,392
 Restricted cash                                            17,644       41,610
 Mortgage loans held for sale                            6,494,910    4,563,413
 Receivable from loans sold                             15,583,418   14,913,028
 Current portion of notes receivable                           760       97,709
 Other current assets                                      191,553      269,025
                                                       -----------  -----------

     Total current assets                               22,438,447   20,102,177
                                                       -----------  -----------

Property and equipment, net                                429,443      414,317
                                                       -----------  -----------

Other assets:
 Originated mortgage servicing rights                       78,375       70,571
 Property held for sale                                     65,144      410,144
 Notes receivable, less current portion                    185,575      173,756
 Deferred income taxes                                           -      242,234
 Deposits                                                  105,855      108,470
                                                       -----------  -----------

     Total other assets                                    434,949    1,005,175
                                                       -----------  -----------

                                                       $23,302,839  $21,521,669
                                                       ===========  ===========

Continued

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                                                      BALANCE SHEETS - CONTINUED
--------------------------------------------------------------------------------

                                                                                March 31,
                                                                        -------------------------
                                                                           2000           1999
                                                                        -----------   -----------
LIABILITIES, REDEEMABLE PREFERRED STOCK
AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable and accrued expenses                                 $ 1,477,002   $   908,111
  Current maturities of long-term debt                                      126,316       458,042
  Current portion of capital lease obligations                               76,786        48,539
  Borrowings under line of credit                                                 -        97,165
  Borrowings under warehouse lines of credit                             21,393,599    18,761,294
                                                                        -----------   -----------

     Total current liabilities                                           23,073,703    20,273,151

Long-term debt, net of current maturities                                   334,718       408,278

Capital lease obligations, net of current portion                           102,947        13,141
                                                                        -----------   -----------

     Total liabilities                                                   23,511,368    20,694,570
                                                                        -----------   -----------

Commitments and contingencies

Redeemable Preferred Stock:
  Series D, no par value; 1,500 shares issued
     and outstanding                                                        600,000       600,000
                                                                        -----------   -----------

Stockholders' equity (deficit):
  Preferred stock, no par value; 50,000 shares authorized:
     Series C, 1,000 shares issued and outstanding                          100,000       100,000
     Series E, 1,200 shares issued and outstanding                          300,000       300,000
     Series F, 1,250 shares issued and outstanding                          125,000       125,000
     Series G, 2,000 shares issued and outstanding                          200,000       200,000
     Series I, 550 shares issued and outstanding                             55,000        55,000
     Series K, 1,000 shares issued and outstanding                          120,000       120,000
     Series L, 183 and 0 shares issued and outstanding, respectively        183,000             -
  Common stock, no par value; 100,000 shares
   authorized; 30,480 (including 480 shares
   committed but not issued) and 30,000 shares
   issued and outstanding, respectively                                     193,348        73,348
  Accumulated deficit                                                    (2,084,877)     (746,249)
                                                                        -----------   -----------

     Total stockholders' equity (deficit)                                  (808,529)      227,099
                                                                        -----------   -----------

                                                                        $23,302,839   $21,521,669
                                                                        ===========   ===========

See independent auditors' report and accompanying notes to financial statements

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                                                        STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                                  For the Years Ended March 31,
                                                             --------------------------------------
                                                                2000          1999          1998
                                                             -----------   -----------   ----------
Revenues:
 Revenue from origination and sale of mortgage loans, net    $ 3,855,339    $4,642,172   $3,187,689
 Servicing fees, net                                                  61         5,924       21,615
 Gain on origination of mortgage servicing rights                 20,861        17,105       49,283
 Gain on sale of mortgage servicing rights                             -             -      155,440
                                                             -----------    ----------   ----------
     Net revenues                                              3,876,261     4,665,201    3,414,027
                                                             -----------    ----------   ----------

Operating expenses:
 Interest expense                                                126,715       149,172       61,010
 Other general and administrative expenses                     2,184,280     1,668,094    1,743,110
 Salaries and wages                                            2,404,245     2,672,109    2,201,715
 Payroll taxes                                                   271,345       263,599      233,584
                                                             -----------    ----------   ----------
     Total operating expenses                                  4,986,585     4,752,974    4,239,419
                                                             -----------    ----------   ----------

Loss from operations                                          (1,110,324)      (87,773)    (825,392)
                                                             -----------    ----------   ----------

Other income:
 Gain on sale of property                                        139,719       104,500            -
 Interest and other                                               44,862        83,474       17,425
                                                             -----------    ----------   ----------
     Total other income                                          184,581       187,974       17,425
                                                             -----------    ----------   ----------

Loss (income) before (benefit) provision for income taxes       (925,743)      100,201     (807,967)
 and extraordinary item

(Benefit) provision for income taxes                             243,714      (241,434)         800
                                                             -----------    ----------   ----------

Income (loss) before extraordinary item                       (1,169,457)      341,635     (808,767)

Extraordinary item - Gain on forgiveness of debt, net of
 income taxes of $0                                               17,429             -            -
                                                             -----------    ----------   ----------
Net (loss) income                                             (1,152,028)      341,635     (808,767)

Preferred stock dividends                                       (186,600)     (128,610)     (84,000)
                                                             -----------    ----------   ----------

Net (loss) income available to common shareholders           $(1,338,628)   $  213,025   $ (892,767)
                                                             ===========    ==========   ==========

Net (loss) income available to common
 shareholders per common share:

Income (loss) before extraordinary item                      $    (45.18)   $     7.10   $   (29.76)

Extraordinary item - gain on forgiveness of debt                    0.58             -            -
                                                             -----------    ----------   ----------

(Loss) income per common share                               $    (44.60)   $     7.10   $   (29.76)
                                                             ===========    ==========   ==========

Weighted average common shares outstanding                        30,000        30,000       30,000
                                                             ===========    ==========   ==========

See independent auditors' report and accompanying notes to financial statements

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                                    STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                        For The Three Years Ended March 31, 2000
--------------------------------------------------------------------------------

                                                                             Preferred Stock
                                                   -------------------------------------------------------------------
                                                         Series C               Series E                Series F
                                                   ----------------------  --------------------   --------------------
                                                     Shares      Amount     Shares     Amount      Shares     Amount
                                                   ----------  ----------  --------  ----------   ---------  ---------
Balances at March 31, 1997                              1,000  $  100,000     1,200  $  300,000          --  $      --
Issuance of Series F preferred stock                       --          --        --          --       1,250    125,000
Dividends on preferred stock                               --          --        --          --          --         --
Net loss                                                   --          --        --          --          --         --
                                                   ----------  ----------  --------  ----------   ---------  ---------
Balances at March 31, 1998                              1,000     100,000     1,200     300,000       1,250    125,000
Issuance of Series G preferred stock
 pursuant to conversion of notes payable                   --          --        --          --          --         --
Issuance of Series H preferred stock                       --          --        --          --          --         --
Issuance of Series I preferred stock                       --          --        --          --          --         --
Issuance of Series J preferred stock                       --          --        --          --          --         --
Issuance of Series K preferred stock                       --          --        --          --          --         --
Redemption of Series H preferred stock                     --          --        --          --          --         --
Redemption of Series J preferred stock                     --          --        --          --          --         --
Dividends on preferred stock                               --          --        --          --          --         --
Net loss                                                   --          --        --          --          --         --
                                                   ----------  ----------  --------  ----------   ---------  ---------
Balances at March 31, 1999                              1,000     100,000     1,200     300,000       1,250    125,000
Issuance of Series L preferred stock                       --          --        --          --          --         --
Redemption of Series L preferred stock                     --          --        --          --          --         --
Dividends on preferred stock                               --          --        --          --          --         --
Subscription advances received in March 2000
 for the purchase of 480 shares of common
 stock not yet issued                                      --          --        --          --          --         --
Net loss                                                   --          --        --          --          --         --
                                                   ----------  ----------  --------  ----------   ---------  ---------
Balances at March 31, 2000                              1,000  $  100,000     1,200  $  300,000       1,250  $ 125,000
                                                   ==========  ==========  ========  ==========   =========  =========

Continued

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                        STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) - CONTINUED

                                        For The Three Years Ended March 31, 2000
--------------------------------------------------------------------------------

                                                                             Preferred Stock
                                                   -------------------------------------------------------------------
                                                         Series G               Series H                Series I
                                                   ----------------------  --------------------   --------------------
                                                     Shares      Amount     Shares     Amount      Shares     Amount
                                                   ----------  ----------  --------  ----------   ---------  ---------
Balances at March 31, 1997                                 --  $       --        --  $       --          --  $      --
Issuance of Series F preferred stock                       --          --        --          --          --         --
Dividends on preferred stock                               --          --        --          --          --         --
Net loss                                                   --          --        --          --          --         --
                                                   ----------  ----------  --------  ----------   ---------  ---------
Balances at March 31, 1998                                 --          --        --          --          --         --
Issuance of Series G preferred stock
    pursuant to conversion of notes payable             2,000     200,000        --          --          --         --
Issuance of Series H preferred stock                       --          --     1,000      35,000          --         --
Issuance of Series I preferred stock                       --          --        --          --         550     55,000
Issuance of Series J preferred stock                       --          --        --          --          --         --
Issuance of Series K preferred stock                       --          --        --          --          --         --
Redemption of Series H preferred stock                     --          --    (1,000)    (35,000)         --         --
Redemption of Series J preferred stock                     --          --        --          --          --         --
Dividends on preferred stock                               --          --        --          --          --         --
Net loss                                                   --          --        --          --          --         --
                                                   ----------  ----------  --------  ----------   ---------  ---------
Balances at March 31, 1999                              2,000     200,000        --          --         550     55,000
Issuance of Series L preferred stock                       --          --        --          --          --         --
Redemption of Series L preferred stock                     --          --        --          --          --         --
Dividends on preferred stock                               --          --        --          --          --         --
Subscription advances received in March 2000
    for the purchase of 480 shares of common
    stock not yet issued                                   --          --        --          --          --         --
Net loss                                                   --          --        --          --          --         --
                                                   ----------  ----------  --------  ----------   ---------  ---------
Balances at March 31, 2000                              2,000  $  200,000        --  $       --         550  $  55,000
                                                   ==========  ==========  ========  ==========   =========  =========

Continued

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                        STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) - CONTINUED

                                        For The Three Years Ended March 31, 2000
================================================================================

                                                                             Preferred Stock
                                                   -------------------------------------------------------------------
                                                         Series J               Series K                Series L
                                                   ----------------------  --------------------   --------------------
                                                     Shares      Amount     Shares     Amount      Shares     Amount
                                                   ----------  ----------  --------  ----------   ---------  ---------
Balances at March 31, 1997                                 --   $      --        --    $     --          --  $      --
Issuance of Series F preferred stock                       --          --        --          --          --         --
Dividends on preferred stock                               --          --        --          --          --         --
Net loss                                                   --          --        --          --          --         --
                                                   ----------  ----------  --------  ----------   ---------  ---------
Balances at March 31, 1998                                 --          --        --          --          --         --
Issuance of Series G preferred stock
   pursuant to conversion of notes payable                 --          --        --          --          --         --
Issuance of Series H preferred stock                       --          --        --          --          --         --
Issuance of Series I preferred stock                       --          --        --          --          --         --
Issuance of Series J preferred stock                    1,000     160,000        --          --          --         --
Issuance of Series K preferred stock                       --          --     1,000     120,000          --         --
Redemption of Series H preferred stock                     --          --        --          --          --         --
Redemption of Series J preferred stock                 (1,000)   (160,000)       --          --          --         --
Dividends on preferred stock                               --          --        --          --          --         --
Net loss                                                   --          --        --          --          --         --
                                                   ----------  ----------  --------  ----------   ---------  ---------
Balances at March 31, 1999                                 --          --     1,000     120,000          --         --
Issuance of Series L preferred stock                       --          --        --          --         241    241,000
Redemption of Series L preferred stock                     --          --        --          --         (58)   (58,000)
Dividends on preferred stock                               --          --        --          --          --         --
Subscription advances received in March 2000
   for the purchase of 480 shares of common
   stock not yet issued                                    --          --        --          --                     --
Net loss                                                   --          --        --          --          --         --
                                                   ----------  ----------  --------  ----------   ---------  ---------
Balances at March 31, 2000                                 --  $       --     1,000  $  120,000         183  $ 183,000
                                                   ==========  ==========  ========  ==========   =========  =========

Continued

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                        STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) - CONTINUED

                                        For The Three Years Ended March 31, 2000
================================================================================

                                                  Common Stock         Common Stk. Subscribed       Accumulated
                                             -----------------------   ------------------------
                                              Shares        Amount      Shares        Amount         Deficit           Total
                                             ---------    ----------   ---------    -----------    ------------     ------------
Balances at March 31, 1997                      30,000    $   73,348          --    $        --    $    (66,507)    $    406,841
Issuance of Series F preferred stock                --            --          --             --              --          125,000
Dividends on preferred stock                        --            --          --             --         (84,000)         (84,000)
Net loss                                            --            --          --             --        (808,767)        (808,767)
                                             ---------    ----------   ---------    -----------    ------------     ------------
Balances at March 31, 1998                      30,000        73,348          --             --        (959,274)        (360,926)
Issuance of Series G preferred stock
   pursuant to conversion of notes payable          --            --          --             --              --          200,000
Issuance of Series H preferred stock                --            --          --             --              --           35,000
Issuance of Series I preferred stock                --            --          --             --              --           55,000
Issuance of Series J preferred stock                --            --          --             --              --          160,000
Issuance of Series K preferred stock                --            --          --             --              --          120,000
Redemption of Series H preferred stock              --            --          --             --              --          (35,000)
Redemption of Series J preferred stock              --            --          --             --              --         (160,000)
Dividends on preferred stock                        --            --          --             --        (128,610)        (128,610)
Net loss                                            --            --          --             --         341,635          341,635
                                             ---------    ----------   ---------    -----------    ------------     ------------
Balances at March 31, 1999                      30,000        73,348          --             --        (746,249)         227,099
Issuance of Series L preferred stock                --            --          --             --              --          241,000
Redemption of Series L preferred stock              --            --          --             --              --          (58,000)
Dividends on preferred stock                        --            --          --             --        (186,600)        (186,600)
Subscription advances received in March
   2000  for the purchase of 480 shares of
   common stock not yet issued                      --            --         480        120,000              --          120,000
Net loss                                            --            --          --             --      (1,152,028)      (1,152,028)
                                             ---------    ----------   ---------    -----------    ------------     ------------
Balances at March 31, 2000                      30,000    $   73,348         480    $   120,000    $ (2,084,877)    $   (808,529)
                                             =========    ==========   =========    ===========    ============     ============

 See independent auditors' report and accompanying notes to financial statements

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                                                        STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                 For the Years Ended March 31,
                                                            ----------------------------------------
                                                               2000          1999           1998
                                                            -----------   ------------   -----------
Cash flows from operating activities:
 Net (loss) income                                          $(1,152,028)  $    341,635   $  (808,767)
 Adjustments to reconcile net (loss) income to net cash
  used in operating activities:
    Provision for doubtful receivables                                -         33,055             -
    Depreciation and amortization                               127,600         81,689        79,267
    Gain on the origination of mortgage servicing rights        (20,861)       (17,105)      (49,283)
    Gain on sale of mortgage servicing rights                         -              -      (155,440)
    Deferred income taxes                                       242,234       (242,234)        3,978
    Write-off of note receivable                                 60,000              -             -
    Gain on sale of property                                   (139,719)      (104,500)            -
    Forgiveness of debt                                         (17,429)             -             -
    Changes in operating assets and liabilities:
     Restricted cash                                             23,966        (41,610)            -
     Accounts receivable                                              -              -             -
     Mortgage loans held for sale                            (1,931,497)    12,609,239    (8,184,327)
     Receivable from loans sold                                (670,390)   (14,913,028)            -
     Other current assets                                        77,472        (77,880)      219,063
     Deposits                                                     3,064         (4,208)      (71,324)
     Accounts payable and accrued expenses                      543,641         69,258       217,480
                                                            -----------   ------------   -----------

 Net cash used in operating activities                       (2,853,947)    (2,265,689)   (8,749,353)
                                                            -----------   ------------   -----------

Cash flows from investing activities:
 Collection of receivable from sale of mortgage
   servicing rights                                                   -              -       102,454
 Collection of notes receivable                                  25,130          6,185         4,519
 Purchases of property and equipment                            (20,897)      (103,016)     (105,396)
 Proceeds from sale of property and equipment                   206,219         61,279             -
 Purchases of property held for sale                                  -        (21,144)      (64,500)
 Sale (purchase) of mortgage loan held for investment                 -         22,491       (22,491)
 Issuance of notes receivable                                         -              -        (7,083)
 Proceeds from sale of mortgage servicing rights                      -              -       293,139
                                                            -----------   ------------   -----------

 Net cash provided by (used in) investing activities            210,452        (34,205)      200,642
                                                            -----------   ------------   -----------

Cash flows from financing activities:
 Net borrowings (repayments) under bank line of credit           (1,855)           407             -
 Net borrowings (repayments) under warehouse lines
  of credit                                                   2,632,305      1,969,034     8,098,421
 Issuance of long-term debt                                     331,237        480,500       215,430

Continued                            F-14

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                                            STATEMENTS OF CASH FLOWS - CONTINUED
________________________________________________________________________________

                                                          For the Years Ended March 31,
                                                      ------------------------------------
                                                         2000         1999         1998
                                                      ----------   ----------   ----------
 Principal repayments on long-term debt                 (425,853)    (127,802)    (124,823)
 Payments on capital lease obligations                  (101,219)     (36,321)     (15,862)
 Proceeds from stock subscriptions                       120,000            -            -
 Proceeds from issuance of preferred stock               183,000      370,000      125,000
 Redemption of preferred stock                                 -     (195,000)           -
 Preferred stock dividends                              (161,350)    (128,610)     (84,000)
                                                      ----------   ----------   ----------

 Net cash provided by financing activities             2,576,265    2,332,208    8,214,166
                                                      ----------   ----------   ----------

Net change in cash and cash equivalents                  (67,230)      32,314     (334,545)

Cash and cash equivalents at beginning of year           217,392      185,078      519,623
                                                      ----------   ----------   ----------

Cash and cash equivalents at end of year              $  150,162   $  217,392   $  185,078
                                                      ==========   ==========   ==========

Supplemental disclosure of cash flow information -
 Cash paid during the year for:
     Interest                                         $1,196,996   $1,276,925   $1,227,842
                                                      ==========   ==========   ==========
     Income taxes                                     $      800   $      800   $      800
                                                      ==========   ==========   ==========

Supplemental schedule of non-cash investing and financing activities:

 During fiscal 2000, the Company sold property held for sale with a book value of $345,000 for $329,194 which was comprised of a receivable of $449 and the settlement of notes payable in the amount of $328,745 and a $17,429 note payable due to the president of the Company which was forgiven, resulting in a loss on sale of property held for sale of $15,806.

 During fiscal 2000, the Company sold property and equipment with a book value of $110,500 for $266,025 which was comprised of $206,219 in cash and the settlement of a note payable in the amount of $59,806, resulting in a gain on sale of property and equipment of $155,525.

 During fiscal 2000, the Company refinanced its line of credit in the amount of $95,310 into a term note payable.

 During fiscal 2000, 1999 and 1998, the Company incurred capital lease obligations in the amount of $219,272, $42,279 and $40,306, respectively, for the purchase of property and equipment.

 During fiscal 1999, the Company incurred long-term debt in the amount of $44,000 for the purchase of property held for sale.

 During fiscal 1999, the Company sold property with a cost of $599,500 for $704,000 which was comprised of $61,279 in cash, a note receivable for $166,428 and the settlement of notes payable in the amount of $476,293.

 During fiscal 1999, holders of notes payable totaling $200,000 exercised the conversion feature which allowed them to convert the notes payable into 2,000 shares of Series G preferred stock.

 During fiscal 1998, the Company sold servicing rights for total consideration of $326,194, of which $33,055 was a note receivable.

 During fiscal 1998, the Company purchased certain property to be held for sale valued at $645,000 in exchange for cash down payments totaling $64,500 and notes payable of $580,500.

See accompanying auditors' report and accompanying notes to financial statements

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                                                   NOTES TO FINANCIAL STATEMENTS

                  For Each of the Three Years in the Period Ended March 31, 2000
________________________________________________________________________________

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

Nature of Business
------------------

Ocean West Enterprises, Inc., dba Ocean West Funding (the "Company"), a C corporation, was incorporated in November 1988 in the State of California for the purpose of engaging in mortgage banking activities. The Company is involved in the process of originating, packaging and funding of HUD and other government insured loans and non-government insured loans in the Southern California region. HUD insured loans comprised 61%, 71% and 63% of total loans originated by the Company during the years ended March 31, 2000, 1999 and 1998, respectively. Certain of the non-government insured loans are sold "servicing retained" whereby the Company receives a fee for servicing the loans.

Risks and Uncertainties
-----------------------

As discussed above, the Company originates HUD and other government insured loans primarily in the Southern California region. The Company generates revenue from the origination, sale and servicing of these loans. Significant changes in interest rates or the underlying economic condition of the Southern California real estate market could have a materially adverse impact on the Company's operations.

Liquidity
---------

The Company has losses from operations, negative working capital, stockholders' deficit, an overdrawn line of credit and HUD violations (see below) as of March 31, 2000. Management believes the following arrangements will be sufficient to fund its capital expenditures, working capital requirements and other cash requirements through March 31, 2001.

     . The Company has generated positive cash flows from operations and increased revenue sources subsequent to the year ended March 31, 2000.

     . Subsequent to March 31, 2000, the Company has sold 860 shares of its common stock for $215,000 (see Note 18).

     . Subsequent to March 31, 2000, stockholders converted certain notes payable in the amount of $241,000 into 241 shares of Series L preferred stock (see Note 18).

     .    The Company has letters of interest from investors for over $400,000.

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                                                   NOTES TO FINANCIAL STATEMENTS

                  For Each of the Three Years in the Period Ended March 31, 2000
________________________________________________________________________________

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
--------------------------------------------------------------

     . Certain stockholders have the ability and commitment to contribute property and other assets in the amount of $430,000 (estimated by the Company to be the net fair market value).

There can be no assurance the Company will be able to obtain sufficient additional funds when needed, or that such funds if available, will be on terms satisfactory to the Company.

In addition, the Company did not maintain the minimum adjusted net worth required by the United States Department of Housing and Urban Development ("HUD"). The Company intends to file a capital restoration plan with HUD which will indicate that the Company subsequently will satisfy this requirement on September 30, 2000. Should the Company not satisfy such net worth requirement as of September 30, 2000, and/or HUD rejects the Company's capital restoration plan, HUD may suspend the Company's ability to process and fund HUD insured loans. Given that HUD comprises 61% of the Company's loan origination during the year ended March 31, 2000, such event could have a materially adverse effect on the Company's future financial position and results of operations.

Concentration of Credit Risk
----------------------------

The Company maintains, at times, cash balances at certain financial institutions in excess of amounts insured by Federal agencies.

Significant Supplier
--------------------

One loan broker accounted for approximately 14%, 9% and 11% of the Company's loan volume (in dollars) for the years ending March 31, 2000, 1999 and 1998, respectively. The loss of this loan broker could have an adverse effect on the Company.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Significant estimates made by the Company's management include, but are not limited to, the realizability of mortgage loans held for sale, mortgage servicing rights and property held for sale, the collectibility of notes receivable, and the recoverability of property and equipment through future operating profits. Actual results could materially differ from those estimates.

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                                                   NOTES TO FINANCIAL STATEMENTS

                  For Each of the Three Years in the Period Ended March 31, 2000
________________________________________________________________________________

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
--------------------------------------------------------------

Cash and Cash Equivalents
-------------------------

For the purpose of the statement of cash flows, the Company considers all highly liquid holdings with maturities of three months or less, at the time of purchase, to be cash equivalents.

Restricted Cash
---------------

Restricted cash represents monies deposited in escrow for the benefit of a borrower who advanced funds to the Company.

Mortgage Loans Held For Sale
----------------------------

Mortgage loans held for sale to investors are stated at the lower of cost or market value computed on the aggregate method by residential loan type (unrealized losses are offset by unrealized gains) and are evaluated each year end, determined by outstanding commitments from investors or current investor yield requirements. The amount primarily by which cost exceeds market value is accounted for as a valuation allowance and any changes in the valuation are included in the determination of net income. As of March 31, 2000 and 1999, the Company determined no valuation was required as cost was estimated to be less than fair market value. As of March 31, 2000 and 1999, included in the carrying value of mortgage loans held for sale are $489,350 and $430,312, respectively, of net expenses incurred in the origination of such loans. A substantial portion of such loans were sold to investors within 30 days subsequent to March 31, 2000 and 1999.

Receivable from Loans Sold
--------------------------

In fiscal 1999, the Company began recognizing revenues on loans sold (along with corresponding costs) at the time the loan file with completed documentation was shipped to the designated investors due to a change in the Company's records retention policy on shipping documentation. In preceding years, the Company did not retain loan shipping documentation; therefore, the Company recognized revenues upon the funding of the loans by the designated investors. All mortgage loans sold or held for sale have investor commitment sales prices. To ensure the original investor commitment price and to validate the receivable from loans sold, only loans shipped to investors in accordance with investor requirements are included in receivables from loans sold. This change resulted in an increase in income before provision for income taxes and net income by approximately $55,000 and $92,000 for the years ended March 31, 2000 and 1999, respectively.

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                                                   NOTES TO FINANCIAL STATEMENTS

                  For Each of the Three Years in the Period Ended March 31, 2000
________________________________________________________________________________

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
--------------------------------------------------------------

Property and Equipment
----------------------

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful lives of the related assets, ranging from three to thirty years. Depreciation expense related to property and equipment during the years ended March 31, 2000, 1999 and 1998 totaled $114,543, $67,851 and $66,600, respectively. Maintenance and repairs are charged to operations when incurred. Major betterments and renewals are capitalized. Gains or losses are recognized upon sale or disposition of assets.

Long-Lived Assets
-----------------

During 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting For The Impairment of Long-Lived Assets and For Long-Lived Assets to be Disposed Of," which requires that long-lived assets and certain identifiable intangibles to be held and used by any entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Pursuant to SFAS 121, management of the Company assesses the recoverability of property and equipment by determining whether the depreciation of such assets over their remaining lives can be recovered through projected undiscounted cash flows. The amount of impairment, if any, is measured based on fair value (projected discounted cash flows) and is charged to operations in the period in which such impairment is determined by management. To date, management has not identified any impairment of property and equipment. There can be no assurance, however, that market conditions will not change or demands for the Company's services will continue which could result in future long-lived asset impairment.

Mortgage Servicing
------------------

The Company recognizes as separate assets or liabilities the obligation to service mortgage loans for others, through loan origination by allocating total costs incurred between the loan and the servicing rights retained based on their relative fair values. Amortization of mortgage service assets or rights ("MSRs") is based on the ratio of net servicing income received in the current period to total net servicing income projected to be realized from the MSRs. Amortization of mortgage service liabilities ("MSLs") is based on the ratio of net servicing costs paid in the current period to total net servicing costs projected to be paid from the MSL. Based on management's estimate, the Company has no MSLs for the three years ended March 31, 2000. Projected net servicing income is in turn determined by the estimated future balance of the underlying mortgage loan portfolio, which declines over time from prepayments and scheduled loan amortization. The Company estimates future prepayment rates based on current interest rate levels, other economic conditions and market orecasts, as well as relevant characteristics of the servicing portfolio, such as loan types, interest rate

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                                                   NOTES TO FINANCIAL STATEMENTS

                  For Each of the Three Years in the Period Ended March 31, 2000
________________________________________________________________________________

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
--------------------------------------------------------------

stratification and recent prepayment experience. MSRs are periodically evaluated for impairment, which is recognized in the statement of operations during the applicable period through additions to an impairment reserve. For purposes of performing its impairment evaluation, the Company stratifies its servicing portfolio on the basis of certain risk characteristics including loan type and interest rate. The Company has determined that no impairment allowance is needed as of March 31, 2000 and 1999.

The Company capitalized $20,861, $17,105 and $49,283 of mortgage servicing
rights during the years ended March 31, 2000, 1999 and 1998, respectively.   As
a result, the Company recorded a gain on the origination of mortgage servicing rights in the amounts of $20,861, $17,105 and $49,283 which is reflected in the accompanying statements of operations for the years ended March 31, 2000, 1999 and 1998, respectively. Amortization expense related to mortgage servicing rights during the years ended March 31, 2000, 1999 and 1998 totaled $13,057, $13,838 and $12,667, respectively.

Mortgage Backed Securities
--------------------------

The Company has adopted Standards of Financial Accounting Standards No. 134 ("SFAS 134"), "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise." SFAS 134 is an amendment of SFAS 65 "Accounting for Certain Mortgage Banking Activities." It requires that after the securitization of mortgage loans held for sale, an entity engaged in mortgage banking activities classify the resulting mortgage-backed securities and other retained interest based on its ability and intent to sell or hold those instruments. The adoption of this standard had no material impact on its results of operations, financial position or cash flows as it currently does not utilize or deal in mortgage-backed securities.

Property Held For Sale
----------------------

Property held for sale at March 31, 2000 consists of one residential property which is recorded at the lower of cost or fair value less cost to sell. The property is subject to a short-term lease. The Company intends to market the property for sale during the year ended March 31, 2001.

Revenue and Cost Recognition
----------------------------

Revenue from the sale of loans is recognized at the time the loans are sold or when the loan file has completed shipping documentation to independent investors. Loan origination costs and incremental direct costs are deferred and recognized over the term of the loan as an adjustment of the loan yield until the loan is sold. Incremental direct costs include credit reports, appraisal fees, document preparation fees, wire fees, tax and filing fees, funding fees and commissions. When the loan is sold and service is released, the unamortized loan origination costs and incremental direct selling costs

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                                                   NOTES TO FINANCIAL STATEMENTS

                  For Each of the Three Years in the Period Ended March 31, 2000
________________________________________________________________________________

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
--------------------------------------------------------------

are netted against the revenue and recorded to the statement of operations. Revenue from the servicing of loans is recognized as earned.

Accounting for Stock-Based Compensation
---------------------------------------

The Company accounts for stock-based compensation issued to employees, if any, using the intrinsic value based method as prescribed by APB Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB 25"). Under the intrinsic value based method, compensation is the excess, if any, of the fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation, if any, is recognized over the applicable service period, which is usually the vesting period.

The Financial Accounting Standards Board ("FASB") has issued Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"). This standard, if fully adopted, changes the method of accounting for employee stock-based compensation plans to the fair value based method. For stock options and warrants, fair value is determined using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

The adoption of the accounting methodology of SFAS 123 is optional and the Company has elected to continue accounting for stock-based compensation issued to employees using APB 25; however, pro forma disclosures, as if the Company adopted the cost recognition requirements under SFAS 123, are required to be presented.

Basic and Diluted Loss Per Share
--------------------------------

The Company has adopted Statement of Financial Accounting Standards No. 128 "Earnings Per Share" ("SFAS 128"). SFAS 128 changes the methodology of calculating earnings per share by eliminating any common stock equivalents (such as stock options, warrants, etc.) from basic earnings per share and changes certain calculations when computing diluted earnings per share.

Basic earnings (loss) per share is computed based on the weighted average number of common shares outstanding for the period. Diluted earnings per share is computed by dividing net income available to common shareholders by the weighted average common shares outstanding, assuming all dilutive potential common shares were issued (none for 2000, 1999 and 1998).

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                                                   NOTES TO FINANCIAL STATEMENTS

                  For Each of the Three Years in the Period Ended March 31, 2000
________________________________________________________________________________

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
--------------------------------------------------------------

Advertising
------------

The Company expenses advertising costs as incurred. The advertising costs for the years ended March 31, 2000, 1999 and 1998 totaled $143,728, $40,121 and
$24,827, respectively.

Income Taxes
------------

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.
Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Fair Value of Financial Instruments
-----------------------------------

The Company has adopted Statement of Financial Accounting Standards No. 107 ("SFAS 107"), "Disclosures About Fair Value of Financial Instruments." SFAS 107 requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. The carrying amount of the Company's cash, accounts payable and accrued expenses approximates their estimated fair values due to the short-term maturities of those financial instruments (see Note
16).

Comprehensive Income
--------------------

The Company has adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income." SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The adoption of SFAS 130 has not impacted the Company's financial statements as it has no comprehensive income items.

Segment Information
--------------------

The Company has adopted Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 changes the way public companies report information about segments of their business in their annual financial

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                                                   NOTES TO FINANCIAL STATEMENTS

                  For Each of the Three Years in the Period Ended March 31, 2000
________________________________________________________________________________

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
--------------------------------------------------------------

statements and requires them to report selected segment information in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. The Company has only one business segment, so no additional disclosures are required.

New Accounting Pronouncements
-----------------------------

In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet at their fair value. This statement, as amended by SFAS 137, is effective for financial statements for all fiscal quarters of all fiscal years beginning after June 15, 2000. The Company does not expect the adoption of this standard to have a material impact on its results of operations, financial position or cash flows as it currently does not engage in any derivative or hedging activities.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin 101 ("SAB 101"), "Revenue Recognition," which outlines the basic criteria that must be met to recognize revenue and provides guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the Securities and Exchange Commission. The effective date of this pronouncement is the fourth quarter of the fiscal year beginning after December 15, 1999. The Company believes that adopting SAB 101 will not have a material impact on its financial position and results of operations.

In March 2000, the FASB issued FASB Interpretation No. 44 ("FIN 44"), "Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion 25." FIN 44 clarifies the application of Opinion 25 for (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a non-compensatory plan, (c) the accounting consequence for various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain provisions cover specific events that occur after either December 15, 1998, or January 12, 2000. The adoption of certain other provisions of FIN 44 prior to March 31, 2000 did not have a material effect on the financial statements. The Company does not expect that the adoption of the remaining provisions will have a material effect on the financial statements.

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                                                   NOTES TO FINANCIAL STATEMENTS

                  For Each of the Three Years in the Period Ended March 31, 2000
________________________________________________________________________________

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
--------------------------------------------------------------

Reclassifications
-----------------

Certain reclassifications have been made to the 1998 and 1999 financial statements to conform to the 2000 presentation.

NOTE 2 - MORTGAGE SERVICING RIGHTS
----------------------------------

Mortgage servicing rights are as follows for the year ended March 31:

                               2000           1999          1998
                            ----------     ----------    ----------
Balance, beginning of year    $ 70,571       $ 67,304      $ 30,688
Additions, net                  20,861         17,105        49,283
Amortization                   (13,057)       (13,838)      (12,667)
                            ----------     ----------    ----------
Balance, end of year          $ 78,375       $ 70,571      $ 67,304
                            ==========     ==========    ==========

The estimated fair market value of mortgage servicing rights approximated their respective book values for each of the three years ended March 31, 2000, 1999 and 1998. The fair market value was determined by discounting estimated net future cash flows from loan servicing using a discount and repayment rates that approximate current market rates.

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                                                   NOTES TO FINANCIAL STATEMENTS

                  For Each of the Three Years in the Period Ended March 31, 2000
________________________________________________________________________________

NOTE 3 - NOTES RECEIVABLE
-------------------------

Notes receivable consist of the following at March 31:
                                                             2000       1999
                                                           ---------  ---------

Secured note receivable from an employee of the
 Company, bearing interest at 7.50% per annum,
 payable in monthly interest installments with all
 principal and unpaid interest due and payable in
 April 2005.                                               $ 166,428  $ 166,428




Note receivable from a third party, bearing interest at
 8% per annum; interest payable monthly; paid in full
 September 1999.                                                   -     75,000


Other                                                         19,907     30,037
                                                           ---------  ---------
                                                             186,335    271,465
Less current portion                                            (760)   (97,709)
                                                           ---------  ---------

                                                           $ 185,575  $ 173,756
                                                           =========  ==========
 NOTE 4 - PROPERTY AND EQUIPMENT
--------------------------------

Property and equipment consist of the following at March 31:

                                                             2000        1999
                                                            --------  ----------

Real estate                                                $       -  $ 149,000
Office equipment                                             342,563    321,666
Furniture and fixtures                                        97,801     97,801
Automobiles                                                   12,000     12,000
Property under capital leases                                349,908    130,636
                                                           ---------  ---------
                                                             802,272    711,103

Less accumulated depreciation and amortization              (372,829)  (296,786)
                                                           ---------  ---------

                                                           $ 429,443  $ 414,317
                                                           =========  =========

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                                                   NOTES TO FINANCIAL STATEMENTS

                  For Each of the Three Years in the Period Ended March 31, 2000
________________________________________________________________________________

NOTE 5 - LINE OF CREDIT
-----------------------

The Company has an unsecured bank line of credit in the amount of $100,000. When the line of credit expired on November 18, the Company refinanced the outstanding balance of $95,310 into a term note payable (see Note 7). At March
 1, 2000 and 1999, the outstanding balance under the line of credit was $0 and $97,165, respectively.

Interest expense incurred under the unsecured bank line of credit amounted to $9,129, $9,939 and $10,639 for the years ended March 31, 2000, 1999 and 1998, respectively.

NOTE 6 - WAREHOUSE LINES OF CREDIT
----------------------------------

The Company has a $15,000,000 mortgage loan purchasing warehouse line of credit, collateralized by the related mortgage loans receivable with a carrying value of $19,292,446 and $17,625,281 at March 31, 2000 and 1999, respectively, mortgage loan servicing agreements entered into by the Company (see Note 12) and personally guaranteed by the common stockholders of the Company, with interest due monthly at the bank reference rate plus an established percentage (totaling 8.9% at March 31, 2000). The warehouse line of credit expires on September 30, 2000 and the Company is currently in negotiations with the existing lender to renew the line of credit. The warehouse line of credit has restrictions as to the types of loans (and the maximum amounts per individual loans) for which said line can be used to fund. Furthermore, the line can only be used to fund loans at a percentage of par, as defined; the remainder must be funded by the Company utilizing its own cash resources. At March 31, 2000 and 1999, the outstanding balance under the warehouse line of credit was $20,019,054 (including $748,787 of monies drawn against the warehouse line of credit but not yet financed) and $17,493,914, respectively.

The warehouse line of credit agreement contains restrictive covenants relating to net worth, tangible net worth, and various ratios, as defined. Furthermore, the warehouse line of credit permits dividends solely to the extent of net income. Substantially all of such restrictive covenants were not satisfied at March 31, 2000. In addition, the warehouse line of credit was drawn in excess of the maximum amount allowable pursuant to the related agreement. On August 14, 2000, the Company received a waiver from the line lender waiving such covenant violations as of March 31, 2000. As the Company has not received a waiver for the period after March 31, 2000, the line lender could demand repayment at any time. The loss of this line of credit could have a material adverse effect on the Company.

The Company has another $5,000,000 mortgage loan purchasing warehouse line of credit, collateralized by the related mortgage loans receivable with a carrying value of $1,374,545 and $1,267,380 at March 31, 2000 and 1999, respectively, mortgage loan servicing agreements entered into by the Company (see Note 11) and personally guaranteed by the common stockholders of the

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                                                   NOTES TO FINANCIAL STATEMENTS

                  For Each of the Three Years in the Period Ended March 31, 2000
________________________________________________________________________________

NOTE 6 - WAREHOUSE LINES OF CREDIT, continued
---------------------------------------------

Company, with interest due monthly at the bank reference rate plus an established percentage (totaling 10% at March 31, 2000). The warehouse line of credit expires on September 30, 2000 and the Company is currently in negotiations with the existing lender to renew the line of credit. Each advance is to be repaid within 45 days of the advance. At March 31, 2000 and 1999, the outstanding balance under this warehouse line of credit was $1,374,545 and $1,267,380, respectively.

Interest expense incurred under the warehouse lines of credit amounted to $984,955, $1,115,304 and $1,187,087 for the years ended March 31, 2000, 1999 and
1998, respectively.

NOTE 7 - LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS
-----------------------------------------------------

Long-Term Debt
---------------

Long-term debt consists of the following at March 31:

                                                              2000       1999
                                                           ---------   ---------
Note payable to a bank, bearing interest at 12% per
 annum; payable in monthly installments of $3,165,
 including interest, through February 2003 personally
 guaranteed by the President of the Company.               $  93,098   $       -

Notes payable to a third party, bearing interest at
 7.25% per annum; paid in full March 2000.                         -     370,500

Note payable to a third party, bearing interest at
 8.875% per annum; payable in monthly installments
 of $2,470, including interest.  Balance was paid in full
 when property was sold during fiscal year 2000.                   -     308,134

Note payable to a third party, bearing interest at a
 variable rate (6.875% per annum at March 31, 1999);
 payable in monthly installments of $467, including
 interest.  Balance was paid in full when property was
 sold during fiscal year 2000.                                     -      60,345

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                                                   NOTES TO FINANCIAL STATEMENTS

                  For Each of the Three Years in the Period Ended March 31, 2000
________________________________________________________________________________

NOTE 7 - LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, continued
----------------------------------------------------------------

Note payable to a related party, bearing interest at
 24% per annum; payable in monthly interest
 installments with all unpaid principal
 and interest due August 1, 2000.                             50,000     50,000

Unsecured note payable to a related
 party, bearing interest at 16% per
 annum; payable in monthly
 installments of $1,251, including
 interest, through September 2006.                            68,390          -

Unsecured note payable to a related
 party, bearing interest at 16% per
 annum; payable in monthly
 installments of $1,540, including
 interest, through September 2006.                            77,424          -

Unsecured note payable to a related
 party, bearing interest at 13.25% per
 annum; payable in monthly
 installments of $1,119, including
 interest, through March 2030.                                98,676          -

Note payable to a third party, bearing
 interest at 8.375% per annum; payable
 in monthly installments of $334,
 including interest, through August
 2028; secured by deed of trust.                              43,446     43,805

Note payable to a related party,
 bearing interest at 50% per annum;
payable in monthly interest installments
with all unpaid principal and interest due
August 1999.                                                  30,000     30,000

Other                                                              -      3,536
                                                           ---------  ---------
                                                             461,034    866,320

Less current position                                       (126,316)  (458,042)
                                                           ---------  ---------

                                                           $ 334,718  $ 408,278
                                                           =========  =========

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                                                   NOTES TO FINANCIAL STATEMENTS

                  For Each of the Three Years in the Period Ended March 31, 2000

________________________________________________________________________________

NOTE 7 - LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, continued
----------------------------------------------------------------

Aggregate long-term debt matures as follows:

                   Years Ending
                      March 31,
                      ---------

                        2001                            $  126,316
                        2002                                47,687
                        2003                                51,313
                        2004                                21,576
                        2005                                25,237
                        Thereafter                         188,905
                                                        ----------

                                                        $  461,034
                                                        ==========

Interest expense incurred under long-term debt obligations amounted to $58,995, $126,634 and $51,854 for the years ended March 31, 2000, 1999 and 1998, respectively.

Interest expense incurred under related party debt obligations amounted to $39,398, $2,750 and $0 for the years ended March 31, 2000, 1999 and 1998, respectively.

Capital Leases
--------------

The Company leases certain equipment under capital leases which expire through 2003, with effective interest rates ranging from 14% to 18.37%. The assets and related liabilities under the capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the related assets. The assets are depreciated over their estimated useful lives. Depreciation of the assets of $58,828, $16,770 and $11,000, respectively, was included in other general and administrative expenses for the years ended March 31, 2000, 1999 and 1998. Accumulated depreciation of the assets of $98,286 and $39,458 is included in accumulated depreciation and the amortization in the accompanying balance sheet at March 31, 2000 and 1999, respectively.

Future minimum lease payments, by year and in the aggregate, under capital leases with initial or remaining terms of one year or more, consist of the following at March 31, 2000:



                        2001                            $   98,233
                        2002                                73,579
                        2003                                43,035
                                                        ----------
                                                           214,847

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                                                   NOTES TO FINANCIAL STATEMENTS

                  For Each of the Three Years in the Period Ended March 31, 2000

________________________________________________________________________________

NOTE 7 - LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, continued
----------------------------------------------------------------

      Less amount representing interest               (35,114)
                                                     --------

      Present value of net minimum lease payments     179,733

      Less current portion                            (76,786)
                                                     --------
                                                     $102,947
                                                     ========

Interest expense incurred under capital lease obligations amounted to $28,322, $9,849 and $9,156 for the years ended March 31, 2000, 1999 and 1998, respectively.

NOTE 8 - COMMITMENTS AND CONTINGENCIES
--------------------------------------

Operating Leases
----------------

The Company leases its facilities and certain equipment under non-cancelable operating leases that expire through the year 2004. These agreements generally provide that the Company pay operating costs such as taxes, insurance and maintenance.

Future annual minimum payments under operating leases at March 31, 2000 are as follows:


         Years Ending
           March 31,
           ---------

             2001                        $223,000
             2002                         218,000
             2003                         220,000
             2004                         149,000
                                         --------

                                         $810,000
                                         ========

Rental expense under operating leases for the years ended March 31, 2000, 1999 and 1998 was $292,215, $172,455 and $78,180, respectively.

Consulting Agreements
---------------------

The Company entered into a financial consulting agreement whereby the former Series B preferred stockholder (see Note 11) was entitled to consulting fees of $6,000 per month through November

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                                                   NOTES TO FINANCIAL STATEMENTS

                  For Each of the Three Years in the Period Ended March 31, 2000

________________________________________________________________________________

NOTE 8 - COMMITMENTS AND CONTINGENCIES, continued
-------------------------------------------------

25, 1998. Consulting fees charged to operations totaled $48,000 and $72,000 for the years ended March 31, 1999 and 1998, respectively.

As part of the Series D preferred stock purchase agreement (see Notes 10 and 15), the Company entered into a financial consulting agreement whereby the Series D preferred stockholder is entitled to consulting fees of $6,000 per month. The agreement expires upon the redemption of the Series D preferred stock. Consulting fees charged to operations totaled $72,000 for each of the years ended March 31, 2000, 1999 and 1998.

Litigation
----------

In the normal course of business, the Company is involved in various legal actions. It is the opinion of management that none of these legal actions will have a material effect on the financial position or results of operations of the Company.

During fiscal 2000, the Company was a defendant in a breach of contract lawsuit. The Company filed a cross complaint against a loan broker and a real estate appraiser. On March 17, 2000, the Company was ordered to pay the plaintiff damages in the amount of $44,000 and attorney fees of $38,000. In addition, the Company prevailed in its cross compliant and was awarded several damages of $44,000 and attorney fees of approximately $29,000. The net result of these lawsuits has been recorded in the accompanying balance sheet under accrued expenses at March 31, 2000.

Employment Agreements
---------------------

On October 1, 1999, the Company entered into employment agreements with its President and its Executive Vice President/CFO. These agreements provide for an annual base salary of $300,000 each for a five-year term plus certain additional benefits. The agreements call for the Company to create "deferred compensation accounts" for each employee and to credit an amount equal to 20% of the Company's net profit before taxes to the accounts for each employee for each year or portion of year in the case of a termination of one of the employees. The employees are entitled to receive such amounts annually or within 30 days of termination. Upon termination by the Company except for just cause, as defined in the agreements, or for liquidation of the Company, the Company is obligated to pay all amounts owing under the agreements. At March 31, 2000, no amounts are accrued for the deferred compensation accounts as the Company had no net profit before taxes for the year ended March 31, 2000.

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                                                   NOTES TO FINANCIAL STATEMENTS

                  For Each of the Three Years in the Period Ended March 31, 2000

________________________________________________________________________________

NOTE 9 - COMMITTED STOCK
------------------------

During March 2000, the Company sold 480 shares of common stock for $120,000 ($250 per share). However, the shares were not issued until subsequent to March 31, 2000. As the cash was received prior to year end, the Company has included these sales of common stock as outstanding in the accompanying statement of stockholders' (deficit) equity at March 31, 2000.

NOTE 10 - REDEEMABLE PREFERRED STOCK
------------------------------------

Preferred Stock, Series D
-------------------------

In 1997, the Board of Directors authorized the issuance of up to 1,500 shares of Series D preferred stock at $400 per share. At March 31, 2000, 1999 and 1998, 1,500 shares of Series D preferred stock were outstanding. The Series D preferred stock is non-voting and is redeemable by the Company commencing five years from the date of issuance. The Company is limited, in each calendar year, to repurchasing 20% of the number of shares originally issued. Subject to the laws of the state of California, if the Company's common stockholders sell all of their common stock of the Company, the Series D preferred stockholder may elect to have the Company redeem all issued and outstanding Series D preferred stock. The redemption price shall equal the issuance price. There are no fixed or minimum redemption requirements related to this stock. If the Company conducts an initial public offering ("IPO"), the Series D preferred stockholder may elect to convert the preferred stock to common stock at the conversion rate of $400 per share. The Series D preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C preferred stock. The Series D preferred stock entitles the holder to receive, on a cumulative basis, dividends at an annual rate of 3%, payable on a monthly basis. Dividends of $18,000 were declared and paid for the years ended March 31, 2000, 1999 and 1998.

In connection with the purchase of the Series D preferred stock, the Company entered into a financial consulting agreement whereby the Series D preferred stockholder is entitled to $6,000 per month until such time that the Series D preferred stock is redeemed by the Company (see Notes 8 and 15).

NOTE 11 - PREFERRED STOCK
-------------------------

In 1991, the Board of Directors authorized the issuance of up to 50,000 shares of non-voting preferred stock. The Company may divide the preferred stock into any number of series, and the Board of Directors shall fix the designation and number of shares of each series.

Currently, the Company has established twelve series of preferred stock designated "Series A, B, C, D, E, F, G, H, I, J, K and L" preferred stock as follows (Series D is described in Note 10 above):

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                                                   NOTES TO FINANCIAL STATEMENTS

                  For Each of the Three Years in the Period Ended March 31, 2000

________________________________________________________________________________

NOTE 11 - PREFERRED STOCK, continued
------------------------------------

Preferred Stock, Series A
-------------------------

The Company redeemed all shares of Series A preferred stock prior to fiscal
1997.

Preferred Stock, Series B
-------------------------

In 1993, the Board of Directors authorized the issuance of up to 1,500 shares of Series B preferred stock at $400 per share. The Series B preferred stock was non-voting and entitled the holder to receive, on a cumulative basis, dividends at an annual rate of 2%, payable on a monthly basis. The Series B preferred stock was redeemable by the Company after one year from the date of issuance. On November 26, 1996, the Company redeemed the Series B preferred stock for $400,000 in cash, $200,000 in notes payable, and a guaranteed two (2) year financial consulting agreement at $6,000 per month (see Note 8).

Preferred Stock, Series C
-------------------------

In 1993, the Board of Directors authorized the issuance of up to 1,000 shares of Series C preferred stock at $100 per share. At March 31, 2000, 1999 and 1998, 1,000 shares of the Series C preferred stock were outstanding. The Series C preferred stock is non-voting and is redeemable by the Company commencing one year from the date of issuance. The redemption price will include an annual rate of return of 12% on the original issuance price. The Series C preferred stock shall have a preference over the common stock of the Company. The Company has been paying a monthly dividend at an annual rate of 12% in lieu of the increased redemption price. Dividends of $12,000 were declared and $11,000 was paid for the year ended March 31, 2000. Dividends of $12,000 were declared and paid for the years ended March 31, 1999 and 1998.

Preferred Stock, Series E
-------------------------

In 1997, the Board of Directors authorized the issuance of up to 1,200 shares of Series E preferred stock at $250 per share. At March 31, 2000, 1999 and 1998, 1,200 shares of Series E preferred stock were outstanding. The Series E preferred stock is non-voting and is redeemable at the Company's option. The redemption price shall equal the issuance price. The Series E preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C and D preferred stock. The Series E preferred stock entitles the holder to receive, on a cumulative basis, dividends at an annual rate of 18%, payable on a monthly basis. Dividends of $54,000 were declared and paid for the years ended March 31, 2000, 1999 and 1998.

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                                                   NOTES TO FINANCIAL STATEMENTS

                  For Each of the Three Years in the Period Ended March 31, 2000

________________________________________________________________________________

NOTE 11 - PREFERRED STOCK, continued
------------------------------------

Preferred Stock, Series F
-------------------------

In 1998, the Board of Directors authorized the issuance of up to 1,250 shares of Series F preferred stock at $100 per share. At March 31, 2000, 1999 and 1998, 1,250 shares of Series F preferred stock were outstanding. The Series F preferred stock is non-voting and is redeemable at the Company's option. The redemption price shall equal the issuance price. The Series F preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C, D and E preferred stock. The Series F preferred stock entitles the holder to receive, on a cumulative basis, dividends at an annual rate of 14%, payable on a monthly basis. Dividends of $17,500 were declared and paid for the years ended March 31, 2000 and 1999. The Company was not obligated to pay dividends for Series F preferred stock in 1998.

Preferred Stock, Series G
-------------------------

In 1999, the Board of Directors authorized the issuance of up to 2,000 shares of Series G preferred stock at $100 per share. At March 31, 2000 and 1999, 2,000 shares of Series G preferred stock were outstanding. The Series E preferred stock is non-voting and is redeemable at the Company's option. The redemption price shall equal the issuance price plus any unpaid dividends. The Series G preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C, D, E and F preferred stock. The Series G preferred stock entitles the holder to receive, on a cumulative basis, dividends at an annual rate of 24%, payable on a monthly basis. Dividends of $48,000 were declared and paid for the year ended March 31, 2000. Dividends of $20,833 were declared and paid for the year ended March 31, 1999.

Preferred Stock, Series H
-------------------------

In 1999, the Board of Directors authorized the issuance of up to 1,000 shares of Series H preferred stock at $35 per share. Subsequent to their issuance, the Company redeemed all 1,000 shares issued for $35 per share and at March 31, 2000 and 1999, no shares of Series H preferred stock were outstanding.

Preferred Stock, Series I
-------------------------

In 1999, the Board of Directors authorized the issuance of up to 550 shares of Series I preferred stock at $100 per share. At March 31, 2000 and 1999, 550 shares of Series I preferred stock were outstanding. The Series I preferred stock is non-voting and is redeemable at the Company's option. The redemption price shall equal the issuance price plus any unpaid dividends. The Series I

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                                                   NOTES TO FINANCIAL STATEMENTS

                  For Each of the Three Years in the Period Ended March 31, 2000

________________________________________________________________________________

NOTE 11 - PREFERRED STOCK, continued
------------------------------------

preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C, D, E, F and G preferred stock. The Series I preferred stock entitles the holder to receive, on a cumulative basis, dividends at an annual rate of 15%, payable on a monthly basis. Dividends of $8,250 were declared and paid for the year ended March 31, 2000. Dividends of $4,950 were declared and paid for the year ended March 31, 1999. If the Company conducts an IPO, the Series I preferred stockholder may elect to convert the preferred stock, plus unpaid dividends, to common stock at 50% of the Company's IPO price. The value of this beneficial conversion feature of $55,000 will be recognized as a preferred stock dividend when the Company has an IPO that is declared effective.

Preferred Stock, Series J
-------------------------

In 1999, the Board of Directors authorized the issuance of up to 1,000 shares of Series J preferred stock at $160 per share. Subsequent to their issuance, the Company redeemed all 1,000 shares issued for $160 per share and at March 31, 2000 and 1999, no shares of Series J preferred stock were outstanding.

Preferred Stock, Series K
-------------------------

In 1999, the Board of Directors authorized the issuance of up to 1,000 shares of Series K preferred stock at $120 per share. At March 31, 2000 and 1999, 1,000 shares of Series K preferred stock were outstanding. The Series K preferred stock is non-voting and is redeemable at the Company's option. The redemption price shall equal the issuance price plus any unpaid dividends. The Series K preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C, D, E, F, G and I preferred stock. The Series K preferred stock entitles the holder to receive, on a cumulative basis, dividends at an annual rate of 5%, payable on a monthly basis. Dividends of $6,000 were declared and no amount was paid for the year ended March 31, 2000. The Company was not obligated to pay dividends for Series K preferred stock in 1999.

Preferred Stock, Series L
-------------------------

In 1999, the Board of Directors authorized the issuance of up to 1,000 shares of Series L preferred stock at $1,000 per share. During fiscal 2000, the Company sold 241 shares of Series L preferred stock for $241,000 and subsequent to their issuance, redeemed 58 shares of Series L preferred stock for $58,000. At March 31, 2000, 183 shares of Series L preferred stock were outstanding. The Series L preferred stock is non-voting and is redeemable at the Company's option. The redemption price shall equal the issuance price plus any unpaid dividends. The Series L preferred stock shall

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                                                   NOTES TO FINANCIAL STATEMENTS

                  For Each of the Three Years in the Period Ended March 31, 2000

________________________________________________________________________________

NOTE 11 - PREFERRED STOCK, continued
------------------------------------

have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C, D, E, F, G, I and K preferred stock. The Series L preferred stock entitles the holder to receive, on a cumulative basis, dividends at an annual rate of 12%, payable on a monthly basis. Dividends of $22,850 were declared and $4,600 was paid for the year ended March 31, 2000. The Company was not obligated to pay dividends for Series L preferred stock in 1999.

NOTE 12 - MORTGAGE LOAN SERVICING
---------------------------------

Mortgage loans serviced by the Company amounting to approximately $7.4 million, $9.7 million and $9.4 million at March 31, 2000, 1999 and 1998, respectively, are not included in the accompanying balance sheets. Funds held in trust on behalf of the owners of such serviced loans are also not reflected in the accompanying balance sheets. The Company subcontracts its servicing through a third party sub-servicer. Either party may cancel the contract with 120 days written notice. Loan sub-servicing fees are based on a fixed monthly fee per outstanding loan being serviced.

NOTE 13 - GAIN ON SALE OF SERVICING RIGHTS
------------------------------------------

In fiscal 1998, the Company sold servicing rights in connection with $26,443,993 of loans which the Company had previously sold with "servicing retained," for $326,194. The net carrying value of the servicing rights at the time of sale was $170,754. As a result of the transaction, the Company recognized a gain of $155,440 in the fiscal 1998 statement of operations.

NOTE 14 - PROVISION FOR INCOME TAXES
------------------------------------

The income tax provision for the years ended March 31, 2000, 1999 and 1998 differed from the amounts computed by applying the U.S. Federal tax rate of 34 percent to the income (loss) from operations before provision (benefit) for income taxes as a result of the following:

                                                           2000         1999        1998
                                                       -----------  ----------  -----------
Computed "expected" tax (benefit) provision            $ (308,801)  $  24,682   $  (274,709)

Increase (decrease) in income taxes resulting from:
        Non-deductible expenses                            17,681      14,903        11,513
        State taxes, net of Federal benefit               (24,537)      4,151       (47,140)
        (Decrease) increase in  valuation allowance       559,371    (297,408)      297,408
        Other                                                   -      12,238        13,728
                                                       ----------   ---------   -----------

                                                       $  243,714   $(241,434)  $       800
                                                       ==========   =========   ===========

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                                                   NOTES TO FINANCIAL STATEMENTS

                  For Each of the Three Years in the Period Ended March 31, 2000
________________________________________________________________________________

NOTE 14 - PROVISION FOR INCOME TAXES, continued
-----------------------------------------------

The tax effect of temporary differences that give rise to significant portions of deferred tax assets and liabilities at March 31, are presented below:

                                             2000       1999
                                           --------   --------
    Deferred tax assets:
       Net operating loss carryforwards    $612,048   $270,424
       Other                                      -      9,443
                                           --------   --------
                                            612,048    279,867

    Less valuation allowance                559,371          -
                                           --------   --------

           Deferred tax assets               52,677    279,867

    Deferred tax liabilities:
       Other                                (52,677)   (37,633)
                                           --------   --------

    Net deferred tax asset                 $      -   $242,234
                                           ========   ========

The net change in the total valuation allowance for the years ended March 31, 2000 and 1999 was an increase of $559,371 and a decrease of $297,408, respectively.

At March 31, 2000, the Company has net operating loss carryforwards ("NOLs") of approximately $1,632,000 for Federal income tax reporting purposes and approximately $640,000 for state reporting purposes, expiring in various years through 2013.

NOTE 15 - RELATED PARTY TRANSACTIONS
------------------------------------

The Company paid consulting fees to stockholders of its Series B and D preferred stock. Total consulting fees paid were $72,000, $120,000 and $144,000 during the years ended March 31, 2000, 1999 and 1998, respectively (see Notes 8, 10 and
11).

During fiscal 2000, the Company sold property previously held for sale, with a net book value of $345,000 for approximately $369,000. The Company incurred approximately $40,000 in selling costs, resulting in a loss of approximately $16,000, which the Company has recorded in the accompanying statement of operations. In addition, the Company had debt outstanding on the property of approximately $346,000, of which $17,429 was due to the President which was forgiven. The Company recorded the forgiveness of debt as an extraordinary item in the accompanying statement of operations.

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                                                   NOTES TO FINANCIAL STATEMENTS

                  For Each of the Three Years in the Period Ended March 31, 2000
________________________________________________________________________________

NOTE 16 - EARNINGS PER SHARE
----------------------------

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations:

                                               2000         1999        1998
                                           -----------   ---------   ---------

Numerator for basic and diluted earnings
 per common share:
       (Loss) income from operations       $(1,169,457)  $ 341,635   $(808,767)
       Dividends on preferred shares          (186,600)   (128,610)    (84,000)
                                           -----------   ---------   ---------

(Loss) income from operations available
  to common stockholders                    (1,356,057)    213,025    (892,767)

Extraordinary item-forgiveness of debt          17,429           -           -
                                           -----------   ---------   ---------

Net (loss) income applicable to common
  stockholders                             $(1,338,628)  $ 213,025   $(892,767)
                                           ===========   =========   =========

Denominator for basic and diluted earnings
  per common share:
     Weighted average shares                    30,000      30,000      30,000
                                           ===========   =========   =========

(Loss) income from operations              $    (45.20)  $    7.10   $  (29.76)

Extraordinary item                                 .58           -           -
                                           -----------   ---------   ---------

Basic and diluted earnings
  per common share                         $    (44.62)  $    7.10   $  (29.76)
                                           ===========   =========   =========

NOTE 17 - FAIR VALUE OF FINANCIAL INSTRUMENTS
---------------------------------------------

The following disclosure of the estimated fair value of financial instruments as of March 31, 2000 and 1999 is made by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value.

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                                                   NOTES TO FINANCIAL STATEMENTS

                  For Each of the Three Years in the Period Ended March 31, 2000
________________________________________________________________________________

NOTE 17 - FAIR VALUE OF FINANCIAL INSTRUMENTS, continued
--------------------------------------------------------

                                                       March 31, 2000             March 31, 1999
                                                  ------------------------  ------------------------
                                                    Carrying   Estimated     Carrying    Estimated
                                                     Amount    Fair Value     Amount     Fair Value
                                                  -----------  ----------   -----------  -----------
Assets:
Mortgage loans and receivable from loans
  sold                                            $22,078,328  $21,797,458  $19,476,441  $19,473,441
Items included in other assets:
      Advances to escrow                               24,926       24,926       28,282       28,282
      Principal and interest on advances
        on loans sold                                 114,258      114,258      189,687      189,687
      Employee advances                                41,455       41,455            -            -
      Receivable from sale of loans services                -            -       14,230       14,230
      Principal and interest advances on loans
        serviced                                       26,429       26,429       27,094       27,094

Liabilities:
   Notes payable                                  $   461,034  $   461,034  $   866,320  $   873,032

The fair value estimates as of March 31, 2000 and 1999 are based on pertinent information that was available to management as of the respective dates. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since those dates and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

The following describes the methods and assumptions used by the Company in estimating fair values.

Mortgage Loans and Receivable From Loans Sold
---------------------------------------------

Fair value is estimated using the quoted market prices for similar loans and dealer commitments to purchase loans.

Notes Payable
-------------

Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate the fair value of existing debt. Related party debt was not revalued due to the non-arms-length origin of these instruments.

                                                    OCEAN WEST ENTERPRISES, INC.
                                                          dba OCEAN WEST FUNDING

                                                   NOTES TO FINANCIAL STATEMENTS

                  For Each of the Three Years in the Period Ended March 31, 2000
________________________________________________________________________________

NOTE 18 - SUBSEQUENT EVENTS
---------------------------

Subsequent to March 31, 2000, the Company sold 860 shares of its common stock for $215,000.

Subsequent to March 31, 2000, stockholders converted certain notes payable in the amount of $241,000 into 241 shares of Series L preferred stock.

Had these events occurred at March 31, 2000, the Company's stockholders' (deficit) equity would approximate the pro forma amounts below:

                                               As Reported       Pro forma
                                               -----------      -----------

     Stockholders' (deficit) equity            $  (808,529)     $  (352,529)
                                               ===========      ===========

                         INDEPENDENT AUDITORS' REPORT


Ocean West Holding Corporation
15991 Redhill Avenue, Suite 110
Tustin, California   92780

We have audited the accompanying balance sheet of Ocean West Holding Corporation as of September 30, 2000. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Ocean West Holding Corporation as of September 30, 2000 in conformity with generally accepted accounting principles.



Link, Murrel & Company

October 11, 2000
Irvine, California

                        OCEAN WEST HOLDING CORPORATION


                                 BALANCE SHEET

                              September 30, 2000


                                    ASSETS
                                    ------

Assets                                                     $         0
                                                           ===========



                     LIABILITIES AND STOCKHOLDERS' EQUITY
                     ------------------------------------

Current Liabilities:
 Due to Ocean West Enterprises, Inc.                       $     4,876

Stockholders' Equity:
 Stock (note 2)
 Accumulated Deficit                                            (4,876)
                                                           -----------
   Total Liabilities and Stockholders' Equity              $         0
                                                           ===========


                            See accompanying notes.

                        OCEAN WEST HOLDING CORPORATION

                         NOTES TO FINANCIAL STATEMENT

                              September 30, 2000


1.   Summary of Significant Accounting Policies
     ------------------------------------------

     Nature of Business
     ------------------

     Ocean West Holding Corporation (the "Company") was organized in the State of Delaware on August 15, 2000, as a holding company to acquire all of the issued and outstanding stock of Ocean West Enterprises, Inc. (dba Ocean West Funding) in exchange for stock of Ocean West Holding Corporation. Ocean West Enterprises, Inc. is involved in the process of originating, packaging and funding of HUD and other government insured loans and non-government insured loans in the Southern California region. Ocean West Holding Corporation has not commenced operations as of October 11, 2000 and the only activity to date has been solely in conjunction with the incorporation and registration process.

     Basis of Accounting
     -------------------

     The balance sheet of the Company has been prepared on the accrual basis.

     Income Taxes
     ------------

     The Company is a C-corporation for federal income tax purposes.

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     Year End
     --------

     The Company is in the process of selecting a year end for financial and tax purposes.

2.   Classes of Stock
     ----------------

     The total number of shares, which the Corporation is authorized to issue is 45,600,000 shares, of which 30,000,000 shares shall be designated "Common Shares"; 5,000,000 shall be designated "Class B Common Shares"; 6,000,000 shall be designated "Class D Common Shares"; and 10,000,000 shall be designated "Preferred Shares", which shall initially have six series and for which the Board of Directors may designate additional series. The number of Class D Common Shares authorized shall not exceed 2% of the number of Common Shares authorized. All shares of stock of the Corporation shall have a par value of $0.01 per share. No holder of shares of any class of stock of the Corporation, now or hereafter

                        OCEAN WEST HOLDING CORPORATION

                         NOTES TO FINANCIAL STATEMENT

                              September 30, 2000

                                  (continued)



     authorized, shall have any preferential or preemptive rights to subscribe for, purchase or receive any shares of the Corporation of any class now or hereafter authorized, or any portions or warrants for such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation; except that, holders of Class B Common Shares shall have preemptive rights with respect to the issuance of Class B Common Shares only. In addition, the Corporation shall not sell or offer to sell any Class B Common Shares without the prior approval of the holders of a majority of the issued and outstanding Class B Common Shares.

     No shares of any stock  have been issued as of September 30, 2000.

3.   Organization Costs
     ------------------

     In accordance with the provisions of Statement of Position 98-5 "Reporting on the Costs of Start-up Activities" all organization costs incurred to date have been expensed.

4.   Related Parties
     ---------------

     Ocean West Holding Corporation will acquire all of the issued and outstanding stock and all of the outstanding warrants of Ocean West Enterprises, Inc., a California corporation, in exchange for stock of Ocean West Holding Corporation upon the filed registration statement becoming effective. Most of the management of Ocean West Holding Corporation will also be executive officers and directors of Ocean West Enterprises, Inc.

     No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus. Any information or representation which is not included in the Prospectus should not be relied upon and is not authorized by the issuer. The delivery of this Prospectus at any time does not imply that the information in the Prospectus is correct at any time subsequent to its date of issue. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of these securities.


                           -------------------------

                               TABLE OF CONTENTS

                           -------------------------

                                                           Page
                                                           ----
Summary                                                      4
Risk Factors                                                 8
Plan of Distribution                                        18
Use of Proceeds                                             20
Capitalization                                              21
Business                                                    23
Management's Discussion
 and Analysis of Financial
 Condition                                                  36
Management                                                  43
Principal and Selling                                       46
 Shareholders
Securities                                                  49
Dividends                                                   53
Liability and Indemnification                               53
 of Directors
Available Information                                       55
Legal Matters                                               55
Experts                                                     55
Financial Statements                                        57

                           -------------------------


                            5,434,652 Common Shares

                                      and

                            3,000,000 Common Stock
                               Purchase Warrants

                                      of

                        Ocean West Holding Corporation



                         ------------------------------

                                   PROSPECTUS

                         ------------------------------


                             ______________, 2000


                     Dealer Prospectus Delivery Obligation

      Until ________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II - Information Not Required In Prospectus
-------   --------------------------------------

Item 13.  Other Expenses of Issuance and Distribution
          -------------------------------------------

  Expenses of the offering are estimated to be approximately $_______ which amount includes the following items:


     Registration fee - federal                                    $ 2,178
     Registration fees - state                                     $     0
     Transfer Agent Fees*                                          $
     Printing and EDGAR Filing Costs*                              $
     Legal Fees (including fees relating
     to the reorganization)*                                       $80,000
     Accounting Fees                                               $10,000

--------------------------------------------------------------------------------

* estimates

The selling shareholders are not paying any expenses of the registration.

Item 14.  Indemnification of Directors and Officers
          -----------------------------------------

     Ocean West Holding Corporation has provisions in its Certificate of Incorporation which limit its directors' monetary liability to it or its shareholders except: (a) for any breach of the director's duty of loyalty to the corporation or its shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing and culpable violation of law; (c) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director; (d) for unlawful payment of dividends or making of a distribution or unlawful repurchase or redemption of its own stock; (e) for any transaction from which the director derived an improper personal benefit; (f) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing his duties of a risk of serious injury to the corporation or its shareholders; or (g) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders.

     Ocean West is required to indemnify its officers and directors for any liability incurred by them in their capacity as such except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty or for which the exclusive of personal liability of directors for monetary damages described above is not available.

Item 15.  Recent Sales of Unregistered Securities
          ---------------------------------------

     On the effective date of this Registration Statement, Ocean West Holding Corporation issued 5,926,448 Common Shares, 205,872 Class B Common Shares and 4,929 Preferred Shares to the shareholders of Ocean West Enterprises, Inc. in exchange for all of the issued and outstanding stock of Ocean West Enterprises. Ocean West claims exemption from registration under Section 4(2) of the Securities Act of 1933.

     Of the Common Shares issued to shareholders of Ocean West Enterprises, 2,045,852 shares (in addition to the Common Shares sold to Monogenesis) will be registered under this Registration Statement. The remaining securities issued will bear a restrictive legend.

Item 16.  Exhibits and Financial Statement Schedules
          ------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                                               Exhibit            Page
                                                                             Table Number        Number
                                                                             ------------        ------
---------------------------------------------------------------------------------------------------------
 I.     Underwriting Agreement                                                    1                +
---------------------------------------------------------------------------------------------------------
        (i)   See Stock Purchase Agreement and Plan of                                             +
              Reorganization
---------------------------------------------------------------------------------------------------------
 II.    Plan of Acquisition, Reorganization, Arrangement, Liquidation or          2
        Succession
---------------------------------------------------------------------------------------------------------
        (i)   Amended Stock Purchase Agreement and Plan of                                        108
              Reorganization (including all schedules)
---------------------------------------------------------------------------------------------------------
 III.   Articles of Incorporation and Bylaws                                      3
---------------------------------------------------------------------------------------------------------
        (i)   Certificate of Incorporation of Ocean West Holding                                   +
              Corporation
---------------------------------------------------------------------------------------------------------
        (ii)  Bylaws of Ocean West Holding Corporation                                             +
---------------------------------------------------------------------------------------------------------
 IV.    Instruments Defining the Rights of Security Holders                       4
---------------------------------------------------------------------------------------------------------
        (i)   Common Stock Purchase Warrant Agreement Between
              Ocean West Holding Corporation  and Registrar and Transfer
              Company
---------------------------------------------------------------------------------------------------------
 V.     Opinion of Counsel - Legality of Securities Being Registered              5                +
---------------------------------------------------------------------------------------------------------
 VI.    Material Contracts                                                       10
---------------------------------------------------------------------------------------------------------
        (i)   Employment Agreement - Marshall Stewart                                              +
---------------------------------------------------------------------------------------------------------
        (ii)  Employment Agreement - Daryl Meddings                                                +
---------------------------------------------------------------------------------------------------------
 VII.   Letter re Change in Certifying Accountants                               16
---------------------------------------------------------------------------------------------------------
 VIII.  Subsidiaries of the Registrant                                           21                +
---------------------------------------------------------------------------------------------------------
 IX.    Consent of Experts                                                       23
---------------------------------------------------------------------------------------------------------
        (i)   Consent of Corbin & Wertz, Independent Public Accountants                           137
---------------------------------------------------------------------------------------------------------
        (ii)  Consent of Norman Jones Enlow & Co., Certified Public                                +
              Accountants & Management Consultants
---------------------------------------------------------------------------------------------------------
        (iii) Consent of Link, Murrell & Company, Independent Public                              138
              Accountants
---------------------------------------------------------------------------------------------------------
        (iv)  Consent of Counsel - See Exhibit 5
---------------------------------------------------------------------------------------------------------
 X.     Financial Data Schedule                                                  27               139
---------------------------------------------------------------------------------------------------------

+ Previously filed as an exhibit to the Registration Statement of Ocean West Holding Corporation filed on February 1, 2000.

Item 17.  Undertakings
          ------------
     The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this pre-effective amendment number 1 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California, on November 6, 2000.

Ocean West Holding Corporation


By: /s/ Marshall L. Stewart
    -----------------------------------------------------
    Marshall L. Stewart, President, Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Marshall L. Stewart                           on November 6, 2000
-------------------------------------------------
Marshall L. Stewart, President, Chief (principal) Executive Officer


/s/ Daryl Meddings                                on November 6, 2000
-------------------------------------------------
Daryl Meddings, Chief (principal) Financial Officer, Secretary/Treasurer


    The following are at least a majority of the directors of Ocean West Holding
Corporation:


/s/ Marshall L. Stewart                           on November 6, 2000
-------------------------------------------------
Marshall L. Stewart, Director


/s/ Daryl Meddings                                on November 6, 2000
-------------------------------------------------
Daryl Meddings, Director